UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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SLEEP NUMBER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders,

As a purpose driven company in the health and wellness space, we have improved more than 12 million lives to date. The dedication to our mission of improving lives by individualizing sleep experiences and our unparalleled innovation, supported by our long-term investments, is propelling superior, sustainable growth and profitability.

Track Record of Performance

Our consumer innovation strategy and multi-year focus on three performance drivers – growing consumer demand, increasing business leverage and deploying capital efficiently – has produced exceptional long-term results. For the four-year period ended December 28, 2019, Sleep Number has delivered compound annual growth rates of 9% in net sales, 9% in EBITDA and 29% in EPS. Our return on invested capital has grown 660 basis points. These results are reflected in our 85% five-year total shareholder return through December 28, 2019.

We delivered top-decile results in 2019, including an 11% increase in net sales to $1.7 billion, a 21% rise in net operating profit, 41% growth in earnings per diluted share to $2.70, 44% growth in operating cash flows to $189 million, and a 17.8% return on invested capital.

To achieve these exceptional results, we deliberately maintain a long-term perspective. What really matters is our:

●	long-term record of continuous advancement which broadens our relevance to consumers,

●	strategic consistency through short-term disruptions, and

●	resulting top-tier financial performance over time.

We have accomplished this through the clarity of our differentiated strategy, investments that strengthen our competitive advantages, our inclusive culture and highly engaged team, guided by our company’s values of passion, integrity, innovation, courage and teamwork. Our management and Board’s dedication to our purpose, responsible corporate citizenship and long-term superior shareholder returns is unwavering.

Sustainable Competitive

This level of resolve and resourcefulness, combined with life-changing proprietary innovations and an advantaged vertically integrated business model with digital at the core, is necessary to navigate complex and difficult challenges. These advantages are especially important when faced with unprecedented situations like the COVID-19 pandemic. We entered this period of disruption from a position of competitive and financial strength, with solid business fundamentals, exciting innovations and in the midst of our seventh consecutive quarter of double-digit demand growth. Yet, the environment has dramatically and rapidly changed and is redefining how we will all live and work in the future.

 1

We intend to be part of the solution, as we deliver effortless, proven-quality sleep and relevant health and well-being insights. We’ve awakened society to the importance of sleep. The U.S. Centers for Disease Control and Prevention has declared sleep disorders a public health epidemic. One in three adults suffer from a lack of adequate sleep. As a company with purpose, we are taking on big challenges like sleep deprivation. Based on our proprietary research and analysis of more than 25 million sleep sessions, sleepers who routinely use their 360® smart bed features, including SleepIQ® technology, can improve quality sleep by over 15 minutes each night. This matters, because studies have shown that even 15 minutes more quality sleep per night can increase a body’s ability to prevent a cold, stave off weight gain, and enhance productivity. We are committed to making quality sleep the new badge of honor for society.

We have five integrated competitive advantages that drive consumer demand: proprietary sleep innovations, life-long customer relationships, longitudinal data, multi-channel brand communications and exclusive, direct-to-consumer distribution.

Earlier this year at CES, the largest consumer innovation event in the world, we unveiled our next generation of 360 smart beds, which were honored with 12 awards including the Best of Innovation in the Smart Home category. We expect to begin introducing our new 360 smart bed portfolio this year with advanced SleepIQ capabilities that include monthly wellness reports, sleep circadian rhythm insights and heart rate variability measurement.

We will continue to evolve our Sleep Number 360® smart bed at a pace that keeps consumers highly engaged with our brand. Our customers’ daily engagement with our brand, via SleepIQ technology, reinforces their sleep quality with their SleepIQ® score and other personalized insights. Our life-long relationship with customers is strengthened through our ability to link smart sleep to individualized health and wellness.

We recently entered into an extensive collaboration with the Mayo Clinic, the nation’s number one hospital, to advance sleep science and cardiovascular medicine, demonstrating the value of our longitudinal data and the efficacy of our smart beds. By providing our unparalleled sleep knowledge and technology to world-class clinicians and researchers, we’re poised to make meaningful advancements to the science of sleep and health.

We are also realizing operational and financial benefits from our culture of innovation and continuous improvement. We are driving business leverage through multi-year strategic investments in technology and automation that support our growth, evolution of our supply chain and logistics network, and total quality initiatives. In combination, these efforts are improving our quality, reliability and efficiency, delivering margin expansion and an enhanced customer experience.

 2

Purpose Driven, Performance Led

By prioritizing investments in our near- and long-term growth drivers, we will continue to demonstrate competitive resilience as we pursue sustainable profitable growth. Additionally, our competitive advantages, vertically integrated business model – and most importantly, our purpose – will strengthen our leadership position in sleep and help us deliver superior shareholder returns over time.

Sleep well, dream big,

Shelly Ibach

Sleep Number® setting 40, average SleepIQ® score of 82

President and Chief Executive Officer

 3

1001 Third Avenue South

Minneapolis, Minnesota 55404

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 13, 2020

TO THE SHAREHOLDERS OF SLEEP NUMBER CORPORATION:

Sleep Number Corporation will hold its Annual Meeting of Shareholders at 8:30 a.m. Central Time on Wednesday, May 13, 2020. The meeting will be conducted completely as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/SNBR2020. The purposes of the meeting are to:

1.	Elect three persons to serve as Directors for three-year terms;

2.	Approve the Sleep Number Corporation 2020 Equity Incentive Plan;

3.	Cast an advisory vote to approve executive compensation; and

4.	Cast an advisory vote to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2020 fiscal year ending January 2, 2021.

Shareholders of record at the close of business on March 18, 2020 will be entitled to vote at the meeting and any adjournments thereof. Your vote is important. Please be sure to vote your shares in favor of the Board of Directors’ recommendations in time for our May 13, 2020 meeting date. Your attention is directed to the Proxy Statement for a more complete statement of the matters to be considered at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON MAY 13, 2020: The Proxy Statement and Annual Report for the year ended December 28, 2019 and related materials are available at http://ir.sleepnumber.com.

These materials were first sent or made available to our shareholders on March 31, 2020.

By Order of the Board of Directors,

Samuel R. Hellfeld
Senior Vice President,
Chief Legal and Risk Officer and Secretary

Minneapolis, Minnesota March 31, 2020

As used in this Proxy Statement, the terms “we,” “us,” “our,” the “company” and “Sleep Number” mean Sleep Number Corporation and its subsidiaries and the term “common stock” means our common stock, par value $0.01 per share.

i

1001 Third Avenue South

Minneapolis, Minnesota 55404

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

May 13, 2020

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING AND VOTING

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sleep Number Corporation for use at the 2020 Annual Meeting of Shareholders.

When is the Annual Meeting and how can I attend?

The Annual Meeting will be held at 8:30 a.m. Central Time on May 13, 2020. The meeting will be conducted completely as a virtual meeting via the Internet. Shareholders may attend the meeting and submit questions electronically during the meeting via live webcast by visiting the virtual meeting platform at www.virtualshareholdermeeting.com/SNBR2020. Shareholders will need the 16-digit control number included in Notice of Internet Availability of Proxy Materials, on the proxy card, or in the instructions that accompanied the proxy materials to enter the Annual Meeting. Shareholders may log into the virtual meeting platform beginning at 8:15 a.m. Central Time on May 13, 2020. The meeting will begin promptly at 8:30 a.m. Central Time on May 13, 2020. We are monitoring developments regarding COVID-19 and preparing in the event any modifications to our Annual Meeting are necessary or appropriate. If we determine to make any change to the date, time or procedures of our Annual Meeting, we will announce such changes in advance on our website http://ir.sleepnumber.com.

What if I have technical difficulties during the meeting or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

Who is entitled to vote?

Shareholders of record at the close of business on March 18, 2020 (the “Record Date”) are entitled to vote at the meeting. As of the Record Date, there were 27,361,658 shares of common stock outstanding. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting. Shareholders do not have cumulative voting rights.

What is the difference between “Shareholders of Record” and “Beneficial Owners”?

If your shares are registered in your name in the records maintained by our stock transfer agent, you are a “Shareholder of Record.” If you are a Shareholder of Record, notice of the meeting was sent directly to you.

If your shares are held in the name of your bank, broker, nominee or other holder of record, your shares are held in “street name” and you are considered the “Beneficial Owner.” Notice of the meeting has been forwarded to you by your bank, broker, nominee or other holder of record, who is considered, with respect to those shares, the Shareholder of Record. As the Beneficial Owner, you have the right to direct your bank, broker, nominee or other holder of record how to vote your shares by using the voting instructions you received.

If you are a Beneficial Owner and you do not give instructions to the organization holding your shares, then that organization cannot vote your shares and the shares held by that organization will not be considered as present and will not be entitled to vote on any matter to be considered at the Annual Meeting.

How can I receive proxy materials?

We are furnishing proxy materials to our shareholders primarily via the Internet. On or about March 31, 2020, we will begin mailing to certain of our shareholders a Notice of Internet Availability of Proxy Materials (the “Shareholder Notice”), which includes instructions on (i) how to access our Proxy Statement and Annual Report on the Internet, (ii) how to request that a printed copy of these proxy materials be forwarded to you, and (iii) how to vote your shares. If you receive the Shareholder Notice, you will not receive a printed copy of the proxy materials unless you request a printed copy by following the instructions in the Shareholder Notice. All other shareholders will be sent the proxy materials by mail beginning on or about March 31, 2020.

Requests for printed copies of the proxy materials can be made by Internet at http://www.proxyvote.com, by telephone at 1-800-579-1639 or by email at sendmaterial@proxyvote.com by sending a blank email with your control number in the subject line.

What does it mean if I receive more than one proxy card or Shareholder Notice?

If you received more than one proxy card or Shareholder Notice, it generally means you hold shares registered in more than one account and you should vote once for each proxy card or Shareholder Notice that you receive. If you received a paper copy of the Proxy Statement and you choose to vote by mail, sign and return each proxy card. If you choose to vote by Internet or telephone, vote once for each proxy card and/or Shareholder Notice you receive.

What are shareholders being asked to vote on?

There are three items to be voted on at the meeting:

●	The election of three persons to serve as Directors for three-year terms;

●	Approve the Sleep Number Corporation 2020 Equity Incentive Plan;

●	An advisory vote to approve executive compensation; and

●	An advisory vote to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021.

What are my voting choices?

For proposal 1, the election of Directors, you may:

●	Vote in favor of all nominees;

●	Vote in favor of specific nominees and withhold a favorable vote for specific nominees; or

●	Withhold authority to vote for all nominees.

For each of proposal 2 (approval of the Sleep Number Corporation 2020 Equity Incentive Plan), proposal 3 (the advisory vote to approve executive compensation) and proposal 4 (the advisory vote to ratify the selection of independent auditors) you may:

●	Vote in favor of the proposal;

●	Vote against the proposal; or

●	Abstain from voting on the proposal.

How does the Board recommend that I vote?

Sleep Number’s Board unanimously recommends that you vote your shares:

●	“For” the election of each of the nominees for Director nominated herein by the Board of Sleep Number;

●	“For” approval of the Sleep Number Corporation 2020 Equity Incentive Plan;

●	“For” the advisory vote to approve executive compensation; and

●	“For” the advisory vote to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021.

How are votes counted?

If you are a Shareholder of Record and grant a proxy by telephone or Internet without voting instructions, or sign and submit your proxy card without voting instructions, your shares will be voted “For” each Director nominee and “For” each of the other proposals outlined above in accordance with the recommendations of the Board.

Proxies marked “Withhold” on proposal 1 (election of Directors), or “Abstain” on proposal 2 (approval of the Sleep Number Corporation 2020 Equity Incentive Plan), proposal 3 (the advisory vote to approve executive compensation) or proposal 4 (the advisory vote to ratify the selection of independent auditors), will be counted in determining the total number of shares entitled to vote on such proposals and will have the effect of a vote “Against” a Director or a proposal.

If you are a Beneficial Owner and hold your shares in “street name,” such as through a bank, broker or other nominee, you generally cannot vote your shares directly and must instead instruct the broker how to vote your shares using the voting instruction form provided by the broker.

What is a Broker Non-Vote?

If a Beneficial Owner does not provide timely instructions, the broker will not have the authority to vote on any non-routine proposals at the Annual Meeting, which includes proposals 1, 2 and 3. Brokers will have discretionary authority to vote on proposal 4 because the ratification of the appointment of independent auditors is considered a routine matter. If the broker votes on proposal 4 (the advisory vote to ratify the selection of independent auditors) but does not vote on another proposal because the broker does not have discretionary voting authority and has not received instructions from the Beneficial Owner, this results in a “broker non-vote” with respect to such other proposal(s).

Broker non-votes on a matter may be counted as present for purposes of establishing a quorum for the meeting but are not considered entitled to vote on that particular matter. Consequently, broker non-votes generally will have no effect on the outcome of the matter. However, if and to the extent that broker non-votes are required to establish the presence of a quorum at the Annual Meeting, then any broker non-votes will have the same effect as a vote “Withheld” or “Against” any matter that requires approval of a majority of the minimum number of shares required to constitute a quorum for the transaction of business at the Annual Meeting.

What is the vote required to approve each proposal?

Assuming that a quorum is present to vote on each of the proposals, proposals 1, 2, 3 and 4 will require the affirmative vote of holders of a majority of the shares represented and entitled to vote in person or by proxy on such action.

Please note that each of proposals 3 and 4 are “advisory” votes, meaning that the shareholder votes on these items are for purposes of enabling shareholders to express their point of view or preference on these proposals, but are not binding on the company or its Board of Directors and do not require the company or its Board of Directors to take any particular action in response to the shareholder vote. The Board intends to consider fully the votes of our shareholders in the context of any further action with respect to these proposals.

What constitutes a “quorum,” or how many shares are required to be present to conduct business at the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote (i.e., at least 13,680,830 shares) will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of common stock represented by a properly signed and returned proxy card or properly voted by telephone or via the Internet will be counted as shares represented and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions and withhold votes (or is left blank) or reflects a “broker non-vote” on a matter.

How do I vote my shares?

If you are a Shareholder of Record as of the record date, you can vote your shares in any of the following ways:

●	Over the telephone by calling the toll-free number on the proxy card;

●	Over the Internet by following the instructions on the proxy card;

●	Through the mail – if you received a paper copy of the Proxy Statement, you may vote by mail by signing, dating and mailing your proxy card in the envelope provided to be received by no later than May 11, 2020; or

●	Over the Internet during the 2020 annual meeting by going to www.virtualshareholdermeeting.com/SNBR2020 and using your 16-digit control number (included on the Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials).

The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly.

If you are a Beneficial Owner of shares held in “street name,” you must vote your shares in the manner prescribed by your bank, broker or other nominee. Your bank, broker or other nominee has provided notice by email or a printed voting instruction card for you to use in directing the bank, broker or nominee how to vote your shares. Telephone and Internet voting are also encouraged for Beneficial Owners who hold their shares in street name.

Beneficial Owners should be aware that brokers are not permitted to vote shares on non-routine matters, including the election of Directors or matters related to equity compensation plans or executive compensation, without instructions from the Beneficial Owner. As a result, brokers are not permitted to vote shares on proposal 1 (election of Directors), proposal 2 (approval of the Sleep Number Corporation 2020 Equity Incentive Plan) or proposal 3 (the advisory vote to approve executive compensation) without instructions from the Beneficial Owner. Therefore, Beneficial Owners are advised that if they do not timely provide instructions to their bank, broker or other holder of record with respect to proposals 1, 2 or 3, their shares will not be voted in connection with any such proposal for which they do not provide instructions. Proposal 4 (the advisory vote to ratify the selection of independent auditors) is considered a routine matter and, as such, brokers will still be able to vote shares held in brokerage accounts with respect to proposal 4, even if they do not receive instructions from the Beneficial Owner.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares in time for our May 13, 2020 meeting date.

May I revoke a proxy and change my vote?

Yes. Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:

●	Delivering written notice of revocation to the corporate Secretary before 6:00 p.m., Eastern Daylight Time, on May 11, 2020;

●	Submitting to the corporate Secretary before 6:00 p.m., Eastern Daylight Time, on May 11, 2020, a properly signed proxy card bearing a later date than the prior proxy card;

●	Voting again by Internet or telephone before 11:59 p.m., Eastern Daylight Time, on May 12, 2020; or

●	Participating in the Annual Meeting and voting your shares electronically during the Annual Meeting. Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request.

Can I receive future proxy materials electronically?

Yes. If you are a Shareholder of Record and you received a paper copy of the proxy materials, you may elect to receive future Proxy Statements and annual reports online as described in the next paragraph. If you elect this feature, you will receive an email message notifying you when the materials are available, along with a web address for viewing the materials. If you received this Proxy Statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future.

Whether you are a Shareholder of Record or a Beneficial Owner holding shares through a bank or broker, you can enroll for future electronic delivery of Proxy Statements and Annual Reports by following these steps:

●	Go to our website at www.sleepnumber.com;

●	In the Investor Relations section, click on Electronic Fulfillment;

●	Click on the check-marked box next to the statement “Shareholders can register for electronic delivery of proxy-related materials.”; and

●	Follow the prompts to submit your request to receive proxy materials electronically.

You may view this year’s proxy materials at www.proxyvote.com. Generally, banks and brokers offering this choice require that shareholders vote through the Internet in order to enroll. Beneficial Owners whose bank or broker is not included in this website are encouraged to contact their bank or broker and ask about the availability of electronic delivery. As is customary with Internet usage, the user must pay all access fees.

What are the costs and benefits of electronic delivery of Annual Meeting materials?

There is no cost to you for electronic delivery of annual meeting materials. You may incur the usual expenses associated with Internet access as charged by your Internet service provider. Electronic delivery ensures quicker delivery, allows you to view or print the materials at your computer and makes it convenient to vote your shares online. Electronic delivery also conserves natural resources and saves the company printing, postage and processing costs.

Who bears the proxy solicitation costs?

The proxies being solicited hereby are being solicited by the Board of Directors of the company. The cost of preparing and mailing the notice of Annual Meeting, this Proxy Statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the Board of Directors will be borne by the company. The company may solicit proxies by mail, Internet (including by email, Twitter, the use of our investor relations website and other online channels of communication), telephone, facsimile and other electronic channels of communication, town hall meetings, personal interviews, press releases, and press interviews. Our Directors, officers and regular team members may, without compensation other than their regular compensation and the reimbursement of expenses, solicit proxies by telephone or personal conversation. In addition, we may reimburse brokerage firms and others for their reasonable and documented expenses incurred in connection with forwarding proxy materials to the Beneficial Owners of our common stock.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial ownership of Sleep Number common stock as of February 22, 2020 (unless another date is indicated) by (a) each Director, each nominee for Director recommended by our Board and each executive officer named in the Summary Compensation Table on page 51 of this Proxy Statement, (b) all Directors and executive officers as a group and (c) each person known by us to be the Beneficial Owner of more than 5% of Sleep Number common stock.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)	Percent of Class
Common Stock	Daniel I. Alegre	29,826	*
Common Stock	Melissa Barra	86,552	*
Common Stock	Andrea L. Bloomquist	78,237	*
Common Stock	David R. Callen	79,767	*
Common Stock	Stephen L. Gulis, Jr. (4)	79,484	*
Common Stock	Michael J. Harrison (4)	52,296	*
Common Stock	Julie M. Howard (6)	---	*
Common Stock	Shelly R. Ibach	496,876	1.8%
Common Stock	Deborah L. Kilpatrick, Ph.D.	7,745	*
Common Stock	Suresh Krishna	95,922	*
Common Stock	Brenda J. Lauderback (4)	47,786	*
Common Stock	Barbara R. Matas (4)	24,011	*
Common Stock	Kathleen L. Nedorostek (4)	50,897	*
Common Stock	Michael A. Peel (4)	115,509	*
Common Stock	Jean-Michel Valette	236,347	*
Common Stock	All directors and executive officers as a group (20 persons) (5)	1,713,794	6.0%
Common Stock	BlackRock, Inc. (7) 55 East 52nd Street New York, New York 10055	4,232,510	15.3%
Common Stock	Disciplined Growth Investors, Inc. (8) 150 South Fifth Street, Suite 2550 Minneapolis, Minnesota 55402	3,584,720	13.0%
Common Stock	The Vanguard Group, Inc. (9) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,985,373	10.8%

Common Stock	Dimensional Fund Advisors LP (10) 6300 Bee Cave Road, Building One Austin, Texas 78746	1,597,857	5.8%
Common Stock	Vulcan Value Partners, LLC (11) 2801 Highway 280 South, Suite 300 Birmingham, Alabama 35223	1,595,206	5.8%
Common Stock	AllianceBernstein L.P. (12) 1345 Avenue of the Americas New York, New York 10105	1,454,167	5.3%

* Less than 1% of the outstanding shares.

(1)	The business address for each of the Directors and executive officers of the company is c/o Sleep Number Corporation, 1001 Third Avenue South, Minneapolis, Minnesota 55404.

(2)	The shares shown include the following shares that Directors and executive officers have the right to acquire within 60 days through the exercise of stock options: Mr. Alegre, 13,522; Ms. Barra, 37,204; Ms. Bloomquist, 8,596; Mr. Callen, 24,262; Mr. Gulis, 9,902; Mr. Harrison, 16,991; Ms. Ibach, 285,948; Ms. Kilpatrick, 2,165; Mr. Krishna, 23,708; Ms. Lauderback, 19,397; Ms. Matas, 6,287; Ms. Nedorostek, 19,397; Mr. Peel, 19,397; and Mr. Valette, 13,901.

(3)	The shares shown include the following shares that executive officers have the right to acquire within 60 days through the vesting of performance restricted stock units: Ms. Barra, 13,152; Ms. Bloomquist, 19,224; Mr. Callen, 19,224; Ms. Ibach, 89,051; and Mr. Krishna, 19,224.

(4)	The Amended and Restated 2010 Omnibus Plan (the “2010 Plan”) permits non-employee Directors to receive Director fees in the form of common stock in lieu of cash, and to defer receipt of such shares. In addition, the 2010 Plan permits non-employee Directors to defer receipt of shares of the company’s common stock under an Incentive Award granted under the 2010 Plan (referred to as Restricted Stock Units or RSUs). The Directors are entitled to the deferred shares and fully-vested RSUs until the earlier of an elected date or separation of service from the company. Mr. Gulis’ amount includes 49,746 shares that were deferred in lieu of Director fees and 19,836 RSUs that were deferred. Mr. Harrison’s amount includes 3,020 RSUs that were deferred. Ms. Lauderback’s amount includes 11,951 RSUs that were deferred. Ms. Matas’ amount includes 9,305 shares that were deferred in lieu of Director fees and 5,200 RSUs that were deferred. Ms. Nedorostek’s amount includes 16,664 shares that were deferred in lieu of Director fees. Mr. Peel’s amount includes 13,625 RSUs that were deferred.

(5)	Includes an aggregate of 561,893 shares that Directors and executive officers as a group have the right to acquire within 60 days through the exercise of stock options. Includes an aggregate of 205,205 shares held under performance restricted stock units that have not vested and 582 shares that Directors and executive officers as a group have the right to acquire within 60 days through the vesting of restricted stock units. Also includes 75,715 shares that were deferred by non-employee Directors in lieu of Director fees and 141,183 RSUs that were deferred by executive officers and non-employee Directors.

(6)	Ms. Howard is a nominee for election to the Board of Directors at the Annual Meeting of Shareholders on May 13, 2020.

(7)	BlackRock, Inc. reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2020 that as of December 31, 2019 it beneficially owned 4,232,510 shares of Common Stock of Sleep Number Corporation, had sole power to vote or to direct the vote with respect to 4,176,362 shares and sole dispositive power with respect to 4,232,510 shares.

(8)	Disciplined Growth Investors, Inc. reported in a Schedule 13F filed with the Securities and Exchange Commission on February 14, 2020 that as of December 31, 2019 it beneficially owned 3,584,720 shares of Common Stock of Sleep Number Corporation, had sole dispositive power with respect to 3,584,720 shares, sole power to vote or to direct the vote with respect to 2,966,643 shares and no voting power with respect to 618,077 shares.

(9)	The Vanguard Group, Inc. reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2020 that as of December 31, 2019 it beneficially owned 2,985,373 shares of Common Stock of Sleep Number Corporation, had sole power to vote or to direct the vote with respect to 57,141 shares, shared power to vote or to direct the vote with respect to 5,830 shares, shared dispositive power with respect to 58,542 shares and sole dispositive power with respect to 2,926,831 shares.

(10)	Dimensional Fund Advisors LP reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 21, 2020 that as of December 31, 2019 it beneficially owned 1,597,857 shares of Common Stock of Sleep Number Corporation, had sole power to vote or to direct the vote with respect to 1,483,551 shares and sole dispositive power with respect to 1,597,857 shares.

(11)	Vulcan Value Partners, LLC reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2020 that as of December 31, 2019 it beneficially owned 1,595,206 shares of Common Stock of Sleep Number Corporation, had sole power to vote or to direct the vote with respect to 1,563,984 shares and sole dispositive power with respect to 1,595,206 shares.

(12)	AllianceBernstein L.P. reported in a Schedule 13G filed with the Securities and Exchange Commission on February 18, 2020 that as of December 31, 2019 it beneficially owned 1,454,167 shares of Common Stock of Sleep Number Corporation, had sole power to vote or to direct the vote with respect to 1,363,328 shares, shared dispositive power with respect to 32,250 shares and sole dispositive power with respect to 1,421,917 shares.

ELECTION OF DIRECTORS

(Proposal 1)

Nomination

Article XIV of our Third Restated Articles of Incorporation provides that the number of Directors must be at least one but not more than 12 and must be divided into three classes as nearly equal in number as possible. The exact number of Directors is determined from time-to-time by the Board of Directors. The term of each class is three years and the term of one class expires each year in rotation.

Immediately prior to the 2020 Annual Meeting, our Board will consist of 10 members, two of which will be up for election at the 2020 Annual Meeting. The Board has nominated Julie M. Howard, Kathleen L. Nedorostek and Jean-Michel Valette for election to the Board, each for a term of three years expiring at the 2023 Annual Meeting, or until their successors are elected and qualified. Ms. Howard, Ms. Nedorostek and Mr. Valette have each consented to being named as a nominee in this Proxy Statement and to serve as a Director if elected. Ms. Nedorostek has served on our Board since 2011, and Mr. Valette has served on our Board since 1994. If elected, Ms. Howard will be a new independent Director on our Board. Ms. Howard was identified as a potential Board candidate by a third-party search firm in response to specifications set by the Corporate Governance and Nominating Committee.

Vote Required

The election of each nominee for Director requires the affirmative vote of a majority of the shares represented and entitled to vote on the election of Directors at the Annual Meeting. Any broker non-votes on the election of each nominee for Director will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether the Director has been elected.

Board Recommendation

The Board recommends a vote “For” the election of each of Ms. Howard, Ms. Nedorostek and Mr. Valette. In the absence of other instructions, properly signed and delivered proxies will be voted “For” the election of each of these nominees.

If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for such fewer number of nominees as results from the inability of any such nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information about the Board’s Nominees and Other Directors

The following table provides information as of the date of this Proxy Statement about each individual serving as a Director of our company and each individual nominated by the Board to serve as a Director. Each Director or Nominee has furnished the information included below that relates to his or her respective age, principal occupation and business experience, as well as the names of other boards on which he or she currently serves as a Director or has served in the past. In addition, the table below highlights the relevant experience, qualifications, attributes and skills that led our Board to conclude that each Director or nominee is qualified to serve as a Director of our company.

Name and Age of Nominee and/or Director	Principal Occupation, Business Experience and Directorships of Other Companies	Director Since
Nominees for election this year to three-year terms expiring in 2023
Julie M. Howard Age 57

Occupation: Former Chief Executive Officer of Navigant Consulting, Inc. (“Navigant”), a specialized global professional services firm, from March 2012 to October 2019; Former Chairman of the Board of Navigant from May 2014 to October 2019; Previous leadership positions with Navigant include President (2006-2012), Chief Operating Officer (2003-2006) and Chief Human Capital Officer (2000-2003).

Qualifications: Ms. Howard provides our Board with significant strategic, financial and global expertise from her tenure as Chief Executive Officer and the other positions she held at Navigant. Ms. Howard also brings important board leadership and corporate governance experience from serving as the Chairman of the Board of Navigant and on other public company boards and their respective committees.

Other Public Company Boards:

Current: InnerWorkings, Inc.
               ManpowerGroup, Inc.

Prior:      Kemper Corporation
               Navigant Consulting, Inc.

Kathleen L. Nedorostek Age 67

Occupation: Former Global CEO of Nine West Group, a division of Nine West Holdings, Inc., a leading global designer, marketer and wholesaler of brands in apparel, footwear and accessories from April 2014 to September 2014; Group President, Global Footwear and Accessories at The Jones Group from October 2012 until April 2014; President of the North American Wholesale and Global Licensing divisions of Coach Inc. from 2003 to 2012.

Qualifications: Ms. Nedorostek provides our Board with significant experience leading high-end, multi-national branded consumer products companies with both manufacturing and retail operations. Her experience includes strategic planning for global businesses, P&L oversight, organizational strategy and change management, product design, global licensing and distribution, brand marketing and real estate.

2011
Jean-Michel Valette Age 59

Occupation: Chairman of our Board since May 2010; Independent adviser to branded consumer companies; Currently serves as Lead Director of The Boston Beer Company and as a Director of Intertek Group plc; Served as Chairman of the Board of Directors of Peet’s Coffee and Tea, Inc. from January 2004 to October 2012; Also served as non-executive Chairman of the Robert Mondavi Winery from April 2005 to October 2006 and was its Managing Director from October 2004 to April 2005; Head of Branded Consumer Equity Research and Branded Consumer Venture Capital Investments at Hambrecht & Quist LLC, an investment banking firm, during the 1980s and 1990s.

Qualifications: Mr. Valette provides our Board with significant, relevant leadership and a proven track record of significant long-term shareholder value creation with multiple successful branded consumer growth companies as well as valuable perspective in guiding the company on strategy, financial performance and corporate governance practices.

Other Public Company Boards:

Current: Lead Director of The Boston Beer Company

               Non-Executive Director, Intertek Group plc

Prior:      Peet’s Coffee and Tea, Inc.

1994

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE

Director not standing for election this year whose term expires in 2020:
Michael A. Peel Age 70

Occupation: Currently is Managing Partner of his own consulting firm (Peel Global Advisory, LLC), while also serving as Senior Advisor to three private equity firms and to the leadership advisory firm ghSMART & Associates. From 2008 through 2017, Mr. Peel was on the senior leadership team of Yale University serving as its Chief Human Resources and Administration Officer; Prior to joining Yale University, Mr. Peel spent 17 years at General Mills, Inc., a global consumer products company, initially serving as Senior Vice President of Worldwide Human Resources and later as Executive Vice President of Human Resources and Global Business Services; Earlier in his career, Mr. Peel spent 14 years at PepsiCo, Inc., including serving as Chief Human Resources Officer for two of the corporation’s largest operating divisions, PepsiCo Worldwide Foods and Pepsi-Cola Bottling Group.

Qualifications: Mr. Peel is a widely recognized Human Resources expert with extensive experience in large, consumer-oriented and publicly traded companies. He has extensive international operating and merger/acquisition/joint venture experience. He provides our Board with senior level perspective on organizational effectiveness, talent development, change management, succession planning, and executive compensation.

Other Public Company Boards:

Current: Pier 1 Imports, Inc.

2003
Directors not standing for election this year whose terms expire in 2021:
Daniel I. Alegre Age 51	Occupation: President and Chief Operating Officer of Activision Blizzard, Inc., a leading interactive entertainment company, effective April 2020; Held various roles at Google, Inc. from 2004 to March 2020, including President of Google Retail, Shopping and Payments, President of Global Partnerships, as well as President of Asia Pacific and Japan, overseeing all regional operations, and Vice President of Latin American and Asia Pacific Business Development; Previously, Mr. Alegre was Vice President at Bertelsmann, responsible for business development of its ecommerce division.	2013

Qualifications: Mr. Alegre provides our Board with valuable insight into mobile and technology platforms, digital brand building and advertising, and e-commerce deployment and strategy, as well as extensive leadership in global operations and expansion, partner management and business development in technology and mass media industries.

Stephen L. Gulis, Jr. Age 62

Occupation: Retired Executive Vice President and President of Global Operations for Wolverine World Wide, Inc. (WWW), a global marketer of branded footwear, apparel and accessories, a position he held from October 2007 until July 2008; Executive Vice President, CFO and Treasurer of WWW from April 1996 until October 2007.

Qualifications: Mr. Gulis provides our Board with extensive experience as a senior executive of a publicly traded consumer products company, including as a chief financial officer and treasurer with responsibility for capital stewardship and cash management, significant M&A activity and broad oversight of financial reporting and controls. Mr. Gulis also brings expertise in risk management, implementation of enterprise technology platforms, global operations, human resources and product sourcing and quality directives.

Other Public Company Boards:

Current: Independent Bank Corporation

2005
Brenda J. Lauderback Age 69	Occupation: Former President of the Retail and Wholesale Group for the Nine West Group, Inc., a designer and marketer of women’s footwear and accessories, from May 1995 until January 1998; Previous roles include President of Wholesale and Manufacturing for US Shoe Corporation and more than 18 years in senior merchandising roles at the Department Store Division of Target Corporation.	2004

Qualifications: Ms. Lauderback provides our Board extensive leadership in merchandising, marketing, product development and design and manufacturing at prominent national wholesale and retail companies. Her breadth of experience as a Director on several other publicly traded company boards also provides our Board with significant insight into leading practices in executive compensation and corporate governance. Ms. Lauderback is a National Association of Corporate Directors (NACD) Board Leadership Fellow, having completed NACD’s comprehensive program of study for Directors and corporate governance professionals. She supplements her skill sets through ongoing engagement with the Director community, and access to leading practices. Ms. Lauderback was selected as one of the top 100 Directors by NACD in 2017.

Other Public Company Boards:

Current: Denny’s Corporation and
                Wolverine World Wide, Inc.

Prior:       Big Lots, Inc.,

                Louisiana-Pacific Corporation,

                Irwin Financial Corporation,

                Jostens Corporation

Directors not standing for election this year whose terms expire in 2022:
Michael J. Harrison Age 59

Occupation: Mr. Harrison is an independent advisor to consumer brand companies. Since January 2020, he has served as Non-Executive Chairman of Seasalt Holdings, Ltd., a UK-based designer and retailer of apparel and accessories. Since January 2016, he has served on the board of OOFOS, a leader in the emerging category of recovery footwear for athletes, where he was previously Interim CEO from March 2014-May 2015. From August 2016 to January 2017, Mr. Harrison served as President & Chief Operating Officer of Grand Circle Corporation, a leader in overseas small group travel serving Americans aged 50 and older. From 2014-2016, Mr. Harrison served on the board of Totes Isotoner, a leading marketer of umbrellas, gloves, rainwear, slippers and other weather-related accessories. From 2003 through 2012, Mr. Harrison served in a variety of executive positions for Timberland, a leading brand of outdoor footwear, apparel and gear, including as the Chief Brand Officer from 2009-2012, as co-President from 2007-2009, as Senior Vice President of Worldwide Sales and Marketing from 2005-2007, and as Senior Vice President International from 2003-2005. Prior to joining Timberland, Mr. Harrison served in various marketing, operations and general management capacities with Procter & Gamble-in Europe, U.S., Australia and Asia, including as President of Max Factor KK (Japan) and Vice President of Western Europe Cosmetics & Skin Care products.

2011

Qualifications: Mr. Harrison brings 30 years of business acumen to our Board from his senior executive experience in marketing, product design and development, retailing and international management with leading consumer brands.

Other Company Boards (privately held):

Current: OOFOS, Inc.
               Seasalt Holdings, Ltd.

Prior:      Totes/Isotoner Corporation

Shelly R. Ibach Age 60

Occupation: President and Chief Executive Officer of Sleep Number Corporation since June 2012; Executive Vice President and Chief Operating Officer from June 2011 to June 2012; Executive Vice President, Sales & Merchandising from October 2008 to June 2011; Previously held various senior executive operations and merchandising roles at Macy’s, Inc. and the Department Store Division at Target Corporation for more than 25 years.

Qualifications: Ms. Ibach brings leadership, experience and perspective as Sleep Number’s President and CEO along with a dedication to sustainable, long-term growth and shareholder value. Ms. Ibach brings an intimate knowledge of our customer, culture, strategy, product, marketing, technology, operations and competitive environment gained during thirteen years in executive management with the company. Ms. Ibach also brings more than two decades of retail experience with P&L oversight, brand and product development and customer-focused leadership experience with prominent national retailers.

2012

Deborah L. Kilpatrick, Ph.D. Age 52

Occupation: Chief Executive Officer of Evidation Health, Inc., a digital health company, since 2014; Currently on the board of directors for nonprofit The Task Force for Global Health and for privately held women’s health biotechnology company NextGen Jane; Vice President of Market Development and Chief Commercial Officer of CardioDx, a genomic diagnostics company from 2006 to 2014 with responsibility for sales, marketing, and reimbursement from insurers; Held multiple leadership roles at Guidant Corporation, a medical device company, from 1998 to 2006 (acquired by Boston Scientific), including Research Fellow, Director of R&D, and Director of New Ventures in the Vascular Intervention Division; Serves on the College of Engineering Advisory Boards for Georgia Tech and the California Polytechnic State University, and is a Fellow of the American Institute of Medical and Biological Engineering; Holds multiple patents in medical device technologies and drug delivery devices; Advises multiple venture capital funds and privately-held startup companies in the digital health sectors.

Qualifications: Ms. Kilpatrick brings to our Board substantial expertise and experience in the development and commercialization of medical devices and digital health products, and a track record of successful product innovation to transform health care with big data in the genomic and digital era. With her deep understanding of digital health opportunities and passion for our sleep innovations, Ms. Kilpatrick’s appointment to our Board supports our strategy of improving lives through individualizing sleep experiences and advancement of our SleepIQ technology platform.

Other Company Boards (privately held):

Current: Evidation Health, Inc.

               NextGen Jane, Inc.

2018

Barbara R. Matas Age 60

Occupation:  Former Managing Director and Chairman, Leveraged Finance, Citigroup Global Markets, Inc. from 2013 to 2016, and co-head from 2006 to 2013; From 1985 to 2006 Ms. Matas held various leadership positions in leveraged finance and high yield capital markets at Citicorp, Salomon Brothers and Citigroup; Ms. Matas began her career as an auditor at Touche Ross & Co.

Qualifications:  Ms. Matas brings to our board substantial expertise in capital structure and financial strategy gained through more than 30 years of professional experience in advising boards and management teams on capital markets, capital structure and risk assessment and management.

Other Public Company Boards:

Current:  Apollo Investment Corporation

               BRP Group (Baldwin Risk Partners)

2016

After serving 17 years as a Sleep Number Director, Michael A. Peel will retire from the Board when his current term expires at the 2020 Annual Meeting of Shareholders.  The company sincerely thanks Mr. Peel for his service, dedication and leadership during his tenure as a member of the Board.

Corporate Governance

Information about the Board of Directors and its Committees

The Board of Directors has determined that each of the following Directors who served as a member of our Board during any part of fiscal 2019 is an “independent Director” as defined by applicable rules of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission (“SEC”):

Daniel I. Alegre	Stephen L. Gulis, Jr.	Michael J. Harrison
Deborah L. Kilpatrick, Ph.D.	Brenda J. Lauderback	Barbara R. Matas
Kathleen L. Nedorostek	Vicki A. O’Meara	Michael A. Peel
Jean-Michel Valette

The Board maintains three standing committees, including an Audit Committee, a Management Development and Compensation Committee and a Corporate Governance and Nominating Committee.  Each of the committees of the Board has a charter and each of these charters is included in the investor relations section of the company’s website at http://ir.sleepnumber.com.  The information contained in or connected to our website is not incorporated by reference into or considered a part of this Proxy Statement.

The current members of each of the Board committees are identified in the table below.

Director	Audit Committee	Management Development and Compensation Committee	Corporate Governance and Nominating Committee

Daniel I. Alegre		X
Stephen L. Gulis, Jr.	X		X
Michael J. Harrison		X	Chair
Deborah L. Kilpatrick, Ph.D.	X
Brenda J. Lauderback		Chair
Barbara R. Matas	Chair
Kathleen L. Nedorostek		X	X
Michael A. Peel			X
Jean-Michel Valette*

*In his capacity as non-executive Chairman of the Board, Mr. Valette generally attends all committee meetings.

The Board has determined that each Director serving on a committee meets the independence and other requirements applicable to such committee prescribed by applicable rules and regulations of the Nasdaq Stock Market, the SEC and the Internal Revenue Service.

The Board of Directors has further determined that two current members of the Audit Committee, Stephen L. Gulis, Jr. and Barbara R. Matas, meet the definition of “audit committee financial expert” under rules and regulations of the SEC and meet the qualifications of “financial sophistication” under the Marketplace Rules of the Nasdaq Stock Market.  These designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and the Nasdaq Stock Market and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of our Audit Committee or of our Board of Directors.

The Board of Directors met in person or by telephone conference four (4) times during 2019.  The Audit Committee met in person or by telephone conference eight (8) times during 2019.  The Management Development and Compensation Committee met in person or by telephone conference six (6) times during 2019.  The Corporate Governance and Nominating Committee met in person or by telephone conference eleven (11) times during 2019.  Each of the members of our Board of Directors serving in 2019 attended 75% or more of all meetings of the Board and committees on which they served during fiscal 2019.

Audit Committee.  The Audit Committee is comprised entirely of independent Directors, currently including Barbara R. Matas (Chair), Stephen L. Gulis, Jr., and Deborah L. Kilpatrick, Ph.D. The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices of our company.  The Audit Committee is responsible for providing independent, objective oversight with respect to our company’s accounting and financial reporting functions, internal and external audit functions, systems of internal controls regarding financial matters, cybersecurity, and legal, ethical and regulatory compliance.  The responsibilities and functions of the Audit Committee are further described in the Audit Committee Report beginning on page 84 of this Proxy Statement.

Management Development and Compensation Committee.  The Management Development and Compensation Committee is comprised entirely of independent Directors, currently including Brenda J. Lauderback (Chair), Daniel I. Alegre, Michael J. Harrison and Kathleen L. Nedorostek.  The principal function of the Committee is to discharge the responsibilities of the Board relating to executive compensation and development of current and future leadership resources.

The responsibilities and functions of the Management Development and Compensation Committee, as well as its processes and procedures for consideration and determination of executive and Director compensation, are further described in the Compensation Discussion and Analysis beginning on page 30 of this Proxy Statement.

Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee is comprised entirely of independent Directors, currently including Michael J. Harrison (Chair), Stephen L. Gulis, Jr., Kathleen L. Nedorostek and Michael A. Peel.  The primary functions of the Corporate Governance and Nominating Committee are to develop and recommend to the Board corporate governance principles to govern the Board, its committees, and our executive officers and team members in the conduct of the business and affairs of our company; to identify and recommend to the Board individuals qualified to become members of the Board and its committees; and to develop and oversee the annual Board and Board committee evaluation process.

Board Leadership Structure

Our Board is currently comprised of nine (9) independent Directors and one (1) executive Director, Shelly R. Ibach, who has served as our President and Chief Executive Officer since June 2012.  Since February 2008, the Board has determined to separate the positions of Chairman of the Board and Chief Executive Officer based on its review of the appropriate leadership structure at this time.  Jean-Michel Valette, an independent Director, has served as Chairman of the Board since May 2010.

Consistent with the company’s Corporate Governance Principles, the Board retains the right to review this determination and to either continue to maintain these positions as separated positions or to combine the positions, as the Board determines to be in the best interests of the company at the time.  During any period in which the positions of Chairman of the Board and Chief Executive Officer are combined, the Board would appoint a Lead Director from among the independent members of the Board, who would have certain Board leadership responsibilities specified in our Corporate Governance Principles.

Board Role in Risk Oversight

Our Board is responsible for overseeing the company’s policies and practices with respect to risk assessment and risk management and has delegated to the Audit Committee the responsibility of assisting the Board in fulfilling this role.  Among its duties and processes, the Audit Committee (a) reviews and discusses with management the company’s policies and practices with respect to risk assessment and risk management, including with respect to financial risk exposures, internal controls over financial reporting, and cybersecurity; (b) oversees the company’s internal audit function and processes; (c) establishes and oversees procedures for receiving and addressing complaints regarding accounting, internal controls or auditing matters; (d) reviews legal compliance and other legal matters with the company’s legal counsel; and (e) reports to the full Board with respect to matters within its area of responsibility.

The Audit Committee oversees the company’s internal audit function, which is responsible for undertaking an annual enterprise risk assessment process and reporting to the Audit Committee with respect to this assessment and related risk management and mitigation strategies.  The Audit Committee reviews and approves, at least annually, the company’s internal audit plan and receives quarterly reports with respect to the results of internal audits.  The leader of the company’s internal audit function reports directly to the Audit Committee with respect to internal audit matters, and the Audit Committee has authority to review and approve the appointment, replacement or dismissal of the leader of this function.  The leader of the internal audit function meets regularly in executive session with the Audit Committee without any other members of the company’s management team present.

In addition to the Audit Committee’s role, each of the other committees considers risks within its respective areas of responsibility.  We believe our current Board leadership structure helps ensure proper risk oversight, based on the allocation of duties among committees and the role of our independent Directors in risk oversight.

Director Nominations Process

The Corporate Governance and Nominating Committee (the “CGNC”) administers the process for nominating candidates to serve on our Board of Directors.  The CGNC recommends candidates for consideration by the Board as a whole, which is responsible for appointing candidates to fill any vacancy that may be created between meetings of the shareholders and for nominating candidates to be considered for election by shareholders at our Annual Meeting.

Consistent with the company’s Corporate Governance Principles, the CGNC periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current membership of the Board and the strategic direction of the company.

The Board has established selection criteria to be applied by the CGNC and by the full Board in evaluating candidates for election to the Board.  These criteria, which are set forth in our Corporate Governance Principles, include general characteristics, areas of specific expertise and experience, and considerations of diversity.  The general characteristics include:

●	Independence;

●	Integrity;

●	A proven record of accomplishment and sound judgment in areas relevant to our business;

●	Belief in and passion for our mission and vision;

●	The ability to bring strategic and innovative insights to the discussion and challenge and stimulate management;

●	Willingness to both speak one’s mind and consider divergent ideas and opinions;

●	Understanding of, and ability to commit sufficient time to, Board responsibilities and duties; and

●	Subject matter expertise.

The specific areas of expertise and experience sought by the CGNC and the Board from time to time will vary depending on the composition of the Board and the strategic direction of the company, but will generally include CEO experience, executive level experience with analogous businesses and industries, financial and accounting expertise, and functional expertise relevant to the strategic direction of the company or the needs of the committees of the Board.

Our Director selection and nomination process specifically includes consideration of diversity, such as diversity of age, gender, race and national origin, educational and professional experience and differences in viewpoints.  The CGNC considers Director candidates in the context of the Board’s overall composition, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the company’s current and expected future needs.  We are committed to seeking Director candidates who reflect diverse perspectives, including a complementary mix of professional and personal backgrounds and experiences, which we believe is critical to the success of the company and its ability to create long-term value for our shareholders.   Currently, five of our ten Directors are women, two of our Directors are ethnically diverse, and two of our three standing committees are chaired by women.  If the Board’s new Director nominee is elected at the Annual Meeting of Shareholders, six of our ten Directors will be women.

The CGNC reviews these selection criteria and the overall Director nomination process at least annually in connection with the nomination of Directors for election at the company’s annual meeting for consistency with best practices in corporate governance and effectiveness in meeting the needs of the Board from time-to-time.

The CGNC may use a variety of methods for identifying potential nominees for election to the Board, including consideration of candidates recommended by Directors, officers or shareholders of the company.  The CGNC also has the authority under its charter to engage professional search firms or other advisors to assist the CGNC in identifying candidates for election to the Board, or to otherwise assist the CGNC in fulfilling its responsibilities.

Shareholder nominations of candidates for membership on the Board submitted in accordance with the terms of our Bylaws will be reviewed and evaluated by the CGNC in the same manner as for any other nominations.  Any shareholder who wishes the CGNC to consider a candidate should submit a written request and related information to our corporate Secretary.  Under our Bylaws, if a shareholder intends to nominate a person for election to the Board of Directors at a shareholder meeting, the shareholder is required to give written notice of the proposed nomination to the corporate Secretary at least 120 days prior to the first anniversary of the date that the company first released or mailed its proxy materials to shareholders in connection with the preceding year’s regular or annual meeting.  The shareholder’s notice must include, for each nominee whom the shareholder proposes to nominate for election as a Director: (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the company that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee.  The shareholder’s notice must also include: (i) the name and address of the nominating shareholder, as they appear on the company’s books, and (ii) the class and number of shares of the company that are owned beneficially and of record by the shareholder.  The shareholder’s notice must also be accompanied by the proposed nominee’s signed consent to serve as a Director of the company.

Shareholder Engagement

Our Board of Directors and management team maintain a deep commitment to strong corporate governance.  Engagement with, and accountability to, our shareholders are cornerstones of this commitment.  Accordingly, we maintain an active shareholder engagement program that facilitates channels of communication and aims to foster relationships with our shareholders to drive sustainable, long-term growth and shareholder value.  As part of our engagement program, members of our management team and one or more members of our Board of Directors regularly meet with shareholders, in-person or by phone, to discuss strategy, governance, pay for performance orientation, and other matters of shareholder interest.  Our ongoing shareholder engagement and commitment to long-term value creation will continue to inform the Board of Director’s deliberations in 2020 and beyond.

Shareholders may communicate with the Board of Directors, its committees or any individual member of the Board of Directors by sending a written communication to our corporate Secretary at 1001 Third Avenue South, Minneapolis, MN 55404.  The corporate Secretary will promptly forward any communication so received to the Board, any committee of the Board or any individual Board member specifically addressed in the communication.  In addition, if any shareholder or other person has a concern regarding any accounting, internal control or auditing matter, the matter may be brought to the attention of the Audit Committee, confidentially and anonymously, by calling 1-800-835-5870, inserting the I.D. Code of AUDIT (28348) and following the prompts from the recorded message.  The company reserves the right to revise or make exceptions to this policy in the event that the process is abused, becomes unworkable or otherwise does not efficiently serve the purposes of the policy.

Policy Regarding Director Attendance at Annual Meeting

Our policy is to require attendance by all of our Directors at our Annual Meeting of Shareholders, except for absences due to causes beyond the reasonable control of the Director.  All of the Directors then serving on our Board were in attendance at our 2019 Annual Meeting of Shareholders.

Corporate Governance Principles

Our Board of Directors has adopted Corporate Governance Principles that were originally developed and recommended by the CGNC.  These Corporate Governance Principles are available in the investor relations section of the company’s website at http://ir.sleepnumber.com.  The information contained in or connected to our website is not incorporated by reference into or considered a part of this Proxy Statement.  Among these Corporate Governance Principles are the following:

Independence.  A substantial majority of the members of the Board should be independent, non-employee Directors.  It is the responsibility of the Board to establish the standards for independence, and the Board has followed the independence standards for companies listed on The Nasdaq Stock Market.  All of our Directors are independent except our Chief Executive Officer, Shelly R. Ibach.  All committees of the Board are composed entirely of independent Directors.

Chairman and Chief Executive Officer Positions.  At the present time, the positions of Chairman of the Board and Chief Executive Officer are separated and the position of Chairman of the Board is held by a non-executive, independent member of the Board.  The Board retains the right to review this determination and to either continue to maintain these positions as separated positions or to combine the positions, as the Board determines to be in the best interests of the company at the time.  During any period in which the positions of Chairman of the Board and Chief Executive Officer are combined, the Board will appoint a Lead Director from among the independent members of the Board.

Classified Board Structure.  Our Third Restated Articles of Incorporation provide for a classified Board serving staggered terms of three years each.  The Board will periodically review its classified Board structure in the context of other provisions and measures applicable to unsolicited takeover proposals with the objective of positioning the Board and the company to maximize the long-term value of our company for all shareholders.

Majority Voting Standard with Resignation Policy for Board Elections.  Our Third Restated Articles of Incorporation provide for a majority voting standard in the case of uncontested elections of Directors and a plurality voting standard in the case of contested elections of Directors in order to reduce the risk of a “failed election” in a contested Director election. If a nominee for Director who is an incumbent Director is not elected at a meeting of shareholders and no successor to the incumbent Director is elected at the meeting of shareholders, the incumbent Director shall promptly offer to tender his or her resignation to the Board.  The CGNC shall make a recommendation to the Board on whether to accept or reject the offer, or whether other action should be taken.  The Board shall act on whether to accept the Director’s offer, taking into account the CGNC’s recommendation, and publicly disclose (by press release, a filing with the SEC or other broadly disseminated means of communication) its decision and the supporting rationale within 90 days after the date of the certification of the election results.  The CGNC, in making its recommendation, and the Board, in making its decision, may each consider any factors or other recommendations that it considers relevant and appropriate.  The incumbent Director who offers to tender his or her resignation shall not participate in the Board’s decision.  If such incumbent Director’s offer to tender his or her resignation is not accepted by the Board, such Director shall continue to serve until his or her successor is duly elected, or his or her earlier death, resignation, retirement, disqualification or removal.

Board Diversity.  The CGNC considers Director candidates in the context of the Board’s overall composition, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the company’s current and expected future needs. We are committed to seeking Director candidates who reflect diverse perspectives, including a complimentary mix of professional and personal backgrounds and experiences, which we believe is critical to the success of the company and its ability to create long-term value for our shareholders.

Approach to Term and Age Limits.  We believe that specific or fixed term or age limits could cause the company to arbitrarily lose important contributors to the Board.  It is the sense of the Board, however, that a Director who reaches the age of 72 should promptly tender his or her resignation to the Chair of the CGNC, and the Board should have an opportunity to review the qualifications of the Director for continued Board membership.  The CGNC will review the qualifications of the Director for continued Board membership annually and make a recommendation to the Board each year, which will make a final determination with respect to the tendered resignation.

Change in Responsibilities.  Directors who retire or who have a change in their principal employment or affiliation after joining the Board should not necessarily leave the Board.  There should, however, be an opportunity for the Board to review the qualifications of the Director for continued Board membership.  Any Director who undergoes a material change in principal employment or affiliation will promptly tender his or her resignation to the Chair of the CGNC.  The CGNC will review the qualifications of the Director for continued Board membership and make a recommendation to the Board, which will make a final determination with respect to the tendered resignation.

Other Board or Audit Committee Service.  The Board recognizes that service on other boards can in some circumstances limit the time that Directors may have to devote to fulfilling their responsibilities to the company.  It is the Board’s guideline that no Director shall serve on more than a total of four (4) public company boards (including the Sleep Number Board), no Director who is a named executive officer (of another company) serve on more than a total of two (2) public company boards (including the Sleep Number Board),  and that no member of the company’s Audit Committee shall serve on more than a total of three (3) public company audit committees (including the Sleep Number Audit Committee).  If any Director exceeds or proposes to exceed these guidelines, the Director is required to promptly notify the Chair of the CGNC and the committee will review the facts and circumstances and determine whether such service would interfere with the Director’s ability to devote sufficient time to fulfilling the Director’s responsibilities to the company.  Currently, none of the Directors serve on more than three public company boards, including the Sleep Number Board.

Chief Executive Officer Service on Other Boards.  The Chief Executive Officer may not serve on more than one (1) public company board other than the Sleep Number Board of Directors.

Board and Committee Evaluations.  The Board believes that the company’s governance and the Board’s effectiveness can be continually improved through evaluation of both the Board as a whole and its committees.  The CGNC is responsible for overseeing the annual evaluation of the Board’s effectiveness in these areas and reviewing the results and recommendations for improvement with the full Board.  The evaluation process includes an annual self-evaluation of the Board and its committees, as well as periodic individual director evaluations.  The CGNC retains an independent third party to manage the evaluation process to ensure that it remains as thorough and transparent as possible.

Board Executive Sessions.  Executive sessions or meetings of independent Directors without management present will be held at least twice each year.  At least one session will be to review the performance criteria applicable to the Chief Executive Officer and other executive officers, the performance of the Chief Executive Officer against such criteria, and the compensation of the Chief Executive Officer and other executive officers.  Additional executive sessions or meetings of independent Directors may be held from time-to-time as required.  The Board’s practice has been to meet in executive session for a portion of each regularly scheduled meeting of the Board.  Any member of the Board may request at any time an executive session without the presence of management.  Executive sessions or meetings with the Chief Executive Officer shall be held from time-to-time for a general discussion of relevant topics.

Paid Consulting Arrangements.  The Board believes that the company should not enter into paid consulting arrangements with independent Directors.

Board Compensation.  Board compensation should encourage alignment with shareholders’ interests and should be at a level equitable to comparable companies.  The Management Development and Compensation Committee is responsible for periodic assessments to assure these standards are being met.

Share Ownership Guidelines for Executive Officers and Directors.  The Board has established the stock ownership guidelines for executive officers and Directors as further described in the Compensation Discussion and Analysis beginning on page 30 of this Proxy Statement and as summarized below.

●

Executive Officer Ownership Guidelines.  The Chief Executive Officer is expected to achieve and maintain stock ownership equal to five times the Chief Executive Officer’s base salary and each of the other executive officers is expected to achieve and maintain stock ownership equal to three times the executive officer’s base salary.  The executive officers are required to retain at least 50% of net shares after taxes from any grant until such time as the guideline is met.

●

Board Ownership Guidelines.  Within five years of joining the company’s Board of Directors, each Director is expected to achieve and maintain stock ownership equal to five times the Director’s annual cash retainer.  Any Director who has not achieved the foregoing ownership objective by the required time period will not be permitted to sell any shares except to the extent required to pay the exercise price, transaction costs and taxes applicable to the exercise of stock options or the vesting of restricted shares.  Exceptions to these restrictions on sale of shares may be granted by the Board in its sole discretion for good cause shown by any Director.

Prohibition of Hedging or Pledging of Shares.  Under our policy with respect to trading in the company’s securities, Directors, officers, director-level and above team members and other team members designated by Sleep Number from time to time as “insiders” are prohibited from engaging in any form of hedging or monetization transactions involving the company’s securities, including, but not limited to, the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.  In addition, insiders are prohibited from engaging in short sales of the company’s securities and from trading in any form of publicly traded options, puts, calls or other derivatives of the company’s securities.  Insiders are also prohibited from engaging in any form of pledging of the company’s securities, including (i) purchasing company securities on margin; (ii) holding company securities in any account which has a margin debt balance; (iii) borrowing against any account in which company securities are held; or (iv) pledging company securities as collateral for a loan.

Conflicts of Interest.  Directors are expected to avoid any action, position or interest which conflicts with an interest of the company, or that gives the appearance of a conflict.  If any member of the Board becomes aware of any such conflicting or potentially conflicting interest involving any member of the Board, the Director should immediately bring such information to the attention of the Chairman of the Board, the Chief Executive Officer and the Chief Legal and Risk Officer of the company.

Performance Goals and Evaluation.  The Management Development and Compensation Committee is responsible for establishing the procedures for setting annual and long-term performance goals for the Chief Executive Officer and for the evaluation by the full Board of his or her performance against such goals.  The committee meets at least annually with the Chief Executive Officer to receive his or her recommendations concerning such goals.  Both the annual goals and the annual performance evaluation of the Chief Executive Officer are reviewed and discussed by the independent Directors at a meeting or executive session of that group.  The committee is also responsible for setting annual and long-term performance goals and compensation for the other executive officers whom report directly to the Chief Executive Officer.

Compensation Philosophy.  The Board supports and, through the Management Development and Compensation Committee, oversees team member compensation programs that are closely linked to business performance and emphasize equity ownership.

Senior Management Depth and Development.  The Chief Executive Officer reports to the Board, at least annually, on senior management depth and development, including a discussion of assessments, leadership development plans and other relevant factors.

Provisions Applicable to Unsolicited Takeover Attempts or Proposals.  The Board will periodically review (not less often than every three years) the company’s Third Restated Articles of Incorporation and Bylaws and various provisions that are designed to maximize shareholder value in the event of an unsolicited takeover attempt or proposal.  Such review includes consideration of matters such as the company’s state of incorporation, whether the company should opt in or out of applicable control share acquisition or business combination statutes, and provisions such as the company’s classified Board structure.  The objective of this review is to maintain a proper balance of provisions that will not deter bona fide proposals from coming before the Board, and that will position the Board and the company to maximize the long-term value of our company for all shareholders.

Shareholder Approval of Equity-Based Compensation Plans.  Shareholder approval will be sought for all equity-based compensation plans.

Corporate Responsibility and Sustainability

At Sleep Number, our mission is to improve lives by individualizing sleep experiences.  This mission – and our values of passion, integrity, innovation, courage and teamwork – are central to our company culture, business strategy and community engagement. As a purpose driven company and leader in sleep innovation, we are committed to making a positive impact on customers, communities, team members, shareholders and the world we all share.  Better quality sleep has the power to transform lives by improving individuals’ health and wellness.  That is why we are dedicated to our mission and creating a world that’s healthier, kinder, more compassionate, and more connected.  Our innovations and investments have improved more than 12 million lives while delivering superior value creation for our shareholders.

Team: As a company with purpose, we have created a unique culture of talented and highly engaged team members dedicated to improving lives and having a meaningful impact on society.  We value individuality and embrace each other’s unique talents, perspectives and experiences. We strive to help every team member realize their potential.  Our more than 4,400 team members are building fulfilling careers and making the world a better place through proven quality sleep.  To contribute to their well-being, it is our policy to maintain a safe and healthy work environment and treat all team members fairly and with respect.

Communities: Every day, we educate consumers on the importance of sleep and its vital connection to overall health and wellness, inspiring them to make sleep a priority in their lives.  Because quality sleep is essential to a healthier and happier society, we are committed to helping future generations benefit from better sleep. We are making good progress toward our goal of improving the well-being of more than one million youth through quality sleep by 2025. In 2019, through our partnerships with leading national organizations focused on youth health and wellness initiatives, we improved the lives of more than 350,000 youth through advocacy, education and product donations.

Suppliers and Business Partners: We strive to align with suppliers and business partners who share our values and mission. We communicate our Code of Conduct for Business Partners to all active suppliers and require them to acknowledge their commitment to it.  This Code of Conduct for Business Partners articulates our expectations related to labor and human rights, health and safety, environmental issues, ethics, and compliance with related laws, rules and regulations, and describes our rights to monitor and enforce supplier compliance. Sleep Number provides team members and management who have direct responsibility for supply chain management with training on matters within the scope of the Code and monitors suppliers’ compliance with our standards and the Code through both formal audits and informal visits.

Environment: We are committed to understanding and reducing the environmental impact of our end-to-end operations, including headquarters, stores, designs, manufacturing and supply chain and waste emissions.  At our more than 600 stores, plants and corporate offices, we have successful programs to reduce and divert landfill waste.  We also offer mattress recycling options to our customers in select cities and work with trusted partners to give old mattresses new life as carpet padding.  We continue to pursue sustainable practices and standards to reduce our energy consumption.  As part of our supply chain evolution, we are reducing transportation time and the environmental impact of our logistics by, among other actions, working with and choosing suppliers with supply points proximate to Sleep Number operations or taking actions to improve the proximity.

Corporate Responsibility and Sustainability Report: We recently published our first comprehensive Corporate Responsibility and Sustainability Report, which provides information about our social, environmental and governance practices and priorities. The report underscores our strong commitment to well-being and our culture of diversity, inclusion and respect; our long-standing enterprise position on human rights; our disciplined focus on product quality; and our high expectations for integrity and sound judgment from our team, suppliers, and business partners. A copy of the Corporate Responsibility and Sustainability Report is included in our Investor Relations section of our website at http://ir.sleepnumber.com. The information contained in or connected to our website is not incorporated by reference into or considered a part of this Proxy Statement.

Code of Business Conduct

We are committed to the highest standards of ethical business practices throughout our company. Our company values, team member training, company policies and culture underscore our expectations for integrity and provide clear guidelines for business decisions and behavior.

We have a Code of Business Conduct, provided to all team members, which addresses legal and ethical issues that may be encountered by our team members during their normal course of business.  The Code of Business Conduct is reviewed annually with the Audit Committee and instructs and requires that our team members comply with applicable laws, engage in ethical and safe conduct in our work environment, avoid conflicts of interests, conduct our business with integrity and high ethical standards, and safeguard our company’s assets.

Team members are required to report any conduct that they believe in good faith violates our Code of Business Conduct.  The Code of Business Conduct also sets forth procedures under which team members or others may report through our management team and, ultimately, directly to our Audit Committee (confidentially and anonymously, if so desired) any questions or concerns regarding accounting, internal accounting controls or auditing matters.

All of our team members are required to periodically certify their commitment to abide by our Code of Business Conduct.  We regularly monitor compliance with the Code of Business Conduct and report findings to our Audit Committee.  We also provide training in key areas covered by the Code of Business Conduct to help our team members to comply with their obligations.

A copy of the Code of Business Conduct is included in our Investor Relations section of our website at http://ir.sleepnumber.com.  We intend to disclose any amendments to and any waivers from a provision of our Code of Business Conduct on our website.  The information contained in or connected to our website is not incorporated by reference into or considered a part of this Proxy Statement.

Related Party Transactions Policy

The Board of Directors has adopted a written policy intended to ensure the proper approval and reporting of transactions between the company and any of its Directors, nominees for Director, executive officers or significant shareholders or entities or persons related to them that would be required to be disclosed by the company pursuant to Item 404 or Regulation S-K of the Federal securities laws.  Under this policy, any proposed or existing related party transaction is subject to the approval or ratification of the Corporate Governance and Nominating Committee.  A copy of the Related Party Transactions Policy can be accessed through our Investor Relations website at http://ir.sleepnumber.com.  The information contained in or connected to our website is not incorporated by reference into or considered a part of this Proxy Statement.  There were no related party transactions during the year ended December 28, 2019 and there are none currently contemplated.

COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of the Board of Directors (the “Committee”), consisting entirely of independent Directors, has reviewed and discussed the following Compensation Discussion and Analysis with management, and based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Management Development and Compensation Committee

Brenda J. Lauderback, Chair

Daniel I. Alegre

Michael J. Harrison

Kathleen L. Nedorostek

COMPENSATION DISCUSSION AND ANALYSIS

Table of Contents:

Introduction

The Compensation Discussion and Analysis (CD&A) describes our executive compensation program, including the objectives and elements of compensation as well as determinations made by the Committee regarding our named executive officers (NEOs).

For 2019, the following five executive officers were determined to be NEOs as a result of their position during the year as chief executive officer (CEO), or chief financial officer (CFO), or their total compensation making them among the three other highest paid executives for the fiscal year.

Name	Position Title
Shelly R. Ibach	President and Chief Executive Officer (CEO)
David R. Callen	Chief Financial Officer (CFO)
Melissa Barra	Senior Vice President and Chief Sales, Services and Strategy Officer
Andrea L. Bloomquist	Senior Vice President and Chief Product Officer
Suresh Krishna	Senior Vice President and Chief Operations, Supply Chain and Lean Officer

Purpose Driven Company

As a purpose driven company in health and wellness, our mission is to improve lives by individualizing sleep experiences. Our vision is to become one of the world’s most beloved brands by delivering an unparalleled sleep experience. By executing our consumer innovation strategy, we have become the leader in sleep innovation with five significant competitive advantages: proprietary sleep innovations, longitudinal data, lifelong customer relationships, brand communications and exclusive direct-to-consumer distribution. We are committed to delivering superior shareholder value by: (1) increasing consumer demand; (2) leveraging our business model; and (3) deploying capital efficiently.

Sleep disorders have been declared a public health epidemic by the U.S. Centers for Disease Control. One in three adults suffers from a lack of adequate sleep. We are taking on big challenges, like sleep deprivation, with our revolutionary Sleep Number 360® smart beds that deliver proven quality sleep. Based on analysis of over 25 million sleep sessions, our research shows that sleepers who routinely use their 360® smart bed features and SleepIQ® technology can improve quality sleep by over 15 minutes each night, nearly 100 hours each year. Third-party studies have shown that even 15 minutes more quality sleep per night increases a body’s ability to stave off weight gain or a cold and can increase productivity. With the significant opportunity to improve peoples’ lives through higher quality sleep, in 2020 we entered into an extensive collaboration with world-renowned Mayo Clinic to advance sleep science and cardiovascular medicine. By uniting our unparalleled sleep knowledge and technology with world-class clinicians and researchers, we’re poised to make meaningful advancements to the science of sleep, with goals to materially foster better sleep – and health – for society.

The 360 smart bed effortlessly adjusts throughout the night. SleepIQ technology – the operating system of the bed – uses artificial intelligence and machine learning to automatically adjust the comfort and support for each individual. It then provides a SleepIQ® score, a nightly measure of quality sleep against an individual’s personal best and delivers personalized insights to improve quality sleep via the SleepIQ® mobile application. Sleep Number leverages the sleep and biometric data collected during sleep sessions – expected to exceed one billion by the end of 2020 – to continuously improve all 360 smart beds with ongoing over-the-air updates.

Our inclusionary culture results in a high level of engagement and propensity to perform. We embrace individuality and inspire people to be their best, as we work together to improve lives.

2019 Performance and Accomplishments

We delivered superior performance in 2019 with growth in both our top line and bottom line results near the high end of our internal expectations.  This performance exceeded street consensus and the midpoint of our external guidance.  Consumers’ response to our revolutionary 360 smart beds has been exceptional, driving double-digit demand for six consecutive quarters including accelerated growth in the fourth quarter of 2019.  Highlights of our full year financial results include:

●	Record net sales of $1.7 billion (+11%) with positive comp sales for the sixth consecutive year

●	Net operating profit (NOP) of $112.1 million (+21%) and adjusted EBITDA of $190.4 million (+15%), while continuing to prioritize investments in our near- and long-term growth drivers

●	EPS growth of 41% to $2.70, within 2 points of the ambitious long-term $2.75 EPS target

●	Operating cash flow growth 44% to $189 million with $59 million in capital expenditures and $146 million invested to repurchase Sleep Number stock (totaling $575 million over the last three years)

●	Return on invested capital (ROIC) of 17.8%, up 180 basis points and 141% greater than our weighted cost of capital
Performance metrics in our
compensation program:

Long-term incentive plan
Net Sales growth

NOP growth

ROIC

Share price

Annual incentive plan
Adjusted EBITDA

For additional information on our non-GAAP financial measures, such as adjusted EBITDA and ROIC, and their reconciliation to operating income and net income, as applicable, see “Non-GAAP Data Reconciliations” on pages 23 and 24 of our Annual Report on Form 10-K filed on February 25, 2020.

We delivered a total shareholder return (TSR) for one, three and five years that was in the top quartile of our peer companies (as described on page 49) when measured through the end of our fiscal year 2019.

Building lifelong relationships with our customers, while investing to ensure broad consumer relevance, has resulted in sustainable, profitable growth, including a 5-year EPS CAGR of 17%, and 5-year Total Shareholder Return of 85%. We remain committed to investing in initiatives that deliver meaningful value for our team, customers and communities. We expect our advantaged and efficient business model, combined with near- and long-term investments, will continue to deliver superior returns for our shareholders.

Awrds

In addition to these financial results, Sleep Number was the recipient of multiple awards recognizing excellence in product innovation and design, manufacturing quality and safety, and the achievements of its senior leadership and President & CEO.

The Climate360 smart bed received the prestigious CES 2020 “Best of Innovation” award and was selected as CES Innovation Honorees across Health & Wellness and Tech for a Better World categories. It received eight additional “best of” awards from tech and consumer media during CES. The 360 smart beds were selected as CES 2020 Innovation Honorees in three categories: Smart Home, Health & Wellness and Tech for a Better World.

Pay and Performance Alignment

The letter to shareholders from our CEO in this Proxy Statement and the section “2019 Performance and Accomplishments” provides highlights of our performance for the year.  The following is a summary of our company performance that determined the actual payouts earned for our 2019 AIP and 2017 Performance RSUs.  The performance and payouts for these incentive programs are described in more detail later in this CD&A.

Element	Performance Achieved	Payout
2017 Performance RSUs (performance period of fiscal years 2017 to 2019)

-    Annual net sales growth rates of 10.2%, 6.0%, and 10.9% were close to or above target in all three years

-    Annual NOP growth for 2017 at 19.9% and 2019 at 21.3% was close to or above maximum.  Our below-threshold NOP growth for 2018 was primarily due to significant investments in our business that were essential to our long-term strategy

-    Average ROIC premium vs. weighted average cost of capital (WACC) was 102%, well in excess of threshold

-    Total shareholder return (TSR) was 119% for the three-year performance period

128.5% of target payout

(124% of target on net sales and 133% of target on NOP)

 (Compared to a payout of 89.3% of target for 2016 Performance RSUs)

ROIC negative modifier threshold was exceeded

Share price increased from $22.62 to $49.59 (during the three-year performance period)

2019 AIP	- Adjusted EBITDA for 2019 was $190.4 million (+15.0% or +$24.8 million vs. 2018 and 106% of the AIP goal for target payout)	128.3% of target payout (Compared to a payout of 53.5% of target for 2018)

Pay earned for 2019 demonstrates that when the company exceeds its internal goals, payouts are above target.  The following chart illustrates the alignment between our incentive payouts and shareholder outcomes for the three-year period from 2017 to 2019.

Compensation Actions

Each March, the Committee considers both shareholder feedback and market data provided by its independent consultant when setting the base pay and target incentive opportunities for our executive officers. The Committee generally seeks to align the target direct compensation opportunity with the median of the market (our approach to benchmarking is described in more detail on page 49).

Given the significant weight the executive compensation program places on at-risk and performance-based incentive opportunities, the compensation realized by our executive officers will vary significantly depending on company performance against pre-determined goals and changes in shareholder value, an important design objective of our executive compensation program.

Base Salary

We set base salaries for our executive officers to be competitive and to allow us to attract and retain top executive talent.  Base salaries represent 16% of the CEO’s target total direct compensation and 38% on average for our other NEOs.

Our Committee reviews base salaries annually, considering market data and both individual and company performance when making base pay decisions.  At its meeting on March 8, 2019, the Committee approved the base salary adjustments effective March 24, 2019 shown in the following table.  Ms. Barra and Mr. Krishna each received a combination of a merit increase based on performance and a special adjustment in recognition of their additional responsibilities and expanded leadership roles within the Company.  Other NEOs each received merit increases that considered market position and their performance.

Name	Base Salary at March 25, 2018 (Annualized)	Base Salary at March 24, 2019 (Annualized)
Shelly R. Ibach	$950,000	$1,000,000
David R. Callen	$483,828	$508,019
Melissa Barra	$380,531	$456,637
Andrea L. Bloomquist	$432,390	$454,010
Suresh Krishna	$415,760	$457,336

Note:  The base salary adjustments approved by the Committee in March 2019 were effective with the pay period beginning March 24, 2019.

Annual Incentive Plan (AIP)

Performance Metric.  Our AIP provides our executive officers with an annual incentive opportunity contingent upon our adjusted EBITDA performance.  Adjusted EBITDA is a useful indicator of our annual financial performance and our ability to generate cash flow from operating activities, which we believe to be an important source of our shareholder value creation.  We define adjusted EBITDA as net income plus:  income tax expense, interest expense, depreciation and amortization, stock-based compensation expense and asset impairments (as detailed in our quarterly and annual financial filings).  For additional information on adjusted EBITDA, including a reconciliation to net income see “Non-GAAP Data Reconciliations” on page 23 of our Annual Report on Form 10-K filed on February 25, 2020.

Design Overview.  The design of our AIP has two main components that determine the amount of the payout earned by our NEOs for company performance.  First is the executive officer’s target incentive opportunity, which is set each year by the Committee considering market data and their position within the company.  The other component is Company performance measured against goals for adjusted EBITDA that determine the percent of the target payout earned for the year.  It is the combination of these two components that results in the final AIP payout for our NEOs.

Our AIP includes an opportunity to receive a progress payment if a first half performance goal for adjusted EBITDA is achieved or exceeded.  The progress payment is equal to half of the AIP target incentive for the first half of the year.  If the progress payment is earned and paid out in July of the fiscal year, it is subtracted from the annual payout earned and paid out following the end of the fiscal year in February.  By having this opportunity for a progress payment in our AIP, it reinforces the importance of starting out the year with strong first half performance.

Individual Target Incentive.  Each executive officer has a target incentive that is expressed as a percent of the actual salary they receive for the fiscal year.  The Committee reviews these targets annually to ensure that they are aligned with the median target incentives and total cash opportunities of our peers and the market (our peer group and approach to benchmarking is described on page 49).  The Committee approved the following target annual incentives for the named executive officers for 2019, which were unchanged from 2018.

Name	AIP Target Incentive for 2019 (% of salary received)
Shelly R. Ibach	120%
Other NEOs	55%

2019 Performance Goals.  At its meeting on February 12, 2019, the Committee approved the following performance goals and range of payout opportunity for the 2019 AIP.  These goals and payout opportunities were set to provide a strong motivation for achievement of stretch performance objectives and a reasonable sharing rate of incremental adjusted EBITDA.  The following is an overview of the goals and payout levels that were approved for the 2019 AIP:

●

Target:  The performance goal for the target payout of 100% was set at adjusted EBITDA of $178.8 million, an 8% increase over 2018 actual of $165.6 million.  When this goal was set, it represented approximately top quartile performance compared to the three-year historical growth rate in EBITDA of our peer companies.

●

Maximum:  The performance goal for the maximum payout of 250% was set by considering an appropriate sharing rate for how the AIP payout cost changes with incremental adjusted EBITDA above the goal for target payout.  This is consistent with the methodology followed for the 2018 AIP.

●

Threshold:  The performance goal for the threshold payout of 40% was set at 2018 actual adjusted EBITDA of $165.6 million, which was 93% of the goal for target payout.  For the 2018 AIP, the threshold was set at 84% of the goal for target payout.  This higher threshold goal for 2019 was established considering the importance of the Company achieving near- and long-term growth and profit initiatives and to ensure that no full year AIP would be earned if adjusted EBITDA decreased from 2018 to 2019.

	AIP Payout (% of Target)	Annual Adjusted EBITDA Goals (in millions)	% of Goal for Target Payout	% Change vs. 2018 Actual
Threshold	40%	$165.6	93%	0%
Target	100%	$178.8	100%	8.0%
Maximum	250%	$234.1	131%	41.4%

For the progress payment opportunity, the Committee approved a first half goal for 2019 of $75.5 million in adjusted EBITDA.  The first half goal for 2019 represented our first half operating plan aligned with the annual AIP goal for target payout of $178.8 million.

2019 Performance.  Our adjusted EBITDA for 2019 was $190.4 million, up 15% over 2018 and 106% of the AIP goal for target payout. For this level of 2019 adjusted EBITDA (between target and maximum), we earned an AIP payout of 128.3% of target. The Committee approved this payout, as it was determined based on the approved structure for the 2019 AIP and is reflective of our pay for performance alignment.

	AIP Payout (% of Target)	Adjusted EBITDA	% of Goal for Target Payout	% Change vs. 2018 Actual
Actual	128.3%	$190.4	106%	+15.0%

Our first half adjusted EBITDA was $78.9 million, which was above our goal of $75.5 million in order to earn a progress payment for the 2019 AIP.  As a result, there was a progress payment made to NEOs and participants in the AIP in July 2019.

2019 Payout.  The following table shows the actual AIP total payout earned for 2019 based on the base salary received during 2019, the target incentive opportunity for each NEO and the approved payout of 128.3% of target.   There was a progress payment made for the first half of 2019, so a portion of the AIP total payout amounts shown below was paid out in July 2019, with the balance paid out in February 2020.

Name	2019 AIP Total Payout
Shelly R. Ibach	$1,521,835
David R. Callen	$354,544
Melissa Barra	$309,833
Andrea L. Bloomquist	$316,851
Suresh Krishna	$315,949

Note:  The progress payments made in July 2019 and included in the AIP total payout amounts shown above were as follows:  for Ms. Ibach, $293,077; for Mr. Callen, $68,317; for Ms. Barra, $57,958; for Ms. Bloomquist, $61,054; and for Mr. Krishna, $60,245.

Long-Term Incentive Plan (LTI)

Design Overview.  LTI is the largest component of the total direct compensation opportunity for our executive officers.  It provides a reward opportunity that is directly aligned with the long-term interest of our shareholders.  As an incentive, there is only payout value if we achieve long-term company performance goals or, for stock options, positive stock price appreciation.  The grants have multi-year vesting requirements which also assist in the retention of our executive team; considered especially important to executing a long-term oriented innovation strategy.

The design of our LTI includes two types of annual equity grants:  Performance RSUs and Stock Options.  For 2019, our executive officers received an annual total LTI grant value that was split 75% in Performance RSUs and 25% in Stock Options (same mix as the 2018 LTI grants).   This combination appropriately rewards our executive officers for achieving long-term profitable growth and the creation of shareholder value.

As a condition of accepting any LTI grant, our executive officers agree to reasonable restrictions on their activities during and for a reasonable period of time after their respective termination of employment, including, but not limited to, the assignment of inventions, non-competition, non-solicitation, confidentiality, and an agreement to arbitrate disputes.

2019 Stock Option Grants.  Stock options vest in three equal annual installments on each of the anniversaries following the grant date.  Their term expires 10 years after the grant date, provided they have not been exercised or cancelled earlier due to certain events, and their exercise price is equal to the closing trading price of the company’s common stock on the grant date.

The number of stock options granted in 2019 was determined by dividing the target option grant value (25% of the executive officer’s total LTI grant value) by the calculated grant date fair value per stock option.  In this calculation of the grant date option value, we derive a Black-Scholes value under generally accepted accounting principles, using a 20-day average stock price leading up to grant date in order to mitigate short-term stock price volatility. See the footnotes to the “Summary Compensation Table” and “Grants of Plan-Based Awards” for a description of how grant date fair value is determined for purposes of the disclosure in these tables.

For stock options granted to our NEOs as part of our annual LTI award process on March 29, 2019, the 20-day average share price was $46.78, estimated Black-Scholes value per option was $19.18, and the option exercise price was $47.00.  For stock options also granted to Ms. Ibach on September 18, 2019, the 20-day average share price was $42.49, estimated Black-Scholes value per option was $17.42, and the option exercise price was $43.91.

2019 Performance RSU Grants.  Performance RSUs become vested on the third anniversary of the grant date, and a percent of target is earned and paid out based on company performance against annual growth goals over a three-year performance period.  The payout under the Performance RSUs may be reduced based on an ROIC modifier (the modifier can only reduce a payout, not increase it).  The performance metrics for 2019 Performance RSUs are annual growth in net sales and NOP over fiscal years 2019, 2020 and 2021.  Prior to the grant date, the Committee established annual growth goals for each of the three years, considering the Company’s long-range strategic plan and historical performance of our peer group.  Performance against these annual growth goals will determine the percent of target payout earned for net sales and NOP for the entire performance period.  The annual measurement for either metric can range from 50% to 200% of target, with the threshold payout being 50% of target if the threshold performance goal is achieved.

At the end of the three-year performance period, the payout for Performance RSUs is determined based on the average of the payouts earned for each of the three years in the performance period, with net sales and NOP equally weighted each year.  By assessing growth achieved each year relative to long-term growth goals, our executive officers are able to make the appropriate investments in the business during ever-changing market and competitive environments while prioritizing long-term sustainable profitable growth.

The final payout of Performance RSUs is subject to a ROIC modifier that can reduce the payout by up to 20%.  The reduction occurs if the three-year average basis points difference between ROIC and weighted average cost of capital (WACC) for the 2019-2021 period is below a certain threshold established by the Committee prior to the grant date.  The ROIC modifier was added to the design of the Performance RSUs in 2015 to reduce the payout if capital investments in the business do not generate returns that are sufficiently above the WACC.

The following chart illustrates how the overall payout for 2019 Performance RSUs, covering the 2019-2021 period, will be determined, which is the same design as the 2018 Performance RSUs.

Net Sales			NOP
2019	Net sales annual growth each year	% of target payout earned for net sales each year	2019	NOP annual growth each year	% of target payout earned for NOP each year
2020			2020
2021			2021
Three-year average		% of target earned for net sales	Three-year average		% of target earned for NOP

Overall payout:

 Average of the % of target earned for net sales and NOP (equal weighting) times the target number of Performance RSUs granted; then subject to a potential reduction of up to 20% if the difference between ROIC and WACC is below a certain threshold

The target number of Performance RSUs for the 2019 award was determined by dividing the grant value (equal to 75% of the executive officer’s total LTI grant value) by the estimated grant date fair value per share, which is calculated using 20-day average stock price leading up to grant date in order to mitigate short-term stock price volatility.  See the footnotes to the “Summary Compensation Table” and “Grants of Plan-Based Awards” for a description of how grant date fair value is determined for purposes of the disclosure in these tables.

For Performance RSUs granted to our NEOs as part of our annual LTI award process on March 29, 2019, the 20-day average share price was $46.78.  For Performance RSUs also granted to Ms. Ibach on September 18, 2019, the 20-day average price was $42.49.

2019 LTI Grant Values.  The Committee approves a total LTI grant value for each executive officer, considering the executive officer’s performance and level of responsibility, as well as the competitive position of the officer’s targeted total direct compensation.  The Committee seeks to make LTI grants to provide a total direct compensation opportunity that is near the market median.

The following table summarizes the LTI grants made to our NEOs in 2019, and the split in grant value between Performance RSUs (75%) and Stock Options (25%).  The LTI grant value for Ms. Ibach is the total value of Performance RSU and Stock Option awards made during 2019, which occurred on March 29, 2019 as part of our annual LTI award process and on September 18, 2019 as part of our regular mid-year review of executive officer compensation.  Ms. Ibach is the only NEO who received an additional LTI award on September 18, 2019.  See “Grants of Plan-Based Awards” for more information on these awards.

Name	Actual LTI Grants during 2019 (Granted March 29, 2019 or September 18, 2019) *
	Performance RSU Grant Value at Target	Stock Option Grant Value	Total LTI Grant Value
Shelly R. Ibach	$2,850,000	$950,000	$3,800,000
David R. Callen	$393,750	$131,250	$525,000
Melissa Barra	$393,750	$131,250	$525,000
Andrea L. Bloomquist	$375,000	$125,000	$500,000
Suresh Krishna	$356,250	$118,750	$475,000

Performance RSU grants only have payout value if company performance goals are achieved.

Stock options only have value if shareholder value is created.

*  The actual grant date fair value for these LTI grants as disclosed in the Summary Compensation Table will vary slightly from the amounts shown above due to valuation assumptions as described in the footnotes to the “Grants of Plan-Based Awards” table on page 53.

2017 Performance RSU Payout.  The 2017 Performance RSUs covering the 2017-2019 period, which are similar in design as the 2019 Performance RSUs, were granted on March 21, 2017 and vested and paid out on March 21, 2020 in the form of shares of common stock, less tax withholding settled in shares of common stock.  Based on net sales and NOP annual growth over the three fiscal years (2017, 2018, and 2019), the overall payout earned for this grant was 128.5% of target.  As described below, this was an average of the percent of target payout earned for growth in net sales and NOP in each of the three years covered by the award.  The ROIC modifier, which could have reduced this payout, was surpassed and did not apply.

The following is a summary of how the 128.5% of target payout was determined for the 2017 Performance RSUs.

●

Annual net sales growth of 10.2% for 2017, 6.0% for 2018, and 10.9% for 2019 was close to or above the annual growth goal of 7% for target payout. The three-year average payout earned on net sales growth was 124% of target.

●

Annual NOP growth of 19.9% for 2017 and 21.3% for 2019 was close to or above the annual growth goal of 20% for maximum payout. Our annual NOP growth of 0.6% for 2018 was below the annual growth goal for threshold payout. This was due to the impact of significant investments in our business during this period that were essential to our long-term strategy.  The three-year average payout earned on NOP growth was 133% of target.

●	Total payout earned was 128.5% which is an average of what was earned for net sales and NOP (weighted equally).

●	Average ROIC premium vs. WACC of 102% exceeded the 30% premium threshold, so the ROIC modifier did not apply.

●	Total shareholder return (TSR) was 119% for the performance period, which increased the value for shares that were earned and paid out.

The following are the annual growth goals that were established for the 2017 Performance RSU grant.

	% of Target Payout	Annual Growth in Net Sales	Annual Growth in NOP	Average % Difference Between ROIC and WACC	% Reduction in Target Number of RSUs
Threshold	50%	4%	4%	30.0% or greater	No reduction
Target	100%	7%	9%	20.0% - 29.9%	-5%
Maximum	200%	15%	20%	10.0% - 19.9%	-10%
				0.1% - 9.9%	-15%
				0% or lower	-20%

The following charts show the actual performance achieved for the performance period and how the total payout of 128.5% of target was determined.

	Net Sales ($M)	% Annual Growth	% of Target Payout	NOP ($M)	% Annual Growth	% of Target Payout
2017	$1,444	10.2%	139%	$91.9	19.9%	199%
2018	$1,532	6.0%	84%	$92.4	0.6%	0%
2019	$1,698	10.9%	149%	$112.1	21.3%	200%
	Three-year average:		124%	Three-year average:		133%

Total payout: 128.5% of target (equal weighting of average payout earned on Net Sales and NOP)

	Return on Invested Capital (ROIC)	Weighted Average Cost of Capital (WACC)	ROIC Premium vs. WACC
2017	14.3%	7.7%	86%
2018	16.0%	8.9%	80%
2019	17.8%	7.4%	141%
	Three-year average:		102%

ROIC modifier was not applied to this payout (Three-year average premium of 102% was above the threshold of 30%)

2017 Special Performance RSU Grant.  In 2017, a special award of Performance RSUs was made to executive officers including the NEOs.  The award was tied to achieving an EPS goal of $2.75 for fiscal year 2019.  This goal was 250% of the $1.10 in EPS reported for 2016.  Given the uncertainty of corporate tax rates at the time of the award in 2017, it was stipulated in the award agreement that the 2019 goal would be adjusted to the 2016 effective corporate tax rate for Sleep Number of 32.3%.  With this adjustment, the goal for 2019 EPS became the equivalent of $3.27, up from the original goal of $2.75.

Our Company achieved reported EPS for 2019 of $2.70, which was a compound annual growth rate of nearly 35% from 2016 to 2019, and within 2% of the original goal of $2.75.  This was below the adjusted goal of $3.27.  As a result, the Special Performance RSU award was not earned and will be forfeited.  Note that based on SEC rules, the grant date fair value for this award is still included in the Stock Awards column of the Summary Compensation Table for 2017 and considered part of the total compensation of our NEOs for that year even though the award was ultimately not earned.  Additional information on this award can be found in the Compensation Discussion and Analysis of the Company’s 2018 Proxy Statement.

Compensation Philosophy and Approach

The executive compensation program is designed to support our long-term strategic orientation.  It is competitive, heavily weighted toward performance-based incentive programs, and allows for appropriate risk taking and investments in the business as we execute our consumer innovation strategy.  Our incentive programs reward our executive officers for superior performance to deliver sustainable, profitable growth.  The incentive opportunities are tied to multiple financial metrics that support our business strategy and are aligned with shareholder interests.

Our executive compensation program is designed to:

●	Motivate and retain a talented management team to achieve superior company performance that is sustainable over time

●	Provide a market competitive total compensation opportunity that is predominantly performance based and at risk

●	Reward executives for achieving financial performance goals and creating shareholder value

●	Reinforce our philosophy of pay for performance with opportunities to earn above median compensation for performance that exceeds goals

Shareholders have expressed their support of our executive compensation program and its alignment with company performance.  Over the last five years (2015-2019), an average of 96% of votes cast by shareholders were in support of our annual proposal to approve, on an advisory basis, the compensation of the company’s NEOs including 97% of votes cast at our 2019 Annual Meeting.  We have maintained this strong support from our shareholders over time.  We have regular outreach discussions with shareholders to learn more about their perspectives. We regularly review and update our executive compensation program to ensure alignment with our objectives.  We also adhere to many governance best practices and policies.

Compensation Program Overview

Our pay for performance compensation program has three main components that make up the total direct compensation opportunity for our executive officers, as summarized in the table below.  With the effectiveness of the program, there were no changes to the design of these elements of our compensation program for 2019.

Element	Form	Metrics	Performance Period	Description
Long-Term Incentive Plan (LTI)	Performance Restricted Stock Units (Performance RSUs) (75% of LTI Grant Value)	Net Sales Growth (50% Weighting) NOP Growth (50% Weighting) ROIC Modifier Share Price Growth	Three-year vesting and performance period

Annual equity grant opportunity.  Payout can range from 0 to 200% of target RSUs granted based on net sales and NOP annual growth over the three-year performance period, subject to a potential ROIC performance modifier.  Value is tied to share price

	Non-Qualified Stock Options (NQSOs) (25% of LTI Grant Value)	Share Price Growth	Three-year vesting period and ten-year term	Annual equity grant opportunity. Options only have value if future share price is higher than share price at time of grant
Annual Incentive Plan (AIP)	Cash	Adjusted EBITDA (100% weighting)	One year	Target annual incentive opportunity represents a percent of base salary. Actual payout can range from 0 to 250% of target based on adjusted EBITDA performance for the year
Base Salary	Cash	n/a	n/a	Fixed pay component, reviewed annually and eligible for merit considering individual performance and positioning vs. external benchmarks

By design, our executive compensation mix is heavily weighted toward performance-based incentive programs that only have value if company performance meets or exceeds pre-determined financial goals, or if shareholder value increases.  As highlighted in the charts below, over 80% of our CEO’s target total direct compensation opportunity is performance-based and fully at-risk; for our other NEOs, this percentage is over 60%.

Other Elements of Compensation

Benefits.  Our executive officers participate in the benefit programs provided to our benefit eligible team members.  This includes company provided medical, dental, basic life, short-term disability, long-term disability, and a matched 401(k) plan.  Our NEOs participate in the 401(k) plan on the same basis as all other team members.  There is no supplemental matching program, excess plan, or other retirement program.  The value of the 401(k) matching contribution made by the company for our NEOs is included in “All Other Compensation” as disclosed in the “Summary Compensation Table” on page 51.

Non-Qualified Deferred Compensation Plan.  As described in more detail on page 57, our executive officers along with other leaders may elect to defer a portion of their salary, AIP payout, and Performance RSU payout under this non-qualified deferred compensation plan.  The company does not make any contributions to this plan on behalf of participants.  The plan offers a range of investment options for the tracking of an investment return on the deferrals, and participants can elect how their deferrals will be distributed in the future.

Executive Benefits and Perquisites.  Consistent with our commitment to emphasize pay for performance in our mix of total compensation, our executive officers receive very few executive benefits and perquisites.  The company has paid for a supplemental long-term disability that provided a benefit of 60% of pay in excess of the limits under the group plan.  The Committee approved the elimination of this executive benefit at the end of 2019.  The company provides only two perquisites to our executive officers:  financial counseling and an annual executive physical exam.  The annual limit for financial counseling is $15,000 for our CEO and $8,000 for our other NEOs.  The company pays for the cost after insurance coverage of an annual executive physical exam.  Amounts reimbursed for financial counseling or the executive physical exam are fully taxable to the executive and there is no “gross up” by the company to cover these taxes for the executive.

Employment Agreements.  We do not have employment agreements with any of our executive officers that provide for continued employment for any period of time.

Severance Plan.  Our executive officers and other key leaders of the company participate in the Sleep Number Executive Severance Pay Plan.  This plan provides for severance pay, prorated AIP incentive, and other benefits such as outplacement and limited COBRA reimbursement in the event of involuntary termination of employment not for cause or termination for good reason, including for events following a change-in-control, as those terms are defined in the plan.  This plan is described in more detail in the section labeled “Potential Payments Upon Termination or Change in Control” found on page 58.

Compensation Governance, Practices, and Policies

In order to meet the key objectives of our executive compensation program, the Company has adopted a strong corporate governance framework with the following practices and policies that ensure alignment with shareholder interests.  There have been no changes to these policies or practices since the last disclosure in the 2019 Proxy Statement.

Compensation Practice	Sleep Number Policy or Practice
Pay for performance	Yes	A significant percentage of the total direct compensation package is performance-based.
Robust stock ownership guidelines	Yes	Executive officers and members of the Board of Directors are subject to stock ownership guidelines.
Annual shareholder “Say on Pay”	Yes

We value our shareholders’ input on our executive compensation programs. Our Board of Directors seeks an annual non-binding advisory vote from shareholders to approve the executive compensation disclosed in our CD&A, tabular disclosures and related narrative of this Proxy Statement.

Annual compensation risk assessment	Yes	A risk assessment of our compensation programs is performed on an annual basis.
Clawback provisions	Yes

We have clawback provisions that allows for recovery of cash incentive awards and earned LTI payouts in the event of inaccurate financial statements or other actions that would constitute “cause” or “adverse action.”  In addition, certain participants are subject to automatic forfeiture in connection with misconduct resulting in an accounting restatement.

Independent compensation consultant	Yes	The Committee retains an independent compensation consultant to advise on the executive compensation program and practices and assist in the benchmarking of compensation levels.
Double-trigger vesting	Yes

If outstanding LTI grants are assumed or substituted upon a change-in-control, the vesting of the LTI grants will only be accelerated if the executive is terminated without cause or terminates with good reason within two years of the change-in-control (i.e., “double trigger vesting”).

Hedging of Company stock	No

Members of the Board of Directors, executive officers, director-level and above team members, and other team members designated by the Company from time-to-time as insiders may not directly or indirectly engage in transactions intended to hedge or offset the market value of Sleep Number common stock owned by them.

Pledging of Company stock	No

Members of the Board of Directors, executive officers, director-level and above team members, and other team members designated by the Company from time-to-time as insiders may not directly or indirectly pledge Sleep Number common stock as collateral for any obligation.

Tax gross-ups	No	We do not provide tax gross-ups to our executive officers, other than for relocation benefits that are applied consistently for all team members.
LTI Grant Practices and Procedures Policy	Yes

We have a policy that documents the practices and procedures for making LTI grants to eligible team members including executive officers.  This policy specifies approval procedures, timing of awards, and the award formulas that determine the number of options or RSUs granted.

Repricing of stock options	No	Our equity incentive plan does not permit repricing of stock options without shareholder approval or the granting of stock options with an exercise price below fair market value.
Employment contracts	No	None of our NEOs has an employment contract that provides for continued employment for any period of time.

Stock Ownership.  Encouraging stock ownership among our executive officers is critical in aligning their interests with those of our shareholders.  The company has stock ownership guidelines in place for executive officers as well as for members of the Board of Directors.  The following is the value of share ownership that is expected at various levels under these guidelines:

●	5x base salary for CEO

●	3x base salary for executive officers (other than CEO), and

●	5x annual cash retainer for Board members

According to the guidelines, the stock ownership value includes:  shares owned outright, shares held in the Profit Sharing and 401(k) Plan or the Executive Deferral Plan, after tax intrinsic value of vested and outstanding stock options, after tax value of outstanding Performance RSUs (prorated to the extent that any year of the performance period has been completed and the payout for that year is known).  Until the guideline is met, executives are required to hold 50% of the net shares from the vesting or payout of any LTI grant or from the exercise of stock options.  Directors are expected to achieve the guideline level of ownership within five years of their appointment to the Board.

Committee and Governance.    The Committee is comprised entirely of independent, non-employee Directors.  The key responsibilities of the Committee as outlined in its charter include:

●	Review and approve the company’s compensation philosophy

●	Establish executive compensation structure and programs designed to motivate and reward superior company performance

●	Lead the Board of Directors’ annual process to evaluate the performance of the CEO

●

Determine the composition and value of compensation for the CEO and other executive officers including base salaries, annual cash incentive awards, long-term equity-based awards, benefits, and perquisites

●	Establish, administer, amend and terminate executive compensation and major team member benefit programs

●

Assess management development progress and talent depth, organizational strategy, and succession planning for key leadership positions in the context of the company’s strategic, operational and financial growth objectives

●	Establish structure and amount of non-employee Director compensation

The Committee usually meets five to six times per year, in person or by conference call.  The Chairman of the Board, our CEO, other members of our management team, and the Committee’s independent compensation consultant may be invited to attend all or a portion of a Committee meeting, depending on the nature of the agenda.  Also, the Committee consistently meets in executive session without members of management present.

Neither our CEO nor any other member of our management team votes on any matters before the Committee.  The Committee, however, solicits the views of our CEO on compensation matters, other than her own, and particularly with respect to the compensation of members of the senior management team reporting to the CEO.  The Committee also solicits the views of other members of senior management and the company’s Human Resources department on topics related to key compensation elements and broad-based team member benefit plans.

Role of Independent Compensation Consultant.  Under its charter, the Committee has the authority to retain and consult with independent advisors to assist in fulfilling their responsibilities and duties.  To maintain the independence of these advisors, use by the company of any of these advisors for work other than that expressly commissioned by the Committee must be approved in advance by the Committee.

Since fiscal 2013, the Committee has retained Frederic W. Cook & Co., Inc. (FW Cook) as its independent compensation consultant.  At the Committee’s request each year, FW Cook certifies that it continues to be an independent advisor and discloses information in a letter to the Committee that demonstrates this independence.  The Committee assessed this certification and disclosure information and concluded that no conflict of interest or independence concerns exist in the engagement of FW Cook as the Committee’s independent compensation consultant.  In the course of its engagement, the independent compensation consultant:

●	Provides on-going assessment of each of the principal elements of the company’s executive compensation program

●	Advises the Committee on the design of both the annual cash incentive plan and the long-term equity incentive program

●	Works with the Committee and representatives of senior management to assess and refine the company’s peer group for ongoing comparative analysis purposes

●	Provides the Committee with updates related to regulatory and legislative matters

●	Reviews market data, trends and analyses based on proxy data for our peers and other data sources to inform executive compensation levels and design

●	Provides advice and guidance to the Committee on pay actions for executives

CEO Assessment Process.  The Committee evaluates Ms. Ibach’s performance by soliciting input from all members of the Board.  The Board also assesses Ms. Ibach’s performance against objectives incorporating key strategic and operational factors, including growth, profitability, product innovation, advancement of strategic initiatives, organizational development and investor relations.  The CEO performance feedback from all independent Board members is consolidated into a report which is the basis of a full Board discussion in Executive Session led by the Chair of the Committee.  The Board’s assessment of Ms. Ibach’s performance is a major consideration in determining any compensation adjustments for the coming year.

Compensation Risk Assessment.  Based on an annual risk assessment, the company has determined that none of its compensation policies, practices or programs is reasonably likely to have a material adverse effect on the company.  The results of this risk assessment were shared with the Committee.

Peer Group.  The Committee, in consultation with FW Cook, annually reviews the composition of the industry peer group to ensure that the included companies are appropriate in terms of size and business focus.  The selected peer group consists of publicly traded companies that are within a range of size compared to Sleep Number and involved in household/home furnishing, appliances, retail, or technology industries with a focus on products delivered direct to consumers.  The selection criteria also consider other factors such as whether the company demonstrates high growth particularly through product development or market expansion or whether the company has products or service driven through technology or innovation.   To ensure that our peer group includes companies of appropriate size and scope, we generally aim to select companies whose net sales and market capitalization are within a range of one-third to three times our own comparable metrics.

The following is the peer group as of September 2018 that was then utilized in the benchmarking reviewed by the Committee for compensation actions approved in March 2019 and described in this 2020 Proxy Statement:

Aaron’s, Inc.

Columbia Sportswear Company

Conn’s, Inc.

The Container Store Group, Inc.

Deckers Outdoor Corporation

Dolby Laboratories, Inc.

Ethan Allen Interiors Inc.

Express Inc.

Haverty Furniture Companies Inc.

iRobot Corporation La-Z-Boy Incorporated Leggett & Platt, Incorporated Pier 1 Imports Inc. RH Steven Madden, Ltd. Tempur Sealy International, Inc. Vitamin Shoppe, Inc.

In September 2019, the Committee approved changes to the peer group for purposes of benchmarking that will be reviewed for compensation actions in March 2020 (disclosed in the 2021 Proxy Statement).  They approved the removal of Columbia Sportswear, which is a controlled company that made it difficult to make valid pay comparisons.  They also approved the removal of Express, Pier 1, and Vitamin Shoppe, which are not currently aligned with Sleep Number’s growth strategy.  In their place, the Committee approved the addition of three companies given their growth characteristics, consumer innovation, use of technology, and comparability in size:  Herman Miller, Inc.; Steelcase Inc.; and Plantronics, Inc.

Benchmarking.  With the assistance of FW Cook, the Committee considers market data on base salary, target total cash compensation, and target total direct compensation when establishing compensation levels for executive officers.  The sources for this market comparison are from peer group pay data (most recent disclosures) and certain retail, technology or general industry surveys from third parties.  For each executive, we attempt to match as closely as possible our position to what is most comparable in our peers or the surveys.  This competitive analysis is just one factor considered when making pay decisions on base salary or incentive opportunities.

The Committee generally seeks to align target total direct compensation opportunities with the median of the market, while providing opportunity for top quartile compensation for performance above goal and below median compensation for performance below goal. Additionally, performance goals are set with consideration for peer group performance.

Tax Considerations.  We have historically considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code in our design and operation of various incentive programs including AIP and LTI.  The Tax Cut and Jobs Act, signed into law on December 22, 2017 (the “Tax Act”), among other things, repealed the exemption from the $1 million compensation deduction limit under Section 162(m) for “performance-based” compensation effective for the company’s taxable years beginning after December 31, 2017, subject to transition relief for binding contracts entered into prior to November 2, 2017.  Our AIP and LTI programs are designed to permit the grant and payment of equity or cash incentive awards that qualify as “performance-based” compensation, which, to the extent applicable, would be exempt from the Section 162(m) deduction limitation.  The Committee intends to administer the existing AIP and LTI programs, to the extent covered under the transition rule, with a view towards preserving their ability to qualify as exempt “performance-based” compensation for purposes of Section 162(m).  However, the Committee does not require all compensation programs, including AIP and LTI, to be fully deductible under Section 162(m) as the Committee believes it is important to preserve flexibility in maintaining compensation programs that are aligned with our compensation philosophy. Given the Tax Act repeal of the performance-based pay exception, the Committee may design future programs and administer the existing programs in a manner that does not satisfy the requirements for an exemption from the Section 162(m) deduction limit.

We currently expect that we will continue to structure our executive compensation program consistent with our pay for performance philosophy so that a significant portion of total executive compensation is linked to the performance of our company.

Summary Compensation Table

The following table contains compensation information for the last three fiscal years relating to the named executive officers. Note that the AIP awards earned for each fiscal year are reported under the heading “Non-Equity Incentive Plan Compensation.” The values shown under the headings “Stock Awards” and “Option Awards” are the grant date fair values of the awards received in each fiscal year. This does not represent what was earned or paid out for these awards due to performance. The details of our named executive officers’ compensation are discussed in the Compensation Discussion and Analysis beginning on page 30.

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(1) ($)	Non- Equity Incentive Plan Compensa-tion(3) ($)	All Other Compensa- tion(4) ($)	Total ($)
Shelly R. Ibach President and CEO	2019	$988,462	—	$2,878,408	$978,858	$ 1,521,835	$ 44,727	$6,412,290
	2018	$926,923	—	$2,158,898	$725,426	$ 589,837	$ 31,620	$4,432,704
	2017	$841,923	—	$4,740,701	$540,042	$ 1,137,400	$ 30,363	$7,290,429

David R. Callen SVP and CFO	2019	$502,437	—	$ 395,740	$ 135,133	$ 354,544	$ 16,023	$1,403,877
	2018	$472,763	—	$ 377,850	$ 126,927	$ 139,111	$ 18,075	$1,134,726
	2017	$428,431	—	$ 682,486	$ 116,614	$ 285,120	$ 10,802	$1,523,453

Melissa Barra	2019	$439,074	—	$ 395,740	$ 135,133	$ 309,833	$ 19,961	$1,299,741
SVP and Chief Sales, Services and Strategy Officer

Andrea L. Bloomquist SVP and Chief Product Officer	2019	$449,021	—	$ 376,940	$ 128,717	$ 316,851	$ 17,353	$1,288,882
	2018	$429,484	—	$ 323,749	$ 108,825	$ 126,376	$ 20,061	$1,008,495
	2017	$416,520	—	$ 682,486	$ 116,614	$ 277,194	$ 10,054	$1,502,868

Suresh Krishna SVP and Chief Operations, Supply Chain and Lean Officer	2019	$447,742	—	$ 357,905	$ 122,301	$ 315,949	$ 24,029	$1,267,926
	2018	$412,965	—	$ 323,749	$ 108,825	$ 121,515	$ 31,597	$998,651
	2017	$400,500	—	$ 682,486	$ 116,614	$ 266,533	$ 11,802	$1,477,935

(1)	Reflects the aggregate grant date fair value of equity awards granted during fiscal years 2019, 2018 and 2017, computed in accordance with FASB ASC Topic 718. See Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, for a discussion of the relevant assumptions used in calculating these amounts.

(2)	The “Stock Awards” column includes Performance RSU awards granted during fiscal years 2019, 2018, and 2017 and a special performance-vested RSU award granted during fiscal 2017. The amounts included for these awards represent the grant date fair value assuming the achievement of the performance goals for a target payout. As noted on page 42 of the Compensation Discussion and Analysis, the special performance-vested RSU award granted during fiscal 2017 was not earned and none of the RSUs for the award were paid out. The grant date fair value for this award is included in the table above even though no value was realized from the award. The amounts included in “Stock Awards” for 2017 were: for Ms. Ibach, $3,104,528; for Mr. Callen, $329,280; for Ms. Bloomquist, $329,280; and for Mr. Krishna, $329,280. If the Performance RSU awards granted during fiscal year 2019 had been calculated assuming that the maximum payout had been earned, the grant date fair value of these Performance RSU awards would have been as follows: for Ms. Ibach, $5,756,816; for Mr. Callen, $791,480; for Ms. Barra, $791,480; for Ms. Bloomquist, $753,880; and for Mr. Krishna, $715,810. For further information on these awards, see the “Grants of Plan-Based Awards” table and the discussion in the Compensation Discussion and Analysis under the heading “Long-Term Incentive Plan (LTI).”

(3)	Represents annual incentive compensation earned under the AIP. See the discussion in the Compensation Discussion and Analysis under the heading “Annual Incentive Plan (AIP).”

(4)	All other compensation includes the costs of (i) reimbursement for personal financial planning and tax advice; (ii) company sponsored physical exam; (iii) company matching contribution to the 401(k) Plan according to a matching formula and contribution limits that are the same for all participants; and (iv) annual premium for supplemental long-term disability coverage, which is no longer being provided by the company to executive officers after the end of fiscal year 2019.

Grants of Plan-Based Awards

The following table summarizes for each of the named executive officers the non-equity incentive award opportunity under the AIP for fiscal year 2019 and the equity awards (Performance RSUs and Options) made during the fiscal year 2019.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)

		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Shelly R. Ibach	3/29/19(2) 3/29/193) 9/18/19(2) 9/18/19(3)	$293,077	$1,186,153	$2,965,383	4,126 1,026	49,700 12,355	99,400 24,710		40,405 10,045	$47.00 $43.91	$2,335,900 $ 797,671 $ 542,508 $ 181,187
David R. Callen	3/29/19(2) 3/29/19(3)	$68,317	$276,340	$690,850	699	8,420	16,840		6,845	$47.00	$ 395,740 $ 135,133
Melissa Barra	3/29/19(2) 3/29/19(3)	$57,958	$241,491	$603,727	699	8,420	16,840		6,845	$47.00	$ 395,740 $ 135,133
Andrea L. Bloomquist	3/29/19(2) 3/29/19(3)	$61,054	$246,961	$617,403	666	8,020	16,040		6,520	$47.00	$ 376,940 $ 128,717
Suresh Krishna	3/29/19(2) 3/29/19(3)	$60,245	$246,258	$615,645	633	7,615	15,230		6,195	$47.00	$ 357,905 $ 122,301

(1)	This represents the cash annual incentive opportunity for 2019 under the AIP. The actual amounts earned under this plan for 2019 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The threshold reflects the amount that would be payable under the plan if only the minimum performance level for first half of 2019 is achieved, which would result in an AIP payout of only the progress payment. If the minimum performance level for payment of the threshold amount is not achieved, then no incentive would be payable under the plan. See discussion in the Compensation Discussion and Analysis under the heading “Annual Incentive Plan (AIP).”

(2)	This represents Performance RSU awards described in greater detail in the Compensation Discussion and Analysis under the heading, “Long-Term Incentive Plan (LTI).” The target number of Performance RSUs will be adjusted based on company performance against annual growth goals over a three-year performance period covering fiscal years 2019, 2020 and 2021. There can also be a reduction in the target number of Performance RSUs for ROIC performance below a threshold. Performance RSUs are also subject to a three-year vesting requirement from the grant date. If any dividends are paid on our common stock, the holders of the Performance RSUs would receive dividends at the same rate as paid to other shareholders if and when the Performance RSU award is earned and becomes fully vested.

(3)	These awards represent stock options described in greater detail in the Compensation Discussion and Analysis under the heading, “Long-Term Incentive Plan (LTI).” These stock options have an exercise price equal to the closing trading price of the company’s common stock on the grant date. The options vest in three equal annual installments on each of the anniversaries following the grant date. These options remain exercisable for up to 10 years from the grant date, subject to earlier termination upon certain events related to termination of employment.

(4)	Reflects the grant date fair value computed in accordance with FASB ASC Topic 718. The value for Performance RSU awards reflects the target award value.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the total outstanding equity awards for each of the named executive officers as of December 28, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Shelly R. Ibach	17,900	—	$28.99	2/23/2022	—	—	—	—
	10,146	—	$25.99	6/1/2022	—	—	—	—
	41,950	—	$21.15	4/1/2023	—	—	—	—
	27,430	—	$17.77	3/28/2024	—	—	—	—
	29,480	—	$33.32	3/16/2025	—	—	—	—
	57,790	—	$18.81	3/22/2026	—	—	—	—
	35,813	17,907(1)	$23.61	3/21/2027	—	—	—	—
	—	—	—	—	89,051(2)	$4,416,039	—	—
	17,032	34,063(3)	$34.35	3/21/2028	—	—	—	—
	—	—	—	—	—	—	62,850(4)	$3,116,732
	—	40,405(5)	$47.00	3/29/2029	—	—	—	—
	—	10,045(6)	$43.91	9/18/2029	—	—	—	—
	—	—	—	—	—	—	49,700(7)	$2,464,623
	—	—	—	—	—	—	12,355(8)	$612,684

David R. Callen	7,395	—	$17.36	4/7/2024	—	—	—	—
	4,420	—	$33.32	3/16/2025	—	—	—	—
	11,010	—	$18.81	3/22/2026	—	—	—	—
	7,733	3,867(1)	$23.61	3/21/2027	—	—	—	—
	—	—	—	—	19,224(2)	$953,318	—	—
	2,980	5,960(3)	$34.35	3/21/2028	—	—	—	—
	—	—	—	—	—	—	11,000(4)	$545,490
	—	6,845(5)	$47.00	3/29/2029	—	—	—	—
	—	—	—	—	—	—	8,420(7)	$417,548

Melissa Barra	6,300	—	$21.28	2/18/2023	—	—	—	—
	4,860	—	$17.77	3/28/2024	—	—	—	—
	3,315	—	$33.32	3/16/2025	—	—	—	—
	8,255	—	$18.81	3/22/2026	—	—	—	—
	5,290	2,645(1)	$23.61	3/21/2027	—	—	—	—
	—	—	—	—	13,152(2)	$652,208	—	—
	—	—	—	—	—	—	—	—
	2,129	4,256(3)	$34.35	3/21/2028	—	—	—	—
	—	—	—	—	—	—	7,855(4)	$389,529
	—	6,845(5)	$47.00	3/29/2029	—	—	—	—
	—	—	—	—	—	—	8,420(7)	$417,548

Outstanding Equity Awards at Fiscal Year-End, continued

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (9)
Andrea L. Bloomquist	—	3,867(1)	$23.61	3/21/2027	—	—	—	—
	—	—	—	—	19,224(2)	$953,318	—	—
	—	5,110(3)	$34.35	3/21/2028	—	—	—	—
	—	—	—	—	—	—	9,425(4)	$467,386
	—	6,520(5)	$47.00	3/29/2029	—	—	—	—
	—	—	—	—	—	—	8,020(7)	$397,712

Suresh Krishna	4,770	—	$19.38	4/11/2026	—	—	—	—
	9,500	—	$19.38	4/11/2026	—	—	—	—
	3,866	3,867(1)	$23.61	3/21/2027	—	—	—	—
	—	—	—	—	19,224(2)	$953,318	—	—
	2,555	5,110(3)	$34.35	3/21/2028	—	—	—	—
	—	—	—	—	—	—	9,425(4)	$467,386
	—	6,195(5)	$47.00	3/29/2029	—	—	—	—
	—	—	—	—	—	—	7,615(7)	$377,628

(1)

These stock options were granted on March 21, 2017 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment through the applicable vesting date.

(2)

These Performance RSU awards were granted on March 21, 2017 and will become vested on March 21, 2020, subject to continuing employment through the applicable vesting date.  The number of shares shown above reflects the actual payout that was earned for the 2017 Performance RSUs based on the performance period that covers fiscal years 2017, 2018 and 2019.  The payout for the 2017 Performance RSU awards is described in greater detail in the Compensation Discussion and Analysis under the heading, “Long-Term Incentive Plan (LTI).”

(3)

These stock options were granted on March 21, 2018 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment through the applicable vesting date.

(4)

These Performance RSU awards were granted on March 21, 2018 and will become vested on March 21, 2021, subject to achieving performance criteria and continuing employment through the vesting date.  The number of shares shown above reflects the target award level.  The performance period for this award covers fiscal years 2018, 2019 and 2020.

(5)

These stock options were granted on March 29, 2019 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment through the applicable vesting date.

(6)

These stock options were granted on September 18, 2019 and vest one-third each year on each of the first three anniversaries of the date of grant, subject to continuing employment through the applicable vesting date.

(7)

These Performance RSU awards were granted on March 29, 2019 and will become vested on March 29, 2022, subject to achieving performance criteria and continuing employment through the vesting date.  The number of shares shown above reflects the target award level.  The performance period for this award covers fiscal years 2019, 2020 and 2021.

(8)

These Performance RSU awards were granted on September 18, 2019 and will become vested on September 18, 2022, subject to achieving performance criteria and continuing employment through the vesting date.  The number of shares shown above reflects the target award level.  The performance period for this award covers fiscal years 2019, 2020 and 2021.

(9)	Calculated by multiplying unvested stock awards by $49.59, the closing price of the company’s common stock on the Nasdaq Stock Market on December 27, 2019, the last trading day of fiscal year 2019.

Option Exercises and Stock Vested

The following table summarizes the stock options that were exercised and the stock awards that became vested for each of the named executive officers during the fiscal year ended December 28, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Shelly R. Ibach	31,793	$864,206	75,862	$3,484,342
David R. Callen	—	—	14,449(4)	$663,643
Melissa Barra	—	—	10,837	$497,743
Andrea L. Bloomquist	57,425	$1,451,494	14,449	$663,643
Suresh Krishna	21,000	$524,490	18,785	$916,144

(1)

The value realized on the exercise of stock options for purposes of this table is based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the stock option.

(2)

The amounts shown in these columns represented the number of shares that were earned and paid out for the 2016 Performance RSU award that covered the performance period of fiscal years 2016, 2017, and 2018. These awards became vested on March 22, 2019, except for Mr. Krishna’s award which became vested on April 11, 2019.

(3)	The value realized for purposes of this table is based on the fair market value of our common stock on the date of vesting of the 2016 Performance RSU award.

(4)

Under the company’s Deferral Plan (described in the Nonqualified Deferred Compensation table below), Mr. Callen deferred the receipt of 13,976 shares until the earlier of March 22, 2021 or the termination of his employment. The value of these deferred shares realized on vesting is based on the closing stock price on the vesting date, regardless of whether the payout had been deferred. The actual value of the deferred shares when paid out in the future may be different than the value reflected in this table. The value realized on vesting is also reflected in the “Executive Contributions in Last Fiscal Year” column in the Nonqualified Deferred Compensation table below.

Nonqualified Deferred Compensation

Named executive officers are eligible to participate in the Sleep Number Executive Deferral Plan (“Deferral Plan”), a non-qualified deferred compensation plan. The Deferral Plan allows executives to defer payment of up to 50% of their base salary, 75% of their AIP payout, and 100% of their payout from Performance RSUs or other stock awards. At the time that executives make their deferral election, they choose whether their deferrals will be paid out in a lump sum or up to ten annual installments following a specified future date or their termination of employment. For salary or AIP deferrals, executives choose how to allocate their deferrals across a range of notional investment alternatives that are similar to the investment fund options in the company’s 401(k) Plan. The executive’s deferral account is credited with the earnings as if there was a deemed investment in the notional investment alternatives offered for the Deferral Plan. For RSU deferrals, the amounts deferred are tracked in deferred share units, and distributions are settled in shares of common stock.

The following table summarizes for each named executive officer their contributions, earnings, and balance for the Deferral Plan for the fiscal year ended December 28, 2019. Note that the company does not make any contributions to the Deferral Plan on behalf of participants.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balanceat Last Fiscal Year-End(3) ($)
Shelly R. Ibach	$1,174,686	—	$1,203,703	—	$5,632,407
David R. Callen	$641,918	—	$158,013	—	$1,023,525
Melissa Barra	—	—	—	—	—
Andrea L. Bloomquist	$224,510	—	$1,824	—	$226,334
Suresh Krishna	—	—	—	—	—

(1)

The amounts in this column represent deferred amounts credited to the executive’s deferral accounts during fiscal year 2019.  This included base salary deferrals that are included in the “Salary” column of the “Summary Compensation Table” for 2018 as follows:  for Ms. Ibach, $512,500; and for Ms. Bloomquist, $224,510.

(2)

These amounts represent the total aggregate notional earnings for fiscal year 2019 for the executive’s deferral account under the Deferral Plan. These are notional earnings based on how the executive has elected to direct their salary or AIP deferrals to various investment alternatives, and the actual market return of that investment alternative for the year. For RSU deferrals, earnings represent the change in market value of the deferred share units held in the executive’s deferral account.

(3)	This is the aggregate market value of the executive’s deferral account under the Deferral Plan as of the end of fiscal year 2019.

Potential Payments Upon Termination or Change in Control

This section describes the potential payments that would be made to the named executive officers under various employment termination scenarios as if they occurred at the end of fiscal year 2019 (as of December 28, 2019).  The values shown in the table are calculated as of this date based on certain estimates or assumptions as described in the footnotes.  The actual amounts received may differ materially from those shown in the table.  The table does not include amounts already vested that the executive would receive if he or she left the company for any reason, such as the fully vested balance of an executive’s deferral account, gains from outstanding options that are exercisable, or payments and benefits that are provided on a non-discriminatory basis to salaried team members generally upon termination.

All Sleep Number team members, including all executive officers, are “at will” team members, meaning that the team member or the company may terminate the employment relationship with or without cause and with or without notice, at any time at the option of either the team member or the company.  Executive officers do not have employment agreements, and do not have any contractual or other right to employment for any term or period of time.  In addition, executive officers are only eligible for the severance pay and other benefits as provided under the company’s Executive Severance Pay Plan as shown in the table and described in the footnotes.

The table below shows information about the acceleration of option or stock awards in the event of a change in control as defined under the company’s Amended and Restated 2010 Omnibus Incentive Plan (the “2010 Plan”).  The 2010 Plan contains a “double-trigger” change in control provision.  Under this provision, if outstanding option or stock awards are assumed or substituted following a change in control, vesting of the option or stock awards is only accelerated in the event of involuntary termination not for cause or resignation for good reason of the team member, as those terms are defined under the 2010 Plan.  This is provided that the team member’s termination of employment occurs within two years of the change in control.

Vesting of option or stock awards may also be accelerated in the event a named executive officer qualifies for retirement treatment under the terms of the award agreements and the 2010 Plan.  If an executive is at least age fifty-five (55) and has five (5) or more years of service at retirement, the vesting will be accelerated on a pro-rata portion of their option or stock award based on the portion of the vesting period that was actually worked through the date of retirement. For option and stock awards granted beginning in fiscal 2017, an additional retirement provision was added.  If an executive is at least age sixty (60) and has five (5) or more years of service at retirement, there is a full acceleration of vesting of the option or stock award provided that the executive gives a one-year notice of their intention to retire.  This additional acceleration of vesting provision does not apply to any option or stock award granted within less than a year of retirement.

		Triggering Events

Name	Type of Payment	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Termination (No Change in Control) ($)	Involuntary Termination (Following Change in Control) (1) ($)	Death or Disability ($)
Shelly R. Ibach	Cash Severance (2)	—	—	$4,415,000	$11,604,190	—
	Option Award Acceleration (3)	$589,805	—	$589,805	$1,146,049	$1,146,049
	Stock Award Acceleration (4)	$6,590,164	—	$6,590,164	$10,610,078	$10,610,078
	Benefit Reimbursement (5)	—	—	$9,221	$9,221	—
	Executive Disability (6)	$7,179,969	—	—	—	$3,204,874
	Total	—	—	$6,615,000	$18,380,348	$14,961,001
David R. Callen	Cash Severance (2)	—	—	$797,429	$1,584,859	—
	Option Award Acceleration (3)	—	—	—	$209,024	$209,024
	Stock Award Acceleration (4)	—	—	—	$1,916,356	$1,916,356
	Benefit Reimbursement (5)	—	—	$10,779	$10,779	—
	Executive Disability (6)	—	—	—	—	$2,177,529
	Total	—	—	$808,208	$3,721,018	$4,302,909
Melissa Barra	Cash Severance (2)	—	—	$717,787	$1,425,575	—
	Option Award Acceleration (3)	—	—	—	$151,307	$151,307
	Stock Award Acceleration (4)	—	—	—	$1,459,285	$1,459,285
	Benefit Reimbursement (5)	—	—	$10,779	$10,799	—
	Executive Disability (6)	—	—	—	—	$1,461,464
	Total	—	—	$728,566	$3,046,966	$3,072,056
Andrea L. Bloomquist	Cash Severance (2)	—	—	$713,716	$1,417,431	—
	Option Award Acceleration (3)	—	—	—	$195,228	$195,228
	Stock Award Acceleration (4)	—	—	—	$1,818,416	$1,818,416
	Benefit Reimbursement (5)	—	—	—	—	—
	Executive Disability (6)	—	—	—	—	$2,646,754
	Total	—	—	$713,716	$3,431,075	$4,660,398
Suresh Krishna	Cash Severance (2)	—	—	$718,871	$1,427,742	—
	Option Award Acceleration (3)	—	—	—	$194,386	$194,386
	Stock Award Acceleration (4)	—	—	—	$1,798,332	$1,798,332
	Benefit Reimbursement (5)	—	—	$10,779	$10,779	—
	Executive Disability (6)	—	—	—	—	$2,272,907
	Total	—	—	$729,650	$3,431,239	$4,265,625

(1)	The amounts payable to the named executive officers upon a change in control may be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

(2)	Our named executive officers are participants in the company’s Executive Severance Pay Plan. Under this plan, a participant is eligible for severance pay and other benefits in the event of involuntary termination not for cause or resignation for good reason (“qualifying termination”), as those terms are defined under the plan. There is no severance pay benefit for voluntary termination or involuntary termination for cause. As a condition of receiving any severance pay under the plan, the executive must agree to a general release of claims against the company. The amount of the severance pay payable for a qualifying termination is a multiple of the sum of the executive’s annual base salary plus the target annual incentive award under AIP, as of the date of termination. For Ms. Ibach, the multiple is two times and for all other NEOs, the multiple is one times. If the qualifying termination occurs within a period starting six months before a change in control event and ending two years after a change in control event, the multiple would be as follows: For Ms. Ibach, three times; for all other NEOs, two times. In order to receive the additional severance pay for qualifying terminations after a change in control, the executive must agree to refrain from certain restricted activities for an extended period of two years after termination of employment. The plan defines restricted activities to include certain competitive and solicitation activities. Severance pay benefits are paid in a lump sum following termination of employment. The cash severance amounts shown above were calculated using annual base salary and target annual incentive for AIP in effect for each executive as of the end of fiscal 2019. Also under the plan, participants are eligible for outplacement services. The maximum value of this benefit is included in the cash severance amounts shown above. The plan does provide for a pro-rata annual incentive award under AIP for the period of the year that the participant was actively employed. The calculations for this table are as of the end of the fiscal year, which is when participants in the AIP become eligible for the full incentive award earned for that fiscal year. As a result, the table does not include any value for a pro-rata annual incentive.

(3)	The value of the acceleration of the vesting of unvested stock options held by a named executive officer is based on the difference between: (i) the fair market value of our common stock as of December 27, 2019 ($49.59), and (ii) the per share exercise price of the options held by the executive. The range of exercise prices of unvested stock options held by our named executive officers included in the table as of December 28, 2019 was $17.36 to $47.00. For voluntary termination when an executive is eligible for retirement treatment (age 55 and five or more years of service), the number of unvested stock options is prorated in valuing the acceleration of vesting.

(4)	The value of the acceleration of the vesting of stock awards held by a named executive officer is based on: (i) the number of unvested RSUs held by the executive as of December 28, 2019, multiplied by (ii) the fair market value of our common stock on December 27, 2019 ($49.59). Performance RSUs whose performance period had been completed as of December 28, 2019 are reflected based on the actual payout earned. All other Performance RSUs are reflected at target. For voluntary termination when an executive is eligible for retirement treatment (age 55 and five or more years of service), the number of unvested RSUs is prorated in valuing the acceleration of vesting.

(5)	For a qualifying termination under the Executive Severance Pay Plan, a named executive officer is eligible to receive a reimbursement equal to the difference in cost between the monthly COBRA premium and the monthly cost for the medical plan coverage while an active team member. The reimbursement is for as long as the executive is covered by COBRA but for a period not to exceed two years for Ms. Ibach and one year for all other NEOs.

(6)	Our named executive officers are eligible for supplemental long-term disability coverage that is paid for the company. This benefit coverage is in addition to the long-term disability coverage provided under the company’s group plan that is provided to all benefit eligible team members. The amounts shown above represent the estimated present value of the supplemental disability benefit for each named executive officer assuming that the benefit payment had commenced on December 28, 2019 and had been paid until age 65. A discount rate of 3% per year was used in the present value calculation. Note that the supplemental long-term disability coverage is no longer being provided by the company to executive officers after the end of fiscal year 2019.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following information about the relationship of the annual total compensation of our team members and the annual total compensation of our CEO. For fiscal year 2019 ending on December 28, 2019, we identified that the annual total compensation of the team member identified as the median was $54,055. Based on this information, the 2019 ratio of the annual total compensation of our CEO, as reported in the Summary Compensation Table under the heading “Total”, to the median annual total compensation of all team members, excluding our CEO, was estimated to be 119 to 1.

The following is a summary of the methodology and assumptions used in determining the median annual total compensation of our team members for 2019:

●	We used our total active team member population as of the end of fiscal year 2019.

●	For measuring total compensation of our team members, we included base wages, incentive compensation, commissions, over-time, paid time off, and holiday pay that was actually paid to each team member during fiscal year 2019.

●	For team members included in the population that were hired during fiscal year 2019, we annualized their actual total compensation to consider that they worked for only a portion of the year.

It should be noted that under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of total compensation included, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs. As such, our pay ratio may not be comparable to the pay ratio reported by other companies.

Director Compensation

The following table summarizes the total compensation paid or earned by each of the non-employee members of our Board of Directors for the 2019 fiscal year ended December 28, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Daniel I. Alegre	$85,000	$80,269	$26,729	—	$191,998
Stephen L. Gulis, Jr.(3)	$86,000	$80,269	$26,729	$192	$193,190
Michael J. Harrison	$94,000	$80,269	$26,729	—	$200,998
Deborah L. Kilpatrick, Ph.D.(5)	$85,000	$80,269	$26,729	—	$191,998
Brenda J. Lauderback(3)	$100,000	$80,269	$26,729	—	$206,998
Barbara R. Matas (3)(4)	$100,000	$80,269	$26,729	$155	$207,153
Kathleen L. Nedorostek (4)	$86,000	$80,269	$26,729	$120	$193,118
Vicki A. O’Meara	$42,500	—	—	—	$42,500
Michael A. Peel(3)	$93,000	$80,269	$26,729	—	$199,998
Jean-Michel Valette	$210,000	$80,269	$26,729	—	$316,998

(1)	Reflects the aggregate grant date fair value of 2,345 restricted stock awards granted during fiscal year 2019, computed in accordance with FASB ASC Topic 718. See Note 8, Shareholders’ Deficit, to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, for a discussion of the relevant assumptions used in calculating these amounts. As of December 28, 2019, the aggregate number of shares outstanding under stock awards, including restricted stock, restricted stock units and phantom stock, held by those who served as non-employee Directors during fiscal year 2019 was as follows: Mr. Alegre, 2,345 shares; Mr. Gulis, 71,927 shares; Mr. Harrison, 11,409 shares; Ms. Kilpatrick, 2,345 shares; Ms. Lauderback, 10,993 shares; Ms. Matas, 16,850 shares; Ms. Nedorostek, 19,009 shares; Mr. Peel, 15,970 shares; and Mr. Valette, 2,345 shares.

(2)	Reflects the aggregate grant date fair value of 1,865 stock option awards granted during fiscal year 2019, computed in accordance with FASB ASC Topic 718. See Note 8, Shareholders’ Deficit, to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2019, for a discussion of the relevant assumptions used in calculating these amounts. As of December 28, 2019, the aggregate number of stock options outstanding held by those who served as non-employee Directors during fiscal 2019 was as follows: Mr. Alegre, 15,387; Mr. Gulis, 11,767; Mr. Harrison, 18,856; Ms. Kilpatrick, 4,030; Ms. Lauderback, 21,262; Ms. Matas, 8,152; Ms. Nedorostek, 21,262; Mr. Peel 21,262; and Mr. Valette, 15,766.

(3)	Under the 2010 Omnibus Incentive Plan, non-employee Directors may elect to defer receipt of any shares of the company’s common stock under an Incentive Award granted to non-employee Directors under the Plan. For fiscal 2019, the following Directors have elected to defer receipt of their 2019 Incentive Award: Mr. Gulis, 2,345 shares; Ms. Lauderback, 2,345 shares; Ms. Matas, 2,345 shares; and Mr. Peel, 2,345 shares.

(4)	Ms. Matas and Ms. Nedorostek elected to receive Director fees in the form of common stock under the company’s 2010 Omnibus Incentive Plan, and to defer receipt of such shares. The number of shares paid is determined by dividing the amount of the Director’s fees to be deferred by the fair market value per share of our common stock on the date the fees otherwise would have been payable in cash. The number of shares to be received by Ms. Matas in lieu of cash payments during fiscal 2019 is 2,383 shares and the related grant date fair value was $100,500. The number of shares to be received by Ms. Nedorostek in lieu of cash payments during fiscal 2018 is 2,071 shares and the related grant date fair value was $87,500.

(5)	Ms. Kilpatrick elected to receive a portion of Director fees in the form of common stock under the company’s 2010 Omnibus Incentive Plan. The number of shares paid is determined by dividing the amount of the Director’s fees to be received in the form of common stock by the fair market value per share of our common stock on the date the fees otherwise would have been payable in cash. The number of shares received by Ms. Kilpatrick in lieu of cash payments during fiscal 2019 was 1,508 shares and the related grant date fair value was $63,677.

Summary of Non-Employee Director Compensation

The compensation payable to non-employee directors of Sleep Number Corporation is reviewed and determined annually by the Management Development and Compensation Committee, typically at the quarterly meeting in May of each year.

Annual Cash Retainer. For each of the last two years, each of our non-employee directors received an annual cash retainer of $85,000. The Chairs of each of the Committees of the Board received additional cash compensation of $15,000 per year. The non-executive Chairman of the Board received an additional cash retainer of $125,000 per year.

Meeting Fees. In 2019, each non-employee director (other than the non-executive Chairman of the Board) received meeting fees for Board and Committee meetings attended beyond the normal number of regular or typical meetings for the Board and each Committee in a fiscal year, including: (i) Board meeting fees of $1,000 per in-person meeting and $500 per telephonic meeting after a minimum of eight Board meetings for the fiscal year, and (ii) Committee meeting fees of $750 per in-person Committee meeting and $500 per telephonic Committee meeting after a minimum of eight meetings for each Committee for the fiscal year.

Equity Compensation. Coincident with the annual meeting of shareholders, non-employee directors are eligible to receive equity compensation in amounts determined by the Management Development and Compensation Committee, of which generally 75% would be paid in the form of restricted stock and 25% in stock options, based on Black-Scholes valuation, with the grants to vest on the earlier of one year from the date of grant or the date of the next annual meeting at which directors are elected to the Board, so long as the director continues to serve on our Board of Directors. All options granted to directors have an exercise price equal to the fair market value of our common stock on the date of grant and remain exercisable for a period of up to 10 years, subject to continuous service on our Board of Directors. In 2019, the Management Development and Compensation Committee established an annual equity compensation target of $115,000 for each of our non-employee directors. The actual equity compensation granted to non-employee directors in the fiscal year is set forth above.

Reimbursement of Expenses. All of our directors are reimbursed for travel expenses for attending meetings of our Board or any of the Committees and for attending approved director continuing education programs.

No Director Compensation for Employee Directors. Any director who is also an employee of our company does not receive additional compensation for service as a director.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)		Weighted average exercise price of outstanding options, warrants and rights(3) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(4) (c)
Equity compensation plans approved by security holders	2,068,036	(2)	$26.87	2,050,970
Equity compensation plans not approved by security holders	None		Not applicable	None
Total	2,068,036		$26.87	2,050,970

(1)	Includes the Sleep Number Corporation 2010 Omnibus Incentive Plan.

(2)	This amount includes 329,875 restricted stock units, 591,702 performance-based stock units, and 78,060 phantom shares. Performance-based stock units are shown at target. The actual number of shares to be issued under performance-based stock unit awards depends on company performance against goals.

(3)	The weighted average exercise price does not take into account the unvested restricted stock units, performance-based stock units, or phantom shares, which have no exercise price.

(4)	The number of shares of common stock available for issuance under the 2010 Plan is reduced by 1.15 shares for each share issued pursuant to a “full value” award or potentially issuable pursuant to a “full value” award, which are awards other than stock options or stock appreciation rights that are settled by the issuance of shares of our common stock.

APPROVAL OF THE SLEEP NUMBER CORPORATION

2020 EQUITY INCENTIVE PLAN

(Proposal 2)

Introduction

On March 5, 2020, upon recommendation of the Management Development and Compensation Committee (the “Committee”), our Board of Directors (the “Board”) adopted the Sleep Number Corporation 2020 Equity Incentive Plan, or “2020 Plan,” subject to approval by our shareholders. The purpose of the 2020 Plan is to advance the interests of the company and its shareholders by enabling the company and its subsidiaries to (i) attract, motivate and retain a talented management team to achieve superior results, (ii) provide market competitive equity incentive opportunities that are linked to the growth and profitability of the company and increases in shareholder value, and (iii) align the interests of key executives and Board members with those of our shareholders.

If our shareholders approve the 2020 Plan, it will replace the Sleep Number Corporation 2010 Omnibus Incentive Plan, as amended and restated to date (the “Prior Plan”), which is our only current equity compensation plan under which awards are outstanding or available for grant. If our shareholders approve the 2020 Plan, no new awards will be granted under the Prior Plan beginning on the date of approval, May 13, 2020, and any shares of our common stock available for issuance under the Prior Plan that are not subject to outstanding awards will no longer be available for issuance under the Prior Plan. The terms of the Prior Plan, as applicable, will continue to govern the outstanding awards granted under the Prior Plan, until exercised, expired, paid or otherwise terminated or canceled.

The 2020 Plan permits the Committee, or a subcommittee thereof, to grant to eligible team members, non-employee directors and consultants of Sleep Number (each a “participant”) non-statutory and incentive stock options, stock appreciation rights (also known as SARs), restricted stock awards, restricted stock units, deferred stock units, annual performance cash awards, and other cash-based awards and other stock-based awards. Subject to adjustment, the maximum number of shares of our common stock authorized for issuance under the 2020 Plan is 3,240,000 shares less one share for every share subject to an award granted under the Prior Plan between December 28, 2019 and the date of shareholder approval of the 2020 Plan, together with certain permitted addbacks to the share reserve.

Since our common stock is listed on the Nasdaq Global Select Market, the Nasdaq listing rules require shareholder approval of the 2020 Plan. In addition, the Board of Directors is asking our shareholders to approve the 2020 Plan in order to qualify stock options for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code. The Prior Plan terminates in accordance with its terms on May 19, 2020. Therefore, if our shareholders do not approve the 2020 Plan, we will not have an effective plan under which to grant our team members, non-employee directors and consultants equity incentive awards, which would be highly detrimental to our ability to attract, motivate, and retain talent.

Reasons Why You Should Vote in Favor of Approval of the 2020 Plan

Our Board of Directors recommends a vote for approval of the 2020 Plan, as the Board believes the 2020 Plan is in the best interests of our company and our shareholders for the following reasons:

The 2020 Plan will advance company and shareholder interests by allowing us to attract, motivate, and retain key talent. Having a talented and motivated management team is essential to executing our business strategies and achieving superior results. Stock-based incentive compensation has been an important component of the total direct compensation opportunity for our management team. It ensures that we are able to maintain a market competitive compensation opportunity that is predominantly performance-based and at risk.

The 2020 Plan is consistent with our pay-for-performance compensation philosophy. We believe that stock-based incentive compensation rewards our management team for superior performance in delivering sustainable and profitable growth. It is performance-based, fully at-risk, and only has value if the company performance meets or exceeds pre-determined financial goals, or if shareholder value increases. This reinforces our pay for performance culture.

The 2020 Plan will enable us to continue aligning the interests of our executives with those of our shareholders. We have designed our stock-based incentive compensation so that our management team is motivated to achieve financial performance goals and increase shareholder value. This creates a strong alignment between our rewards and shareholder interests. Also, with our stock ownership guidelines, the ownership levels of our common stock that are maintained by our non-employee directors and executives ensure further alignment with the interests of our shareholders.

The 2020 Plan protects shareholder interests and embraces sound stock-based compensation practices. As described in more detail below under the heading “Summary of Sound Governance Features of the 2020 Plan,” the 2020 Plan includes a number of features that are consistent with protecting the interests of our shareholders and sound corporate governance practices.

Summary of Sound Governance Features of the 2020 Plan

The Board and the Committee believe that the 2020 Plan contains several features that are consistent with protecting the interests of our shareholders and sound corporate governance practices, including the following:

No “evergreen” provision. The 2020 Plan will terminate on May 12, 2030, and no new awards may be made under the 2020 Plan beyond this date without shareholder approval. The number of shares of our common stock available for issuance under the 2020 Plan is fixed and will not be adjusted based upon the number of outstanding shares of our common stock, except for equitable adjustment as described below under the heading “Adjustments”.

No liberal share “recycling” for stock options or SARs. Shares withheld to satisfy the exercise price or tax-withholding obligations on options or SARs will be counted against the shares of common stock authorized for issuance under the 2020 Plan and will not become eligible again for grant under the 2020 Plan.

No reloads. The 2020 Plan does not authorize “reloads” of any awards.

Stock option exercise prices and SAR grant prices will not be lower than the fair market value on the grant date. The 2020 Plan prohibits granting stock options with exercise prices and SARs with grant prices lower than the fair market value of a share of our common stock on the grant date.

No re-pricing or exchange of “underwater” options or SARs without shareholder approval. The 2020 Plan prohibits the re-pricing of outstanding stock options or SARs without shareholder approval, except in connection with certain corporate transactions, such as a recapitalization or stock split, as may be necessary in order to prevent dilution or enlargement of the rights of participants. The 2020 Plan defines “re-pricing” broadly to include amendments or modifications to the terms of outstanding stock options or SARs to lower the exercise or grant price, canceling “underwater” stock options or SARs in exchange for cash, replacement awards having a lower exercise price or in the form of other awards, or repurchasing “underwater” stock options or SARs and granting new awards.

Stock options and SARs are not entitled to dividend equivalent rights. Stock option and SAR award holders have no rights as shareholders with respect to the shares underlying their awards until such awards are exercised or vested and shares are issued. As a result, stock option and SAR awards under the 2020 Plan have no dividend equivalent rights associated with them.

No dividends or dividend equivalents will be paid out on unvested awards. For any stock awards that the Committee determines are eligible for dividend equivalent rights, any dividends or dividend equivalents declared by the company on such awards will not be paid out with respect to any unvested stock award. Such dividends or dividend equivalents may be accrued and paid out to the extent the stock award vests.

Shareholder approval is required for material revisions to the 2020 Plan. Consistent with Nasdaq listing rules, the 2020 Plan requires shareholder approval of material revisions to the plan. The 2020 Plan also requires shareholder approval of certain additional revisions to the plan that would not otherwise require shareholder approval under the Nasdaq listing rules.

“Clawback” provisions. The 2020 Plan contains “clawback” provisions. If the Committee determines that a participant has taken any action that would constitute “cause” or an “adverse action,” as the 2020 Plan defines such terms, while providing services to the company, or after termination of such services, all rights of the participant under the 2020 Plan and any agreements evidencing an award the participant then holds will terminate and be forfeited. The Committee may also require the participant to return to the company any shares received, any profits or any other economic value realized by the participant in connection with any awards or any shares issued upon the exercise or vesting of any awards. In addition, the 2020 Plan incorporates the Sarbanes-Oxley Act of 2002 automatic forfeiture standard for certain participants in connection with material noncompliance, as a result of misconduct, resulting in an accounting restatement.

The 2020 Plan also allows the Committee to seek to recover any award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which the common stock is then listed or traded. Finally, all awards under the 2020 Plan will be subject to forfeiture or other penalties pursuant to any other standalone clawback or forfeiture policy of the company, including the Sleep Number Corporation Clawback and Forfeiture Policy, as well as those included in relevant award agreements.

“Double-Trigger” vesting in change in control. If the surviving or acquiring company assumes our outstanding awards or provides for its equivalent substitutes, our 2020 Plan provides for accelerated vesting of awards following a change in control upon the termination of the team member’s service without “cause” or “adverse action” within two years of a change in control. By using a so-called “double trigger” change in control, and thereby tying accelerated vesting to a change in control and a subsequent event, rather than the mere consummation of a change in control transaction, the company believes that it is better able to balance the team members’ need for certainty with the interests of our shareholders.

Equity Compensation Plan Information as of December 28, 2019 and Share Usage Information

●	Share Usage

The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years:

	2019	2018	2017
Stock Options/Stock Appreciation Rights (SARs) Granted	141,000	170,000	262,000
Stock-Settled Time-Vested Restricted Shares/Units Granted	172,000	222,000	217,000
Stock-Settled Performance-Based Shares/Units Granted	174,000	206,000	571,000	3-Year
Weighted-Average Basic Common Shares Outstanding	29,472,000	35,256,000	41,212,000	Average:
Share Usage Rate	1.7%	1.7%	2.5%	2.0%

●	Overhang as of December 28, 2019

The following table sets forth certain information as of December 28, 2019, unless otherwise noted, with respect to the company’s equity compensation plans:

Stock Options/SARs Outstanding	1,068,000
Weighted-Average Exercise Price of Outstanding Stock Options/SARs	$26.87
Weighted-Average Remaining Term of Outstanding Stock Options/SARS	6.0 years
Total Stock-Settled Full-Value Awards Outstanding	1,000,000
Proposed share reserve under the 2020 Plan *	3,240,000
Basic common shares outstanding	27,961,000

*	The proposed share reserve is subject to reduction for any awards granted under the Prior Plan after December 28, 2019. Upon shareholder approval of the 2020 Plan, no further awards will be made under the Prior Plan.

●	Dilution and Expected Duration

Our Board recognizes the impact of dilution on our shareholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. The total fully-diluted overhang as of December 28, 2019, assuming that the entire share reserve is granted in stock options, SARs, or full-value awards would be 15.7%. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of December 28, 2019. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

We expect that the share reserve under the 2020 Plan, if this proposal is approved by our shareholders, will be sufficient for awards for approximately four years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2020 Plan’s reserve under permitted addbacks; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

Summary of the 2020 Plan Features

Below is a summary of the major features of the 2020 Plan. The summary is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which may be obtained upon request to Investor Relations at 1001 Third Avenue South, Minneapolis, Minnesota, 55404 or by telephone at 763-551-7498. We have also filed a copy of the 2020 Plan electronically with the SEC as an appendix to this Proxy Statement, available through the SEC’s website at www.sec.gov.

Purpose. The purpose of the 2020 Plan is to advance the interests of the company and its shareholders by enabling the company and its subsidiaries to (i) attract, retain, and motivate our management team for achievement of company results and creation of shareholder value, (ii) provide stock-based incentive compensation opportunities that are linked to the growth and profitability of the company and increases in shareholder value, and (iii) provide opportunities for equity ownership that align the interests of key team members and Board members with those of our shareholders.

Plan Administration. The 2020 Plan will be administered by the Committee, or by a subcommittee thereof, or any other committee designated by the Board in accordance with the 2020 Plan. All members of the Committee administering the 2020 Plan will be “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” under the Nasdaq listing rules, the rules and regulations of the SEC and other applicable laws.

Under the terms of the 2020 Plan, subject to certain limitations, the Committee will have the authority to, among other things:

●      Select eligible participants to whom awards are granted;

●      Determine the types, amounts and terms of awards to be granted and when;

●      Determine the provisions of such awards, including the applicable performance measures, if any, and the duration, restrictions and conditions of such awards;

●      Interpret the 2020 Plan and any instrument evidencing an award under the 2020 Plan and establish rules and regulations pertaining to its administration;

●      Determine fair market value in accordance with the 2020 Plan;

●      Subject to shareholder approval requirements for some amendments, determine whether and under what circumstances and terms to amend the 2020 Plan or any outstanding award agreement;

●      Adopt subplans or special provisions applicable to awards regulated by the laws of jurisdictions other than the United States;

●      Authorize any person to execute on behalf of the company an award agreement or other instrument required to effect a grant;

●      Determine whether awards will be settled in shares of common stock, cash or in any combination thereof;

●      Determine whether an award will be eligible for dividend equivalent rights;

●      Impose restrictions, conditions or limitations on resales and subsequent transfers; and

●      Make any other determination and take any other action that the Committee deems necessary or desirable for administration of the 2020 Plan.

Delegation. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers of the company such administrative duties or powers, as it may deem advisable. The Committee may authorize one or more directors or officers of the company to designate team members, other than officers, directors, or 10% shareholders of the company, to receive awards under the plan and determine the size of any such awards, subject to certain limitations.

No Re-pricing or Exchange. Except in connection with a change in control, the Committee may not, except as described below under the heading “Adjustments,” without prior approval of our shareholders, seek to effect any re-pricing of any previously granted option or SAR by: (i) amending or modifying the terms of the option or SAR to lower the exercise price; (ii) canceling an underwater option or SAR in exchange for (A) cash; (B) replacement options or SARs having a lower exercise price; or (C) other awards; or (iii) repurchasing the underwater options or SARs and granting new awards under the 2020 Plan. An option or SAR will be deemed to be “underwater” at any time when the fair market value of the common stock is less than the exercise price of the option or SAR.

Shares Authorized. Subject to adjustment, the maximum number of shares of our common stock authorized for issuance under the 2020 Plan is 3,240,000 shares less one share for every share subject to an award granted under the Prior Plan between December 28, 2019 and the date of shareholder approval of the 2020 Plan. No more than 3,240,000 shares may be granted as incentive stock options.

If (i) any shares subject to an award are forfeited, an award expires or an award is settled for cash (in whole or in part), or (ii) after December 28, 2019 any shares subject to an award under the Prior Plan is forfeited, expires or settled for cash (in whole or in part), then in each such case the shares subject to such award will, to the extent of such forfeiture, expiration or cash settlement, be added to the shares available for awards under the 2020 Plan. In the event that withholding tax liabilities arising from an award (other than an option or SAR) or, after December 28, 2019, an award under the Prior Plan (other than an option or SAR) is satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the company, the shares so tendered or withheld will be added to the shares available for awards under the 2020 Plan. However, the following shares will not be added to the shares authorized for grant under the 2020 Plan: (i) shares tendered by a participant or withheld by the company in payment of the exercise price of an option under the 2020 Plan or the Prior Plan, (ii) shares tendered by a participant or withheld by the company to satisfy any tax withholding obligation with respect to options or SARs under the 2020 Plan or the Prior Plan, (iii) shares subject to a SAR under the 2020 Plan or the Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the company on the open market or otherwise using cash proceeds from the exercise of options under the 2020 Plan or the Prior Plan.

Limits on Non-Employee Director Awards. Awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year to the non-employee director, in respect of the director’s service as a member of the Board during such year, shall not exceed $500,000 in total value. The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Minimum Vesting Requirement. Awards granted under the 2020 Plan (other than annual performance cash awards and other cash-based awards) shall vest no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the company or any of its subsidiaries in accordance with Section 20 of the 2020 Plan, (ii) shares delivered in lieu of fully vested cash obligations, (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of shareholders of the company which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the 2020 Plan; and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award agreement or otherwise.

Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or other similar change in the corporate structure or shares of the company, the Committee will make the appropriate adjustment. These adjustments may be to the number and kind of securities and property that may be available for issuance under the 2020 Plan or the terms and conditions of any outstanding awards, including any performance goals or criteria with respect thereto. In order to prevent dilution or enlargement of the rights of participants, the Committee may also adjust the number, kind, and exercise price of securities or other property subject to outstanding awards.

Participation. Awards may be granted to team members, non-employee directors and consultants of the company or any of its subsidiaries. A “consultant” is one who renders services that are not in connection with the offer and sale of our securities in a capital raising transaction and does not directly or indirectly promote or maintain a market for our securities. As of December 28, 2019, approximately 658 team members and nine non-employee directors would have been eligible to participate in the 2020 Plan had it been approved by our shareholders at such time.

Types of Awards. The 2020 Plan will permit us to grant non-statutory and incentive stock options, SARs, restricted stock awards, restricted stock units, deferred stock units, annual performance cash awards, other cash-based awards and other stock-based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Non-Statutory and Incentive Stock Options. Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The 2020 Plan permits the grant of both non-statutory and incentive stock options, though incentive stock options may be granted only to team members. Each stock option granted under the 2020 Plan must be evidenced by an award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions. Except for substitute awards grated under Section 20 of the 2020 Plan, the exercise price of each stock option granted under the 2020 Plan must be at least 100% of the fair market value of a share of our common stock as of the date the award is granted to a participant. Fair market value is the closing price of our common stock, as reported on the Nasdaq. The closing price of our common stock, as reported on the Nasdaq, on December 28, 2019, was $49.59 per share. The Committee will fix the terms and conditions of each stock option, subject to certain restrictions. The Committee will fix the term of each stock option, but stock options granted under the 2020 Plan will not be exercisable more than 10 years after the date the stock option is granted. Stock options may be exercised, in whole or in part, by payment in full of the exercise price in cash or its equivalent. In the discretion of the Committee, payment may also be made by the delivery of common stock already owned by the participant prior to such delivery or to be issued upon the exercise of the option being exercised, by broker-assisted cashless exercise, by “net exercise,” or by a combination of such methods; or such other method as may be permitted by the Committee. In the case of a “net exercise” of a stock option, we will not require payment of the exercise price or any required tax withholding obligations related to the exercise, but will reduce the number of shares issued upon the exercise by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price for the shares underlying the stock option and any required tax withholding obligations.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right granted to receive payment of cash, stock or a combination of both, equal to the difference between the fair market value of shares of our common stock and the exercise price of such shares. Each SAR granted must be evidenced by an award agreement that specifies the exercise price, the term, and such other provisions as the Committee may determine. Except for substitute awards granted under Section 20 of the 2020 Plan, the exercise price of a SAR must be at least 100% of the fair market value of our common stock on the date of grant. The Committee will fix the term of each SAR, but SARs granted under the 2020 Plan will not be exercisable more than 10 years after the date the SAR is granted.

Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units. Restricted stock awards, restricted stock units and/or deferred stock units may be granted under the 2020 Plan. A restricted stock award is an award of common stock that is subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. Restricted stock units are similar to restricted stock awards, except that no shares are actually awarded to the participant on the grant date. A deferred stock unit is a right that allows a participant to receive shares of our common stock at a future time as determined by the Committee or the participant, subject to certain guidelines. The Committee shall determine, and set forth in an award agreement, the period of restriction, the number of shares of restricted stock awards or the number of restricted stock units granted, and other such conditions or restrictions, including, in the case of a performance award, any performance goals upon which the performance award is subject and any performance period during which any performance goals must be achieved. Participants holding shares of restricted stock awards may be granted voting rights with respect to their shares, but participants holding restricted stock units and/or deferred stock units will not have voting rights with respect to their restricted stock units and/or deferred stock units. After all conditions and restrictions applicable to restricted stock awards, restricted stock units and/or deferred stock units have been satisfied or have lapsed (including the satisfaction of any applicable tax withholding obligations), shares of restricted stock awards will become freely transferable (except as otherwise provided in the 2020 Plan), and restricted stock units will be paid in cash, shares of our common stock, or some combination of cash and shares of our common stock as determined by the Committee. The Committee may provide that a restricted stock award is conditioned upon the participant making or refraining from making an election with respect to the award under Section 83(b) of the IRC.

Annual Performance Cash Awards. Annual performance cash awards may be granted under the 2020 Plan in such amounts and upon such terms as the Committee may determine, based on the achievement of specified performance goals for annual periods or other time periods, as determined by the Committee.

Non-Employee Director Awards. The Committee at any time and from time to time may grant to non-employee directors non-statutory stock options, SARs or full value awards. Any such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions and limitations as the Committee may establish in its sole discretion consistent with the provisions of the 2020 Plan.

The 2020 Plan permits non-employee directors to elect to receive shares of our common stock in lieu of their director fees otherwise payable in cash. The election to receive our common stock in lieu of cash must be made in the calendar quarter preceding the date any such fees are payable. The number of shares to be issued is determined by dividing the dollar amount of reserved fees by the fair market value of our common stock on the date such fees would otherwise have been payable.

Other Cash-Based Awards and Other Stock-Based Awards. Cash-based awards that are not annual performance cash awards may be granted to participants in such amounts and upon such terms as the Committee may determine. These other cash-based awards will be paid in cash only. Other stock-based awards (including the grant or offer for sale of unrestricted shares of our common stock or the payment in cash or otherwise of amounts based on the value of shares of our common stock) may be granted in such amounts and subject to such terms and conditions (including performance goals) as determined by the Committee. These other stock-based awards shall be expressed in terms of shares of our common stock or units based on shares of our common stock, as determined by the Committee. Other stock-based awards will be paid in cash or shares of our common stock, as determined by the Committee.

Performance Measure Elements. The performance goals upon which the payment or vesting of a performance award depends may include, without limitation, one or more of the following performance measure elements:

●      Sales and revenue measure elements, including gross revenue or sales, sales allowances, net revenue or net sales, invoiced revenue or sales, collected revenue or sales, revenues from new products, and bad debts;

●      Expense measurement elements, including direct material costs, direct labor costs, indirect labor costs, direct manufacturing costs, indirect manufacturing costs, cost of goods sold, sales, general and administrative expenses, operating expenses, non-cash expenses, tax expense, non-operating expenses, and total expenses;

●      Profitability and productivity measure elements, including gross margin, net operating income, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), NOPAT (net operating income after taxes), net income, net cash flow, and net cash flow from operations;

●      Asset utilization and effectiveness measure elements, including cash, excess cash, accounts receivable, inventory (WIP or finished goods), current assets, working capital, total capital, fixed assets, total assets, standard hours, plant utilization, purchase price variance, and manufacturing overhead variance;

●      Debt and equity measure elements, including accounts payable, current accrued liabilities, total current liabilities, total debt, debt principal payments, net current borrowings, total long-term debt, credit rating, retained earnings, total preferred equity, total common equity, and total equity;

●      Shareholder and return measure elements, including earnings per share (diluted and fully diluted), stock price, dividends, shares repurchased, total return to shareholders, debt coverage ratios, return on assets, return on equity, return on invested capital, and economic profit (for example, economic value added);

●      Customer and market measure elements, including dealer/channel size/scope, dealer/channel performance/effectiveness, order fill rate, customer satisfaction, customer service/care, brand awareness and perception, market share, warranty rates, product quality, and channel inventory; and

●      Organizational and team member measure elements, including headcount, team member performance, team member productivity, standard hours, team member engagement/satisfaction, team member turnover, and team member diversity.

The Committee may amend or modify the vesting criteria (including any performance goals, performance measures or performance periods) of any outstanding awards based in whole or in part on the financial performance of the company (or any subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events affecting the company or the financial statements of the company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2020 Plan.

Dividend Equivalents. With the exception of stock options and SARs, awards under the 2020 Plan may, in the Committee’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of our common stock covered by such award had such shares been issued and outstanding on the dividend payment date. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula and at such time and subject to such limitations as determined by the Committee, and only paid out once the award becomes vested.

Termination of Service. Unless otherwise expressly set forth in an individual agreement, the Committee will have the sole discretion to determine and set forth in an award agreement the effect that the termination of a participant’s employment or other service with the company and all subsidiaries may have on any award.

Modification of Rights upon Termination. Upon a participant’s termination of employment or other service with the company or any subsidiary, the Committee may, in its sole discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, restricted stock units, deferred stock units, performance awards, annual performance cash awards, non-employee director awards, other cash-based awards and other stock-based awards held by such participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no stock option or SAR may remain exercisable beyond its expiration date.

Determination of Termination. The change in a participant’s status from a team member to a consultant will be deemed a termination unless the Committee determines otherwise, in its sole discretion. The change in a participant’s status from a consultant to a team member or from that of a team member to that of a director will not be deemed a termination of the participant’s service as a consultant or team member, respectively. Unless the Committee determines otherwise, a participant’s termination date will be deemed to be the date recorded on personnel or other records of the company or any subsidiary. If the payment of an award that is subject to Section 409A of the IRC is triggered by termination of a participant’s employment or other service, the termination must also constitute a “separation from service” within the meaning of Section 409A of the IRC, and any change in employment status that constitutes a “separation from service” under Section 409A of the IRC will be treated as a termination of employment or service, as the case may be.

Forfeiture and Recoupment. If a participant is determined by the Committee to have taken any action while providing services to the company or after termination of such services, that would constitute “cause” or an “adverse action,” as such terms are defined in the 2020 Plan, all rights of the participant under the 2020 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited. The Committee has the authority to rescind the exercise, vesting, issuance or payment in respect of any awards of the participant that were exercised, vested, issued or paid, and require the participant to pay to the company, within ten days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance or payment. The company may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the Committee to determine whether “cause” or “adverse action” exists. The company is entitled to withhold and deduct future wages to collect any amount due. In addition, if the company is required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, then any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the company for the amount of any award received by such individual under the 2020 Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. The company may also seek to recover any award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which our common stock is then listed or traded. In addition, all awards under the 2020 Plan will be subject to forfeiture and other penalties pursuant to any standalone clawback or forfeiture policy of the company, as in effect from time to time, including the Sleep Number Corporation Clawback and Forfeiture Policy, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable award agreement.

Change in Control and Acceleration of Vesting. Generally, a change in control means the occurrence of any one of the following events:

●       During any 24 month period, individuals who, as of the beginning of such period, constitute the board cease for any reason to constitute at least a majority of the board, subject to certain exceptions;

●       Any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the company representing 35% or more of the combined voting power of the company’s then outstanding securities eligible to vote for the election of the board, subject to certain exceptions;

●       The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the company or any of its subsidiaries that requires the approval of the company’s shareholders, unless certain criteria are met; or

●       The consummation of a sale of all or substantially all of the company’s assets or the approval by shareholders of the company of a plan of complete liquidation or dissolution of the company.

Notwithstanding the foregoing, such a change in control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the company’s voting securities as a result of the acquisition of company voting securities by the company which reduces the number of our voting securities outstanding. However, if after such acquisition by the company such person becomes the beneficial owner of additional voting securities of the company that increases the percentage of our outstanding voting securities beneficially owned by such person, a change in control of the company shall then occur.

Without limiting the authority of the Committee to adjust awards as discussed under the headings “Plan Administration” and “Adjustments,” if a change in control of the company occurs, then, unless otherwise provided in the Award Agreement, if the company is not the surviving corporation or the acquiring corporation does not assume the outstanding awards or substitute equivalent awards, then:

●       All outstanding stock options and SARs will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such stock options or SARs have been granted remains in employment or service with the company or any subsidiary;

●       All restrictions and vesting requirements applicable to any award based solely on the continued service of the participant will terminate; and

●       All awards, the vesting or payment of which are based on performance goals, will vest as though such performance goals were fully achieved at target and will become immediately payable.

However, no award that provides for a deferral of compensation within the meaning of Section 409A of the IRC will be cashed out upon the occurrence of a change in control unless the event or circumstances constituting the change in control also constitute a “change in the ownership” of the company, a “change in the effective control” of the company or a “change in the ownership of a substantial portion of the assets” of the company, in each case as determined under Section 409A of the IRC. The treatment of any other awards in the event of a change in control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable award agreement. The Committee is given the power under the 2020 Plan to alternatively provide that upon a change in control, any or all outstanding stock-based awards will be canceled and terminated and the holders will receive a payment of cash or stock equal to the difference, if any, between the consideration received by shareholders in respect of a share of common stock in connection with the change in control and the purchase price per share, if any, under the award, multiplied by the number of shares subject to such award, provided that if such product is zero or less, or the award is not exercisable, the award may be canceled and terminated without payment for such award.

If a participant’s employment or other service with the company is terminated without “cause” or “adverse action” (as such terms are defined in the 2020 Plan) within two years following a change in control, and the company is the surviving corporation following such change in control, or the acquiror assumes the outstanding awards or substitutes equivalent equity awards relating to the securities of such acquiror or its affiliates for such awards, then:

●       All outstanding options and SARs will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options or SARs have been granted remains in employment or service with the company;

●       All restrictions and vesting requirements applicable to any award based solely on the continued service of the participant will terminate; and

●       All awards, the vesting or payment of which is based on performance goals, will vest as though such performance goals were fully achieved at target and will become immediately payable.

However, no award that provides for a deferral of compensation within the meaning of Section 409A of the IRC will be cashed out upon the occurrence of a change in control unless the event or circumstances constituting the change in control also constitute a “change in the ownership” of the company, a “change in the effective control” of the company or a “change in the ownership of a substantial portion of the assets” of the company, in each case as determined under Section 409A of the IRC. The treatment of any other awards in the event of a change in control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable award agreement.

Substituted Awards. The Committee may grant awards under the 2020 Plan in substitution for stock and stock-based awards held by team members of another entity who become team members of the company or a subsidiary as a result of a merger or consolidation of the former employing entity with the company or a subsidiary or the acquisition by the company or a subsidiary of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, subject to compliance with the rules under Sections 409A, 422 and 424 of the IRC, as and where applicable.

Term, Termination and Amendment. Unless sooner terminated by the Board, the 2020 Plan will terminate at midnight on May 12, 2030. No award will be granted after termination of the 2020 Plan, but awards outstanding upon termination of the 2020 Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the 2020 Plan.

Subject to certain exceptions, the Board has the authority to terminate and the Committee has the authority to amend the 2020 Plan or any outstanding award agreement at any time and from time to time, provided that certain amendments to the 2020 Plan will not become effective without shareholder approval, as set forth below. No termination, suspension or amendment of the 2020 Plan may materially adversely affect any outstanding award without the consent of the affected participant.

No amendments to the 2020 Plan will be effective without approval of the company’s shareholders if: (a) shareholder approval of the amendment is then required pursuant to Section 422 of the IRC, the rules of the primary stock exchange on which the common stock is then traded, applicable U.S. state and federal laws or regulations and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the 2020 Plan; or (b) such amendment would: (i) modify the restrictions on re-pricing; (ii) materially increase benefits accruing to participants; (iii) subject to certain adjustments, increase the aggregate number of shares of common stock issued or issuable under the 2020 Plan; (iv) modify the eligibility requirements for participants in the 2020 Plan; or (v) reduce the minimum exercise price as set forth in the 2020 Plan.

Plan Benefits. It is not presently possible to determine the benefits or amounts that will be received by or allocated to participants under the 2020 Plan or that would have been received by or allocated to participants for the last completed fiscal year if the 2020 Plan had then been in effect because awards under the 2020 Plan will be made at the discretion of the Committee.

Federal Income Tax Information

The following is a general summary, as of the date of this Proxy Statement, of the federal income tax consequences to participants and the company of transactions under the 2020 Plan. This summary is intended for the information of shareholders considering how to vote at the 2020 Annual Meeting of Shareholders and not as tax guidance to participants in the 2020 Plan, as the consequences may vary with the types of grants made, the identity of the participant and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2020 Plan.

Incentive Stock Options. With respect to incentive stock options, generally, the participant is not taxed, and we are not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the IRC continue to be met. If the participant meets the employment requirements and does not dispose of the shares of our common stock acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the shares of our common stock are disposed of before those periods expire, which is called a disqualifying disposition, the participant will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of our common stock on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the IRC.

Non-Statutory Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the participant. Upon exercise of the stock option, the participant will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of our common stock acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and we will be entitled to a deduction in an equal amount in the same tax year, assuming that a deduction is allowed under Section 162(m) of the IRC. At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.

SARs. The grant of a SAR will not cause the participant to recognize ordinary income or entitle us to a deduction for federal income tax purposes. Upon the exercise of a SAR, the participant will recognize ordinary income in the amount of the cash or the value of shares payable to the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the IRC.

Restricted Stock, Restricted Stock Units, Deferred Stock Units and Other Stock-Based Awards. The federal income tax consequences with respect to restricted stock, restricted stock units, deferred stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if an award granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock on such date over the participant’s cost for such stock (if any), and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the IRC. Under certain circumstances, the participant, by making an election under Section 83(b) of the IRC, can accelerate federal income tax recognition with respect to an award of stock that is subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and our deduction will be measured and timed as of the grant date of the award. If the award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the stock at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the IRC. If a stock unit award or other stock-based award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture (or receives cash in lieu of such stock) and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by us, assuming that a deduction is allowed under Section 162(m) of the IRC.

Annual Performance Cash Awards and Other Cash-Based Awards. Annual performance cash awards and other cash-based awards will be taxable as ordinary income to the participant in the amount of the cash received by the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the IRC.

Withholding Obligations. We are entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the recipient to pay to us, an amount necessary for us to satisfy the recipient’s federal, state or local tax withholding obligations with respect to awards granted under the 2020 Plan. Withholding for taxes may be calculated based on the maximum applicable tax rate for the participant’s jurisdiction or such other rate that will not trigger a negative accounting impact on the company. The Committee may permit a participant to satisfy a tax withholding obligation by withholding shares of common stock underlying an award, tendering previously acquired shares, delivery of a broker exercise notice or a combination of these methods.

Code Section 409A. A participant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus an interest penalty tax, if the grant constitutes deferred compensation under Section 409A of the IRC and the requirements of Section 409A of the IRC are not satisfied.

Code Section 162(m). Pursuant to Section 162(m) of the IRC, the annual compensation paid to an individual who is a “covered employee” is not deductible by us to the extent it exceeds $1 million. The Tax Cuts and Jobs Act, signed into law on December 22, 2017, amended Section 162(m), effective for tax years beginning after December 31, 2017, (i) to expand the definition of a “covered employee” to include any person who was the Chief Executive Officer or the Chief Financial Officer at any time during the year and the three most highly compensated officers (other than the Chief Executive Officer and Chief Financial Officer) who were employed at any time during the year whether or not the compensation is reported in the Summary Compensation Table included in our Proxy Statement; (ii) to treat any individual who is considered a covered employee at any time during a tax year beginning after December 31, 2016 as remaining a covered employee permanently; and (iii) to eliminate the performance-based compensation exception to the $1 million deduction limit (with a transition provision continuing the performance-based exception for certain compensation covered by a written binding contract in existence on November 2, 2017).

Excise Tax on Parachute Payments. Unless otherwise provided in a separate agreement between a participant and the company, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from the company, would constitute a “parachute payment,” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the IRC. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the IRC attributable to any such excess parachute payments. If such provisions are applicable and if a team member will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the IRC, we will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the IRC.

Board Recommendation

The Board of Directors recommends that the shareholders vote “FOR” approval of the Sleep Number Corporation 2020 Equity Incentive Plan.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the 2020 Annual Meeting of Shareholders, and at least a majority of the minimum number of votes necessary for a quorum, is necessary for approval of the Sleep Number Corporation 2020 Equity Incentive Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted “FOR” approval of the Sleep Number Corporation 2020 Equity Incentive Plan.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (“Say-on-Pay”)

(Proposal 3)

Background

Consistent with the views expressed by shareholders at our 2017 Annual Meeting, the Board of Directors has determined to hold an advisory vote to approve executive compensation annually.

This advisory resolution, commonly referred to as “say-on-pay,” is being provided to our shareholders as required pursuant to Section 14A of the Securities Exchange Act and is non-binding on the company and the Board of Directors. However, the Board and the Management Development and Compensation Committee value the opinions of our shareholders and will carefully consider the outcome of the vote when making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, our compensation programs are structured to align the interests of our executive officers with the interests of our shareholders. They are designed to attract, motivate, and retain, a talented management team to achieve superior results. Shareholders are urged to read the CD&A, which discusses in-depth how our executive compensation programs are aligned with our performance and the creation of shareholder value.

Proposal

The Board of Directors recommends that shareholders vote “For” approval of the following non-binding advisory resolution at the 2020 Annual Meeting:

RESOLVED, that the shareholders of Sleep Number Corporation approve, on an advisory basis, the compensation of the company’s named executive officers as described in the Compensation Discussion and Analysis, tabular disclosures and other executive compensation narrative provided in this Proxy Statement for the company’s 2020 Annual Meeting of Shareholders.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and at least a majority of the minimum number of shares necessary for a quorum, is necessary for approval of the foregoing resolution. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted “For” approval of the foregoing resolution.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to our company’s accounting and financial reporting functions, internal and external audit functions, systems of internal controls regarding financial matters, cybersecurity, and legal, ethical and regulatory compliance. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is available at the investor relations section of the company’s website at http://ir.sleepnumber.com.

The Audit Committee is currently composed of three directors, each of whom is independent as defined by the Nasdaq listing standards and SEC Rule 10A-3. Barbara R. Matas (Chair), Stephen L. Gulis, Jr. and Deborah L. Kilpatrick, Ph.D. served on the Audit Committee throughout 2019 and through the date of this report. Vicki A. O’Meara served on the Audit Committee from the beginning of 2019 and until the annual meeting of shareholders in May of 2019.

Management is responsible for our company’s financial reporting processes and internal control over financial reporting. Deloitte & Touche LLP, our Independent Registered Public Accounting Firm, is responsible for auditing our company’s consolidated financial statements for the 2019 fiscal year. This audit is to be conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met in person or by telephone conference eight times during 2019. These meetings involved representatives of management, internal audit and the independent auditors. At each of its regularly scheduled quarterly meetings, the Audit Committee meets in executive session and also meets in separate executive sessions with representatives of the Independent Registered Public Accounting Firm and with the executive who leads our internal audit function.

Management represented to the Audit Committee that our company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the consolidated financial statements, together with the results of management’s assessment of the company’s internal control over financial reporting, with management and the Independent Registered Public Accounting Firm. The Audit Committee discussed with the Independent Registered Public Accounting Firm the matters required to be discussed with the auditors under Statement on Auditing Standards No. 61 “Communication with Audit Committees” (Codification of Statements on Auditing Standards, AU 380), as amended. The Independent Registered Public Accounting Firm provided the Audit Committee with written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the Independent Registered Public Accounting Firm that firm’s independence.

Based upon the Audit Committee’s discussions with management, internal audit and the Independent Registered Public Accounting Firm, and the Audit Committee’s review of the representations of management and the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our company’s Annual Report on Form 10-K for the year ended December 28, 2019, for filing with the Securities and Exchange Commission.

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors

Barbara R. Matas, Chair

Stephen L. Gulis, Jr.

Deborah L. Kilpatrick, Ph.D.

RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 4)

Selection of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors selected Deloitte & Touche LLP (“Deloitte”) as the company’s independent registered public accounting firm (“Independent Auditors”) for the 2020 fiscal year ending January 2, 2021. Deloitte has served as our Independent Auditors since the 2010 fiscal year.

Although the Board is not required to submit the selection of Independent Auditors to shareholders for ratification, and the Board would not be bound by shareholder ratification or failure to ratify the selection, the Board wishes to submit the selection of Deloitte to serve as our Independent Auditors for the 2020 fiscal year to our shareholders for ratification consistent with best practices in corporate governance.

If shareholders do not ratify the selection of Deloitte as our Independent Auditors, the Audit Committee will reconsider whether to retain Deloitte and may determine to retain that firm or another firm without resubmitting the matter to shareholders. Even if the selection of Deloitte is ratified by shareholders, the Audit Committee may, in its discretion, direct the appointment of a different firm of Independent Auditors at any time during the year if it determines that such a change would be in the best interests of the company and our shareholders.

Representatives of Deloitte will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions from shareholders.

Audit and Other Fees

The aggregate fees billed for professional services by the Independent Auditors in 2019 and 2018 were:

	2019	2018
Audit fees (1)	$781,080	$651,000
Audit-related fees (2)	1,895	1,895
Audit and audit-related fees	782,975	652,895
Tax fees (3)	128,747	145,697
All other fees	—	—
Total	$911,722	$798,592

(1)	Audit fees in 2019 and 2018 include fees incurred for the annual audit and quarterly reviews of the company’s consolidated financial statements and the annual audit of the company’s internal control over financial reporting for the years ended December 28, 2019 and December 29, 2018, respectively.

(2)	These fees related to access to an online accounting research tool.

(3)	These fees are primarily for tax compliance services based on time and materials.

Under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission regarding auditor independence, the engagement of the company’s Independent Auditors to provide audit or non-audit services for the company must either be approved by the Audit Committee before the engagement or entered into pursuant to pre-approval policies and procedures established by the Audit Committee. Our Audit Committee has not established any pre-approval policies or procedures and therefore all audit or non-audit services performed for the company by the Independent Auditors must be approved in advance of the engagement by the Audit Committee. Under limited circumstances, certain de minimus non-audit services may be approved by the Audit Committee retroactively. All services provided to the company by the Independent Auditors in 2019 were approved in advance of the engagement by the Audit Committee and no non-audit services were approved retroactively by the Audit Committee pursuant to the exception for certain de minimus services described above.

Board Recommendation

The Board recommends a vote “For” ratification of the selection of Deloitte as our Independent Auditors for the 2020 fiscal year ending January 2, 2021. Unless a contrary choice is specified, proxies solicited by the Board will be voted “For” the ratification of the selection of Deloitte as Independent Auditors.

Vote Required

Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting is necessary for approval of this proposal. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted “For” approval of this proposal.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Section 16(a) officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file. In September 2019, we became aware that Section 16(a) reports had not been filed on behalf of Robert Poirier, our principal accounting officer, due to a mistaken understanding that, because he was not an executive officer, he was not required to file reports under Section 16. Upon discovery of this administrative error, the appropriate Section 16(a) reports were promptly filed. To our knowledge, based upon a review of the copies of such reports furnished by all other Section 16(a) officers, directors and greater than 10% beneficial owners to us during the 2019 fiscal year ended December 28, 2019 and written representations by such persons, all reports were filed on a timely basis.

Shareholder Proposals for 2021 Annual Meeting

Any shareholder proposal requested to be included in the proxy materials for the 2021 Annual Meeting of Shareholders must (i) be received by our Senior Vice President, Chief Legal and Risk Officer and Secretary on or before December 1, 2020 and (ii) satisfy all of the requirements of, and not otherwise be permitted to be excluded under, Rule 14a-8 promulgated by the SEC and our Bylaws.

Our Bylaws require advance written notice to our company of shareholder-proposed business or of a shareholder’s intention to make a nomination for Director at an annual meeting of shareholders. They also limit the business which may be conducted at any special meeting of shareholders to business brought by the Board.

Specifically, the Bylaws provide that business may be brought before an annual meeting by a shareholder only if the shareholder provides written notice to the Secretary of our company not less than 120 days prior to the first anniversary of the date that we first released or mailed our proxy materials to shareholders in connection with the preceding year’s annual meeting. Under these provisions, notice of a shareholder proposal to be presented at the 2021 Annual Meeting of Shareholders (but that is not requested to be included in the proxy materials) must be provided to the Secretary of our company on or before December 1, 2020. In the event, however, that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year’s annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

A shareholder’s notice must set forth:

●	A description of the proposed business and the reasons for it,

●	The name and address of the shareholder making the proposal,

●	The class and number of shares of common stock owned by the shareholder, and

●	A description of any material interest of the shareholder in the proposed business.

Our Bylaws also provide that a shareholder may nominate a Director at an annual meeting only after providing advance written notice to the Secretary of our company within the time limits described above. The shareholder’s notice must set forth all information about each nominee that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee, as well as the nominee’s business and residence address. The notice must also set forth the name and record address of the shareholder making the nomination and the class and number of shares of common stock owned by that shareholder. The required procedures for a shareholder to nominate a Director are described in more detail above under the heading “Corporate Governance – Director Nominations Process.”

Other Business

Management of our company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with the best judgment on such matters.

Copies of 2019 Annual Report

We will furnish to our shareholders without charge a copy of our Annual Report on Form 10-K (without exhibits) for the 2019 fiscal year ended December 28, 2019. Any request for an Annual Report should be sent to:

Sleep Number Corporation

Investor Relations Department

1001 Third Avenue South

Minneapolis, Minnesota 55404

Householding Information

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g. banks and brokers or other nominees) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of shareholder proxy material to any household at which two or more shareholders reside. If you and other residents at your mailing address own shares of our common stock in a “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any shareholder who is receiving multiple copies of these documents and would like to receive only one copy per household should contact the shareholder’s bank, broker or other nominee record holder. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

We will promptly deliver an additional copy of any of these documents to you if you call us at (763) 551-7498 or write us at the following address:

Sleep Number Corporation

Investor Relations Department

1001 Third Avenue South

Minneapolis, Minnesota 55404

Instructions for Virtual Meeting Participation

Our Annual Meeting will again be a completely virtual meeting. There will be no physical meeting location.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/SNBR2020 and enter the 16-digit control number included on your Notice of Internet Availability of the Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may log into the meeting platform beginning at 8:15 a.m. Central Time on May 13, 2020. The meeting will begin promptly at 8:30 a.m. Central Time on May 13, 2020.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question, you may do so during the meeting at www.virtualshareholdermeeting.com/SNBR2020.

Questions pertinent to meeting matters will be recognized and answered during the meeting, subject to time constraints. We reserve the right to edit or reject questions that are profane or otherwise inappropriate. Detailed guidelines for submitting written questions during the meeting will be available at www.virtualshareholdermeeting.com/SNBR2020. Appropriate questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted and answered online at http://ir.sleepnumber.com and be available as soon as practical after the meeting.

If you encounter any technical difficulties accessing the virtual meeting platform during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page. An international technical support number will also be listed.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock “For” the Board’s nominees and “For” each of the other proposals before you promptly by mail, telephone, or Internet as instructed on your proxy card.

By Order of the Board of Directors

Samuel R. Hellfeld
Senior Vice President,
Chief Legal and Risk Officer and Secretary

March 31, 2020

Minneapolis, Minnesota

APPENDIX

SLEEP NUMBER CORPORATION

2020 EQUITY INCENTIVE PLAN

SLEEP NUMBER CORPORATION
2020 EQUITY INCENTIVE PLAN

1.	Purpose of Plan.

The purpose of this Plan is to advance the interests of the Company and its shareholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals to perform services for the Company and its Subsidiaries, providing incentive compensation for such individuals that is linked to the growth and profitability of the Company and increases in shareholder value and aligning the interests of such individuals with the interests of its shareholders through opportunities for equity participation in the Company.

2.	Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires. Terms defined elsewhere in this Plan will have the same meaning throughout this Plan.

2.1       “Adverse Action” means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including: (a) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (c) interfering with the relationships of the Company or any Subsidiary and their respective employees, independent contractors, customers, prospective customers and vendors.

2.2       “Annual Performance Cash Awards” has the meaning set forth in Section 9.1 of this Plan.

2.3       “Award” means, individually or collectively, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Deferred Stock Unit, Performance Award, Annual Performance Cash Award, Non-Employee Director Award, Other Cash-Based Award or Other Stock-Based Award, in each case granted to an Eligible Recipient pursuant to this Plan.

2.4       “Award Agreement” means either: (a) a written or electronic (as provided in Section 22.8) agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic (as provided in Section 22.8) statement issued by the Company to a Participant describing the terms and provisions of such an Award, including any amendment or modification thereof.

2.5       “Board” means the Board of Directors of the Company.

2.6       “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of Common Stock to pay all or a portion of the exercise price of the Option or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver shares of Common Stock to be issued upon such exercise directly to such broker or dealer or their nominee.

2.7       “Cause” means, unless otherwise provided in an Award Agreement, (a) “Cause” as defined in any employment, consulting, severance or similar agreement between the Participant and the Company or one of its Subsidiaries (an “Individual Agreement”), or (b) if there is no such Individual Agreement or if it does not define Cause: (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach by a Participant of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary.

2.8       “Change in Control” means an event described in Section 15.1 of this Plan.

2.9       “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the Code.

2.10       “Committee” means the Management Development and Compensation Committee of the Board or a subcommittee thereof, or any other committee comprised solely of directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and (b) “independent directors” as defined in the Listing Rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted). The members of the Committee will be appointed from time to time by and will serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee, except as otherwise provided in this Plan. Any action duly taken by the Committee will be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements of membership provided herein. In all instances where discretion is accorded to the Committee under this Plan, the Committee will exercise such discretion reasonably and in good faith.

2.11       “Common Stock” means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.5 of this Plan.

2.12       “Company” means Sleep Number Corporation, a Minnesota corporation, and any successor thereto as provided in Section 22.6 of this Plan.

2.13       “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Subsidiary that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.14       “Deferred Stock Unit” means a right granted to an Eligible Recipient pursuant to Section 8 of this Plan to receive shares of Common Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

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2.15       “Director” means a member of the Board.

2.16       “Director Fees” means any compensation payable by the Company in the form of cash to a Non-Employee Director for service as a Non-Employee Director on the Board or any committee of the Board as may be approved from time to time by the Board, excluding expense allowances, reimbursements and insurance premiums paid to or on behalf of such Non-Employee Directors.

2.17       “Disability” means, unless otherwise defined in the Award Agreement or in an Individual Agreement between the Participant and the Company or a Subsidiary, the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.18       “Effective Date” means May 13, 2020 or such later date as this Plan is initially approved by the Company’s shareholders.

2.19       “Eligible Recipients” means all Employees, all Non-Employee Directors and all Consultants.

2.20       “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof. An Employee will not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or Subsidiary during such period. An individual will not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

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2.21       “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.

2.22       “Fair Market Value” means, with respect to the Common Stock, as of any date: (a) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported by the Nasdaq Stock Market or any national securities exchange on which the Common Stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the OTC Bulletin Board, OTC Markets or other comparable quotation service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.23       “Full Value Award” means an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of shares of Common Stock.

2.24       “Grant Date” means the date an Award is granted to a Participant pursuant to this Plan and as determined pursuant to Section 5 of this Plan.

2.25       “Incentive Stock Option” means a right to purchase Common Stock granted to an Employee pursuant to Section 6 of this Plan that is designated as and intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Code.

2.26       “Individual Agreement” has the meaning set forth in Section 2.7 of this Plan.

2.27       “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of this Plan that is not intended to meet the requirements of or does not qualify as an Incentive Stock Option.

2.28       “Non-Employee Director” means a Director who is not an Employee.

2.29       “Non-Employee Director Award” means any Non-Statutory Stock Option, Stock Appreciation Right or Full Value Award granted, whether singly, in combination, or in tandem, to an Eligible Recipient who is a Non-Employee Director, pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan, including any Non-Employee Director Option.

2.30       “Non-Employee Director Option” means a Non-Statutory Stock Option granted to a Non-Employee Director pursuant to Section 10.1 of this Plan.

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2.31       “Option” means an Incentive Stock Option or a Non-Statutory Stock Option, including a Non-Employee Director Option.

2.32       “Other Cash-Based Award” means an Award, denominated and paid in cash, not otherwise described by the terms of this Plan, granted pursuant to Section 11 of this Plan.

2.33       “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Section 11 of this Plan.

2.34       “Participant” means an Eligible Recipient who receives one or more Awards under this Plan.

2.35       “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 8 of this Plan to receive an amount of cash, number of shares of Common Stock, or a combination of both, contingent upon and the value of which at the time it is payable is determined as a function of the extent of the achievement of one or more Performance Goals during a specified Performance Period or the achievement of other objectives during a specified period.

2.36       “Performance Goals” mean with respect to any applicable Award, one or more targets, goals or levels of attainment required to be achieved during the specified Performance Period, as set forth in the related Award Agreement.

2.37       “Performance Period” means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Award.

2.38       “Plan” means this Sleep Number Corporation 2020 Equity Incentive Plan, as may be amended from time to time.

2.39       “Plan Year” means the Company’s fiscal year.

2.40       “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Award, that are to be issued to the Participant upon the grant, exercise, vesting or settlement of such Award.

2.41       “Prior Plan” means the Sleep Number Corporation Amended and Restated 2010 Omnibus Incentive Plan.

2.42       “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

2.43       “Restricted Stock Unit” means an award denominated in shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan.

2.44       “Securities Act” means the Securities Act of 1933, as amended. Any reference to a section of the Securities Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.

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2.45       “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of this Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

2.46       “Stock-Based Award” means any equity-based or equity-related Award made pursuant to this Plan, including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards denominated or payable in shares of Common Stock and Other Stock-Based Awards.

2.47       “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.48       “Target Payout” has the meaning set forth in Section 9.2 of this Plan.

2.49       “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Award.

2.50       “Tax Laws” has the meaning set forth in Section 22.9 of this Plan.

3.	Plan Administration.

3.1       The Committee. The Plan will be administered by the Committee. The Committee will act by majority approval of the members at a meeting or by unanimous written consent, and a majority of the members of the Committee will constitute a quorum. The Committee may exercise its duties, power and authority under this Plan in its sole discretion without the consent of any Participant or other party, unless this Plan specifically provides otherwise. The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any Award granted under this Plan.

3.2       Authority of the Committee. In accordance with and subject to the provisions of this Plan, the Committee will have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan, including the following:

(a)       To designate the Eligible Recipients to be selected as Participants;

(b)       To determine the nature, extent and terms of the Awards to be made to each Participant, including the amount of cash or number of shares of Common Stock to be subject to each Award, any exercise price, the manner in which Awards will vest or become exercisable and whether Awards will be granted in tandem with other Awards, and the form of Award Agreement, if any, evidencing such Award;

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(c)       To determine the time or times when Awards will be granted;

(d)       To determine the duration of each Award;

(e)       To determine the restrictions and other conditions to which the payment or vesting of Awards may be subject;

(f)       To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration and in so doing, to correct any defect, omission, or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Plan fully effective;

(g)       To determine Fair Market Value in accordance with Section 2.22 of this Plan;

(h)       To amend this Plan or any Award Agreement, as provided in this Plan;

(i)       To adopt subplans or special provisions applicable to Awards regulated by the laws of a jurisdiction other than, and outside of, the United States, which subplans or special provisions may take precedence over other provisions of this Plan;

(j)       To authorize any person to execute on behalf of the Company any Award Agreement or any other instrument required to effect the grant of an Award previously granted by the Committee;

(k)       To determine whether Awards will be settled in shares of Common Stock, cash or in any combination thereof;

(l)       Subject to Section 12, to determine whether Awards will be adjusted for “dividend equivalents,” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant; and

(m)       To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock, including restrictions under an insider trading policy, restrictions as to the use of a specified brokerage firm for such resales or other transfers and other restrictions designed to increase equity ownership by Participants or otherwise align the interests of Participants with the Company’s shareholders.

3.3       Delegation. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more directors of the Company or one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Eligible Recipients to be recipients of Awards pursuant to this Plan; and (b) determine the size of any such Awards; provided, however, that (x) the Committee will not delegate such responsibilities to any such director(s) or officer(s) for any Awards granted to an Eligible Recipient who is considered a Covered Employee or who is subject to the reporting and liability provisions of Section 16 under the Exchange Act; (y) the resolution providing such authorization will set forth the type of Awards and total number of each type of Awards such director(s) or officer(s) may grant; and (z) such director(s) or officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

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3.4       No Re-pricing. Except in connection with a Change in Control, notwithstanding any other provision of this Plan other than Section 4.5, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling an “underwater” Option or Stock Appreciation Right in exchange for (A) cash; (B) replacement Options or Stock Appreciation Rights having a lower exercise price; or (C) other Awards; or (iii) repurchasing the underwater Options or Stock Appreciation Rights and granting new Awards under this Plan. For purposes of this Section 3.4, an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.

3.5       Participants Based Outside of the United States. In addition to the authority of the Committee under Section 3.2(i) and notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, amend the terms of this Plan or Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests or to meet objectives of this Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee will have no authority, however, to take action pursuant to this Section 3.5: (i) to reserve shares of Common Stock or grant Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.4; (iii) to grant Options or Stock Appreciation Rights having an exercise price less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date in violation of Section 6.3 or Section 7.3; or (iv) for which shareholder approval would then be required pursuant to Section 422 of the Code or the rules of any stock exchange on which shares of Common Stock may be listed for trading.

4.	Shares Available for Issuance.

4.1       Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan will be 3,240,000 shares less one share for every share subject to an Award granted under the Prior Plan after December 28, 2019. Upon effectiveness of this Plan, no further awards will be granted under the Prior Plan.

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4.2       Restrictions on Incentive Stock Options. Notwithstanding any other provisions of this Plan to the contrary and subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of shares of Common Stock that will be available for issuance pursuant to Incentive Stock Options under this Plan will be 3,240,000 shares.

4.3       Limits on Non-Employee Director Awards. Notwithstanding any other provisions of this Plan to the contrary, Awards granted during a single Plan Year to any Non-Employee Director, taken together with any cash fees paid during the Plan Year to the Non-Employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

4.4       Accounting for Awards. If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 28, 2019 any Shares subject to an award under the Prior Plan is forfeited, expires or settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under Section 4.1 of this Plan. In the event that withholding tax liabilities arising from an Award (other than an Option or SAR) or, after December 28, 2019, an award under the Prior Plan (other than an option or stock appreciation right) is satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under Section 4.1 of this Plan; provided, however, that Shares that again become available for issuance under this Plan pursuant to this Section 4.4 shall not increase the numbers of Shares that may be granted under the Plan in connection with Incentive Stock Options. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 of this Plan: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or an option under the Prior Plan, (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs or options or stock appreciation rights under the Prior Plan, (iii) Shares subject to a SAR or a stock appreciation right under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options under the Prior Plan.

4.5       Adjustments to Shares and Awards.

(a)       In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to: (i) the number and kind of securities or other property (including cash) available for issuance or payment under this Plan, and (ii) in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Awards, the exercise price of outstanding Awards, and other terms and conditions of any outstanding Awards, including any Performance Goals or criteria with respect thereto. The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under this Plan.

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(b)       Notwithstanding anything else herein to the contrary, without affecting the number of shares of Common Stock reserved or available hereunder, the limits in Section 4.2(a) and (b), the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 409A, 422 and 424 of the Code, as and where applicable.

4.6       Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than Annual Performance Cash Awards and Other Cash-Based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries in accordance with Section 20 of this Plan, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the Grant Date and the next annual meeting of shareholders of the Company which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.5); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

5.	Participation.

Participants in this Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of the objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time Awards, singly or in combination or in tandem with other Awards, as may be determined by the Committee in its sole discretion. Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Award Agreement with the Participant.

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6.	Options.

6.1       Grant. An Eligible Recipient may be granted Options under this Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Incentive Stock Options may be granted only to Eligible Recipients who are Employees of the Company or a Subsidiary. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of this Plan but will thereafter be deemed to be a Non-Statutory Stock Option. Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

6.2       Award Agreement. Each Option grant will be evidenced by an Award Agreement that will specify the exercise price of the Option, the maximum duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which an Option will become vested and exercisable, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan. The Award Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option.

6.3       Exercise Price. Except for Options granted pursuant to Section 20 of this Plan, the per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date (or not less than one hundred and ten percent (110%) of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4       Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including (i) the achievement of one or more of the Performance Goals; or that (ii) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after ten (10) years from the Grant Date (five (5) years from the Grant Date in the case of an Incentive Stock Option that is granted to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, if the exercise of an “in-the-money” Option that is exercisable in accordance with its terms is prevented by the provisions of Section 17, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.

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6.5       Payment of Exercise Price.

(a)       The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, either by actual delivery or attestation as to ownership, of Previously Acquired Shares; (iii) a “net exercise” of the Option (as further described in paragraph (b), below); (iv) by a combination of such methods; or (v) any other method approved or accepted by the Committee in its sole discretion. Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any Awards granted under this Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(b)       In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 14 of this Plan.

(c)       For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date of the Option.

6.6       Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants) and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of this Plan.

7.	Stock Appreciation Rights.

7.1       Grant. An Eligible Recipient may be granted Stock Appreciation Rights under this Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii).

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7.2       Award Agreement. Each Stock Appreciation Right will be evidenced by an Award Agreement that will specify the exercise price of the Stock Appreciation Right, the term of the Stock Appreciation Right, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.

7.3       Exercise Price. Except for Stock Appreciation Rights granted pursuant to Section 20 of this Plan, the exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the Grant Date; provided, however, that such price may not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date.

7.4       Exercisability and Duration. A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its Grant Date. Notwithstanding the foregoing, if the exercise of an “in-the-money” SAR that is exercisable in accordance with its terms is prevented by the provisions of Section 17, the SAR will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such SAR.

7.5       Manner of Exercise. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.6, subject to any other terms and conditions consistent with the other provisions of this Plan as may be determined by the Committee in its sole discretion.

7.6       Settlement. Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)       The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the per share exercise price; by

(b)       The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

7.7       Form of Payment. Payment, if any, with respect to a Stock Appreciation Right settled in accordance with Section 7.6 will be made in accordance with the terms of the applicable Award Agreement, in cash, shares of Common Stock or a combination thereof, as the Committee determines.

8.	Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units.

8.1       Grant. An Eligible Recipient may be granted Restricted Stock Awards, Restricted Stock Units or Deferred Stock Units under this Plan, and such awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Restricted Stock Units and Deferred Stock Units will be similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the Grant Date of the Restricted Stock Units or Deferred Stock Units. Restricted Stock Units and Deferred Stock Units will be denominated in shares of Common Stock but paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, will determine, and as provided in the Award Agreement. Any Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit may be granted in the form of a Performance Award subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more Performance Goals.

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8.2       Award Agreement. Each Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit grant will be evidenced by an Award Agreement that will specify the type of Award, the period(s) of restriction, the number of shares of restricted Common Stock, or the number of Restricted Stock Units or Deferred Stock Units granted, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan, including, in the case of a Performance Award, any Performance Goals upon which the Performance Award is subject and any Performance Period during which any Performance Goals must be achieved.

8.3       Conditions and Restrictions. The Committee will impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Restricted Stock Awards, Restricted Stock Units or Deferred Stock Units as it deems appropriate, including (a) the achievement of one or more of the Performance Goals; or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.

8.4       Rights as a Shareholder. Except as provided in Sections 8.1, 8.5, 8.6, 12.2 and 17.3 of this Plan, upon a Participant becoming the holder of record of shares of Common Stock issued under a Restricted Stock Award pursuant to this Section 8, the Participant will have all voting, dividend, liquidation and other rights with respect to such shares (other than the right to sell or transfer such shares) as if such Participant were a holder of record of shares of unrestricted Common Stock. A Participant will have no voting, dividend, liquidation and other rights with respect to any Restricted Stock Units granted hereunder.

8.5       Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates or a notation on the book entry notation representing Restricted Stock Awards referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book entry stock account with the Company’s transfer agent. Alternatively, Restricted Stock Awards may be held in non-certificated form pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.

8.6       Lapse of Restrictions; Settlement. Except as otherwise provided in this Section 8, shares of Common Stock underlying a Restricted Stock Award will become freely transferable by the Participant after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations). Upon the vesting of a Restricted Stock Unit, the Restricted Stock Unit will be settled, subject to the terms and conditions of the applicable Award Agreement, (a) in cash, based upon the Fair Market Value of the vested underlying shares of Common Stock, (b) in shares of Common Stock or (c) a combination thereof, as provided in the Award Agreement, except to the extent that a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan or arrangement.

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8.7       Section 83(b) Election for Restricted Stock Award. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant must file, within thirty (30) days following the Grant Date of the Restricted Stock Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in the Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Code.

8.8       Performance Measure Elements. The Performance Goals upon which the payment or vesting of a Performance Award may include, without limitation, one or more of the following performance measure elements:

(a)       Sales and Revenue Measure Elements: gross revenue or sales; sales allowances; net revenue or net sales; invoiced revenue or sales; collected revenue or sales; revenues from new products; and bad debts.

(b)       Expense Measure Elements: direct material costs; direct labor costs; indirect labor costs; direct manufacturing costs; indirect manufacturing costs; cost of goods sold; sales, general and administrative expenses; operating expenses; non-cash expenses; tax expense; non-operating expenses; and total expenses.

(c)       Profitability and Productivity Measure Elements: gross margin; net operating income; EBITDA (earnings before interest, taxes, depreciation and amortization); EBIT (earnings before interest and taxes); NOPAT (net operating income after taxes); net income; net cash flow; and net cash flow from operations.

(d)       Asset Utilization and Effectiveness Measure Elements: cash; excess cash; accounts receivable; inventory (WIP or finished goods); current assets; working capital; total capital; fixed assets; total assets; standard hours; plant utilization; purchase price variance; and manufacturing overhead variance.

(e)       Debt and Equity Measure Elements: accounts payable; current accrued liabilities; total current liabilities; total debt; debt principal payments; net current borrowings; total long-term debt; credit rating; retained earnings; total preferred equity; total common equity; and total equity.

(f)       Shareholder and Return Measure Elements: earnings per share (diluted and fully diluted); stock price; dividends; shares repurchased; total return to shareholders; debt coverage ratios; return on assets; return on equity; return on invested capital; and economic profit (for example, economic value added).

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(g)       Customer and Market Measure Elements: dealer/channel size/scope; dealer/channel performance/effectiveness; order fill rate; customer satisfaction; customer service/care; brand awareness and perception; market share; warranty rates; product quality; and channel inventory.

(h)       Organizational and Employee Measure Elements: headcount; employee performance; employee productivity; standard hours; employee engagement/satisfaction; employee turnover; and employee diversity.

8.9       Form and Timing of Performance Award Payment. Subject to the terms of this Plan, after the applicable Performance Period (which will not be deemed to be complete until any applicable vesting restrictions based on the continuous employment or service with the Company or a Subsidiary for a certain period have been satisfied) has ended, the holder of Performance Awards will be entitled to receive payment on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payment of earned Performance Awards will be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period. Payment of any Performance Award will be made as soon as practicable after the Committee has determined the extent to which the applicable Performance Goals have been achieved and not later than the March 15th immediately following the end of the Performance Period, or earlier than the January 1st preceding such March 15, except to the extent that a Participant has properly elected to defer payment that may be attributable to a Performance Award under a Company deferred compensation plan or arrangement. The determination of the Committee with respect to the form of payment of Performance Awards will be set forth in the Award Agreement pertaining to the grant of the award. Any shares of Common Stock issued in payment of earned Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee, including that the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.

8.10       Adjustment of Performance Goals, Performance Periods or other Vesting Criteria. The Committee may amend or modify the vesting criteria (including any Performance Goals or Performance Periods) of any outstanding Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Sections 4.5(a) or 8.11 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, or to address any other change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be final, conclusive and binding on Participants under this Plan.

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9.	Annual Performance Cash Awards.

9.1       Grant. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant to Participants Awards denominated in cash in such amounts and upon such terms as the Committee may determine, based on the achievement of specified Performance Goals, including individual performance goals, for annual periods or other time periods as determined by the Committee (the “Annual Performance Cash Awards”).

9.2       Payment. Payment of any earned Annual Performance Cash Awards will be made as soon as possible after the Committee has determined the extent to which the applicable Performance Goals and individual performance goals have been achieved and not later than the March 15th immediately following the end of the performance period or earlier than the January 1st preceding such March 15th, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Annual Performance Cash Award under a Company deferred compensation plan or arrangement.

10.	Non-Employee Director Awards.

10.1       Awards to Non-Employee Directors. The Committee at any time and from time to time may grant to Non-Employee Directors such Non-Employee Director Awards on such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, and set forth in an applicable Award Agreement.

10.2       Shares in Lieu of Director Fees. A Non-Employee Director may elect to receive shares of Common Stock in lieu of Director Fees by giving written notice of such election to the Company in a form approved by the Committee. Such an election shall be effective with respect to any such Director Fees payable commencing with the next calendar quarter following the date of the election. An election to receive payment of Director Fees in the form of shares of Common Stock may be revoked only by a subsequent election to receive payment of Director Fees in cash or to defer such Director Fees pursuant to Section 10.3. Such an election shall be effective with respect to Director Fees payable commencing with the next calendar quarter following the date of the election. The number of shares of Common Stock to be paid to a Non-Employee Director pursuant to this Section 10.2 shall be determined by dividing the amount of Director Fees payable by the Fair Market Value of the Common Stock on the date such Director Fees would have been paid in cash but for the Participant’s election to receive payment of such Director Fees in the form of Common Stock. The amount of any fractional share shall be paid in cash.

10.3       Deferral of Award Payment. The Committee may permit a Non-Employee Director the opportunity to defer the grant or payment of an Award pursuant to such terms and conditions as the Committee may prescribe from time to time.

11.	Other Cash-Based Awards and Other Stock-Based Awards.

11.1       Other Cash-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant Other Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

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11.2       Other Stock-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee will determine. Such Awards may involve the transfer of actual shares of Common Stock to Participants or payment in cash or otherwise of amounts based on the value of shares, and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3       Value of Other Cash-Based Awards and Other Stock-Based Awards. Each Other Cash-Based Award will specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award will be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. The Committee may establish Performance Goals in its discretion for any Other Cash-Based Award or any Other Stock-Based Award. If the Committee exercises its discretion to establish Performance Goals for any such Awards, the number or value of Other Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

11.4       Payment of Other Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to an Other Cash-Based Award or an Other Stock-Based Award will be made in accordance with the terms of the Award, in cash for any Other Cash-Based Award and in cash or shares of Common Stock for any Other Stock-Based Award, as the Committee determines, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Cash-Based Award or Other Stock-Based Award under a Company deferred compensation plan or arrangement.

12.	Dividends and Dividend Equivalents.

12.1       Grant of Dividend Equivalents. Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares of Common Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on shares of Common Stock that are subject to an Option or Stock Appreciation Right and further, no dividend or dividend equivalents will be paid out with respect to any unvested Awards.

12.2       Restricted Stock Awards. To the extent permitted or required by applicable law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will have the same dividend rights as the Company’s other shareholders. Notwithstanding the foregoing, any such dividends as to a Restricted Stock Award that is subject to vesting requirements will be subject to forfeiture and termination to the same extent as the Restricted Stock Award to which such dividends relate and the Award Agreement may require that any cash dividends be reinvested in additional shares of Common Stock subject to the Restricted Stock Award and subject to the same conditions and restrictions as the Restricted Stock Award with respect to which the dividends were paid. In no event will dividends with respect to Restricted Stock Awards that are subject to vesting be paid or distributed until the vesting provisions of such Restricted Stock Award lapse.

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12.3       Restricted Stock Units and Deferred Stock Units. To the extent permitted or required by applicable law, as determined by the Committee, prior to settlement or forfeiture, any Restricted Stock Units or Deferred Stock Units awarded under this Plan may, at the Committee’s discretion, carry with it a right to Dividend Equivalents. Such right entitles the Participant to be credited with any amount equal to all cash dividends paid on one share of Common Stock while the Restricted Stock Unit or Deferred Stock Unit is outstanding. Dividend Equivalents may be converted into additional Restricted Stock Units or Deferred Stock Units and may (and will, to the extent required below) be made subject to the same conditions and restrictions as the Restricted Stock Units or Deferred Stock Units to which they attach. Settlement of Dividend Equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both. Dividend Equivalents as to Restricted Stock Units or Deferred Stock Units will be subject to forfeiture and termination to the same extent as the corresponding Restricted Stock Units or Deferred Stock Units as to which the Dividend Equivalents relate. In no event will Participants holding Restricted Stock Units or Deferred Stock Units receive any Dividend Equivalents on such Restricted Stock Units or Deferred Stock Units until the vesting provisions of such Restricted Stock Units or Deferred Stock Units lapse.

12.4       Performance Awards. Participants holding Performance Awards granted under this Plan will not receive any cash dividends or Dividend Equivalents based on the dividends declared on shares of Common Stock that are subject to such Performance Awards during the period between the date that such Performance Awards are granted and the date such Performance Awards are settled.

13.	Termination of Employment or Other Service.

13.1       Effect of Termination of Employment or Other Service. Unless otherwise expressly set forth in an Individual Agreement, the Committee will have the sole discretion to determine and set forth in an Award Agreement the effect that the termination of a Participant’s employment or other service with the Company and all Subsidiaries may have on any Award.

13.2       Modification of Rights upon Termination. Notwithstanding the other provisions of this Section 13, upon a Participant’s termination of employment or other service with the Company or any Subsidiary, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options or Stock Appreciation Rights (or any part thereof) held by such Participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Annual Performance Cash Awards, Non-Employee Director Awards, Other Cash-Based Awards and Other Stock-Based Awards held by such Participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option or Stock Appreciation Right may remain exercisable beyond its expiration date.

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13.3     Determination of Termination of Employment or Other Service.

(a)       The change in a Participant’s status from that of an Employee to that of a Consultant will, for purposes of this Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b)       The change in a Participant’s status from that of a Consultant or Director to that of an Employee or from that of an Employee to that of a Director will not, for purposes of this Plan, be deemed to result in a termination of such Participant’s service as a Consultant or Employee, respectively, and such Participant will thereafter be deemed to be an Employee or Director, respectively, until such Participant’s employment or service is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment or service (subject to paragraph (a) above).

(c)       Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of this Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

(d)       Notwithstanding the foregoing, if payment of an Award that is subject to Section 409A of the Code is triggered by a termination of a Participant’s employment or other service, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code, and any change in employment status that constitutes a “separation from service” under Section 409A of the Code will be treated as a termination of employment or service, as the case may be.

13.4     Additional Forfeiture Events.

(a)       Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Section 13.4, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (i) all rights of the Participant under this Plan and any Award Agreements evidencing an Award then held by the Participant will terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any shares subject to any Award). The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of share certificates upon the vesting of any Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. Unless otherwise provided by the Committee in an applicable Award Agreement, this Section 14.4(a) will not apply to any Participant following a Change in Control.

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(b)       Forfeiture or Clawback of Awards. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 will reimburse the Company for the amount of any Award received by such individual under this Plan during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement. The Company also may seek to recover any Award made as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other clawback, forfeiture or recoupment provision required by applicable law or under the requirements of any stock exchange or market upon which the Common Stock is then listed or traded. In addition, all Awards under this Plan will be subject to forfeiture or other penalties pursuant to any clawback or forfeiture policy of the Company, as in effect from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award agreement.

14.	Payment of Withholding Taxes.

14.1       General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines is necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Award, including the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Award. When withholding for taxes is effected under this Plan, it shall be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable government entity.

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14.2       Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 14.1 of this Plan by withholding shares of Common Stock underlying an Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Common Stock withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

15.	Change in Control.

15.1       Change in Control. For purposes of this Plan, “Change in Control” means the occurrence of any one of the following events:

(i) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary; (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (C) by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 35% or more of Company Voting Securities by such person;

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(iii) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (1) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) The consummation of a sale of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

15.2       Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.5 of this Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the Award Agreement evidencing an Award at the time of grant or at any time after the grant of an Award the following provisions will apply:

(a)       If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such acquiring corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the outstanding Awards or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then (a) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in employment or service with the Company or any Subsidiary; (b) all restrictions and vesting requirements applicable to any Award based solely on the continued service of the Participant will terminate; and (c) all Awards the vesting or payment of which are based on Performance Goals will vest as though such Performance Goals were fully achieved at target and will become immediately payable; provided, however, that no Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code. The treatment of any other Awards in the event of a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

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(b)       If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards or such substitutes therefore shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

(c)       If (i) a Participant’s employment or other service with the Company and all Subsidiaries is terminated without Cause or Adverse Action within two (2) years following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then (x) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options or Stock Appreciation Rights have been granted remains in employment or service with the Company or any Subsidiary; (y) all restrictions and vesting requirements applicable to any Award based solely on the continued service of the Participant will terminate; and (z) all Awards the vesting or payment of which are based on Performance Goals will vest as though such Performance Goals were fully achieved at target and will become immediately payable; provided, however, that no Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code. The treatment of any other Awards in the event of a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement.

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(d)       If (i) a Participant’s employment or other service with the Company and all Subsidiaries is terminated for Cause or Adverse Action within two (2) years following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Awards or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all rights of the Participant under this Plan and any Award Agreements evidencing an Award then held by the Participant will terminate and be forfeited without notice of any kind.

15.3       Alternative Treatment of Stock-Based Awards. In connection with a Change in Control, the Committee in its sole discretion, either in an Award Agreement at the time of grant of a Stock-Based Award or at any time after the grant of such an Award, may determine that any or all outstanding Stock-Based Awards granted under this Plan, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Stock-Based Award will receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a share of Common Stock in connection with such Change in Control and the purchase price per share, if any, under the Award, multiplied by the number of shares of Common Stock subject to such Award (or in which such Award is denominated); provided that if such product is zero ($0) or less or to the extent that the Award is not then exercisable, the Award may be canceled and terminated without payment therefor; provided, however, that no Stock-Based Award that provides for a deferral of compensation within the meaning of Section 409A of the Code will be cashed out upon the occurrence of a Change in Control unless the event or circumstances constituting the Change in Control also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A of the Code. The treatment of any other Stock-Based Awards in the event of a Change in Control will be as determined by the Committee in connection with the grant thereof, as reflected in the applicable Award Agreement. If any portion of the consideration pursuant to a Change in Control may be received by holders of shares of Common Stock on a contingent or delayed basis, the Committee may, in its sole discretion, determine the fair market value per share of such consideration as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Notwithstanding the foregoing, any shares of Common Stock issued pursuant to a Stock-Based Award that immediately prior to the effectiveness of the Change in Control are subject to no further restrictions pursuant to this Plan or an Award Agreement (other than pursuant to the securities laws) will be deemed to be outstanding shares of Common Stock and receive the same consideration as other outstanding shares of Common Stock in connection with the Change in Control.

15.4       Limitation on Change in Control Payments. Notwithstanding anything in Section 15.2 or 15.3 to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award as provided in Section 15.2 or the payment of cash in exchange for all or part of a Stock-Based Award as provided in Section 15.3 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 15.2 or 15.3 will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided further that such payments will be reduced (or acceleration of vesting eliminated) in the following order: (i) options with an exercise price above fair market value that have a positive value for purposes of Section 280G of the Code, (ii) pro rata among Awards that constitute deferred compensation under Section 409A of the Code, and (iii) finally, among the Awards that are not subject to Section 409A of the Code. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or an Affiliate or Subsidiary that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 15.4 will not apply and any “payments” to a Participant pursuant to Section 15.2 or 15.3 will be treated as “payments” arising under such separate agreement.

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16.	Rights of Eligible Recipients and Participants; Transferability.

16.1       Employment. Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue employment or other service with the Company or any Subsidiary.

16.2       No Rights to Awards. No Participant or Eligible Individual will have any claim to be granted any Award under this Plan.

16.3       Rights as a Shareholder. Except as otherwise provided herein, a Participant will have no rights as a shareholder with respect to shares of Common Stock covered by any Stock-Based Award unless and until the Participant becomes the holder of record of such shares.

16.4       Restrictions on Transfer.

(a)       Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting, issuance or settlement of such Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)       A Participant will be entitled to designate a beneficiary to receive an Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 13 of this Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 13 of this Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under this Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.

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(c)       Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option or Stock Appreciation Right, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent (50%) of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including execution or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

16.5       Non-Exclusivity of this Plan. Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

17.	Securities Law and Other Restrictions.

Notwithstanding any other provision of this Plan or any Award Agreements entered into pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

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18.	Deferred Compensation; Compliance with Section 409A.

It is intended that all Awards issued under the Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreements and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Code Section 409A: (a) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code; (b) if any amount is payable under such Award upon a Disability, a Disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Code Section 409A; (c) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” as such terms are defined for purposes of Code Section 409A; (d) if any amount becomes payable under such Award on account of a Participant’s a “separation from service” within the meaning of Section 409A of the Code at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment will be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the date of the Participant’s a “separation from service” within the meaning of Section 409A of the Code or (ii) the Participant’s death; and (e) no amendment to or payment under such Award will be made except and only to the extent permitted under Code Section 409A. With respect to an Award that is exempt from the requirements of Code Section 409A as a short term deferral under Treas. Reg. Sec. 1.409A-1(b)(4) or by reason of the separation pay exception under Treas. Reg. Sec. 1.409A-1(b)(9), if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards, and in no event shall the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law

19.	Amendment, Modification and Termination.

19.1       Generally. Subject to other subsections of this Section 19 and Sections 3.4 and 19.3, the Board at any time may suspend or terminate this Plan (or any portion thereof) or terminate any outstanding Award Agreement and the Committee, at any time and from time to time, may amend this Plan or amend or modify the terms of an outstanding Award. The Committee’s power and authority to amend or modify the terms of an outstanding Award includes the authority to modify the number of shares or other terms and conditions of an Award, extend the term of an Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however that the amended or modified terms are permitted by this Plan as then in effect and that any Participant materially adversely affected by such amended or modified terms has consented to such amendment or modification.

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19.2       Shareholder Approval. No amendments to this Plan will be effective without approval of the Company’s shareholders if: (a) shareholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Common Stock is then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan; or (b) such amendment would: (i) modify Section 3.4; (ii) materially increase benefits accruing to Participants; (iii) subject to Section 4.5, increase the aggregate number of shares of Common Stock issued or issuable under this Plan; (iv) modify the eligibility requirements for Participants in this Plan; or (v) reduce the minimum exercise price as set forth in Sections 6.3 and 7.3.

19.3       Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, suspension or amendment of this Plan may materially adversely affect any outstanding Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.4, 4.5, 9.6, 14, 16, 19 or 20.4 of this Plan.

19.4       Amendments to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for purposes of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 19.4 to any Award granted under this Plan without further consideration or action.

20.	Substituted Awards.

The Committee may grant Awards under this Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, subject to compliance with the rules under Sections 409A, 422 and 424 of the Code, as and where applicable.

21.	Effective Date and Duration of this Plan.

The Plan is effective as of the Effective Date. The Plan will terminate at midnight on May 12, 2030, and may be terminated prior to such time by Board action. No Award will be granted after termination of this Plan, but Awards outstanding upon termination of this Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

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22.	Miscellaneous.

22.1       Usage. In this Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used herein also will include the feminine, (b) the plural will include the singular, and the singular will include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.

22.2       Unfunded Plan. Participants will have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder will be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in this Plan.

22.3       Relationship to Other Benefits. No payment under this Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.

22.4       Fractional Shares. No fractional shares of Common Stock will be issued or delivered under this Plan or any Award. The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.

22.5       Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions. Unless otherwise provided in an Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Minnesota to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

22.6       Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

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22.7       Construction. Wherever possible, each provision of this Plan and any Award Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Plan or any Award Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Plan and the Award Agreement also will continue to be valid, and the entire Plan and Award Agreement will continue to be valid in other jurisdictions.

22.8       Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.

22.9       No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of this Plan to the contrary, the Company and its Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties, and interest under the Tax Laws.

22.10       Indemnification. Subject to any limitations and requirements under applicable law, each individual who is or will have been a member of the Board, or a Committee appointed by the Board, or an officer or Employee of the Company to whom authority was delegated in accordance with Section 3.3 of this Plan, will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or pursuant to any agreement with the Company, or any power that the Company may have to indemnify them or hold them harmless.

31

SLEEP NUMBER CORPORATION 1001 THIRD AVENUE SOUTH MINNEAPOLIS, MN 55404

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SNBR2020

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D01795-P33141	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

SLEEP NUMBER CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors ☐	☐	☐
Nominees:

01) Julie M. Howard
02) Kathleen L. Nedorostek
03) Jean-Michel Valette

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain

2.	Approve the Sleep Number Corporation 2020 Equity Incentive Plan.					☐	☐	☐

3.	Advisory Vote on Executive Compensation (Say-on-Pay).					☐	☐	☐

4.	Ratification of Selection of Independent Registered Public Accounting Firm.					☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

SLEEP NUMBER CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 13, 2020

 8:30 a.m. Central Time

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

 The Combined Document is available at www.proxyvote.com.

D01796-P33141

Sleep Number Corporation 1001 Third Avenue South Minneapolis, MN 55404

This proxy is solicited by the Board of Directors of Sleep Number Corporation for use at the Annual Meeting of Shareholders to be held on May 13, 2020.

The undersigned hereby appoints Shelly R. Ibach and Samuel R. Hellfeld (collectively, the “Proxies”), and each of them, with full power of substitution, as Proxies, to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Sleep Number Corporation to be held on May 13, 2020, at 8:30 a.m. Central Time, and at any adjournment or postponement thereof. Such shares will be voted as directed with respect to the proposals listed on the reverse side hereof and, in the Proxies’ discretion, as to any other matter that may properly come before the meeting or at any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED ON THE REVERSE SIDE, “FOR” PROPOSALS 2, 3 AND 4, SET FORTH ON THE REVERSE SIDE, and in the discretion of management with respect to such other business as may properly come before the meeting or any adjournment thereof.

See reverse for voting instructions.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 13, 2020.

Meeting Information
SLEEP NUMBER CORPORATION	Meeting Type: For holders as of:	Annual Meeting March 18, 2020
Date: May 13, 2020 Time: 8:30 AM Central Time
Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/SNBR2020.
The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/SNBR2020 and be sure to have the information that is printed in the box marked by the arrow (located on the following page).

SLEEP NUMBER CORPORATION 1001 THIRD AVENUE SOUTH MINNEAPOLIS, MN 55404

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

D01844-P33141

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

COMBINED DOCUMENT

How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 29, 2020 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote By Internet:

Before The Meeting:

Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow  (located on the following page) available and follow the instructions.

During The Meeting:

Go to www.virtualshareholdermeeting.com/SNBR2020. Have the information that is printed in the box marked by the arrow    (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

D01845-P33141

Voting Items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees:

01)	Julie M. Howard
02)	Kathleen L. Nedorostek
03)	Jean-Michel Valette

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.	Approve the Sleep Number Corporation 2020 Equity Incentive Plan.

3.	Advisory Vote on Executive Compensation (Say-on-Pay).

4.	Ratification of Selection of Independent Registered Public Accounting Firm.

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

D01846-P33141